FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-17

Dated October 6, 2015	JPMBB 2015-C32

Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2015-C32
$1,148,162,649 (Approximate Mortgage Pool Balance)

$1,062,050,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

Commercial Mortgage Pass-Through Certificates Series 2015-C32

JPMorgan Chase Bank, National Association

Barclays Bank PLC

Starwood Mortgage Funding II LLC

MC-Five Mile Commercial Mortgage Finance LLC

Redwood Commercial Mortgage Corporation

RAIT Funding, LLC

Mortgage Loan Sellers

J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner

Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated October 6, 2015	JPMBB 2015-C32

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) or Drexel Hamilton, LLC (“Drexel”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / DBRS / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$80,183,000	30.000%	2.52	11/15-4/20	47.1%	14.9%
A-2	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$244,690,000	30.000%	4.89	4/20-10/20	47.1%	14.9%
A-3	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$28,747,000	30.000%	6.88	9/22-9/22	47.1%	14.9%
A-4	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$100,000,000	30.000%	9.70	6/25-8/25	47.1%	14.9%
A-5	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$234,856,000	30.000%	9.83	8/25-9/25	47.1%	14.9%
A-SB	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$115,238,000	30.000%	7.14	4/20-6/25	47.1%	14.9%
X-A(6)	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)	$855,381,000	N/A	N/A	N/A	N/A	N/A
X-B(6)	Aa3(sf) / AA-sf / AAA(sf) / AAA(sf)	$57,408,000	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)	$51,667,000	25.500%	9.88	9/25-9/25	50.1%	14.0%
B(7)(8)	Aa3(sf) / AA-sf / AA(low)(sf) / AA-(sf)	$57,408,000	20.500%	9.91	9/25-10/25	53.5%	13.1%
C(7)(8)	NR / NR / A(low)(sf) / A-(sf)	$99,029,000	11.875%	9.96	10/25-10/25	59.3%	11.8%
EC(7)(8)(9)	NR / NR / A(low)(sf) / A-(sf)	$208,104,000	11.875%	9.93	9/25-10/25	59.3%	11.8%
D	NR / NR / BBB(low)(sf) / BBB-(sf)	$50,232,000	7.500%	9.96	10/25-10/25	62.3%	11.2%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s / Fitch / DBRS / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C(6)	NR / NR / AAA(sf) / AAA(sf)	$99,029,000	N/A	N/A	N/A	N/A	N/A
X-D(6)	NR / NR / AAA(sf) / BBB-(sf)	$50,232,000	N/A	N/A	N/A	N/A	N/A
E	NR / NR / BB(low)(sf) / BB-(sf)	$28,705,000	5.000%	9.96	10/25-10/25	63.9%	10.9%
F	NR / NR / B(sf) / B(sf)	$11,481,000	4.000%	9.96	10/25-10/25	64.6%	10.8%
G	NR / NR / B(low)(sf) / NR	$11,482,000	3.000%	9.96	10/25-10/25	65.3%	10.7%
NR	NR / NR / NR / NR	$34,444,648	0.000%	9.96	10/25-10/25	67.3%	10.4%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.

(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a October 29, 2015 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated October 6, 2015 (the “Free Writing Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-C and Class X-D Notional Amounts are defined in the Free Writing Prospectus.

(7)	A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)	The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)	Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)	The Class X-C, Class X-D, Class E, Class F, Class G, Class NR, Class R and Class Z Certificates are not being offered by the Free Writing Prospectus and this Term Sheet. The Class Z and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Summary of Transaction Terms

Securities Offered:	$1,062,050,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers	J.P. Morgan Securities LLC and Barclays Capital Inc.
and Joint Bookrunners:

Co-Manager:	Drexel Hamilton, LLC.

Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (43.4%), Barclays Bank PLC (“Barclays”) (26.5%), Starwood Mortgage Funding II LLC (“SMF II”) (12.8%), MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) (8.3%), Redwood Commercial Mortgage Corporation (“RCMC”) (6.4%) and RAIT Funding, LLC (2.5%).

Master Servicer:	Wells Fargo Bank, National Association (“Wells”).

Special Servicer:	LNR Partners, LLC.

Directing Certificateholder:	LNR Securities Holdings, LLC.

Trustee:	Wilmington Trust, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“DBRS”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Pricing Date:	On or about October 13, 2015.

Closing Date:	On or about October 29, 2015.

Cut-off Date:	With respect to each mortgage loan, the related due date in October 2015, or with respect to any mortgage loan that has its first due date in November 2015, the date that would otherwise have been the related due date in October 2015.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in November 2015.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in November 2015.

Assumed Final Distribution Date:	The Distribution Date in October 2025, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in November 2048.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class EC and Class D Certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-C, Class X-D, Class E, Class F, Class G, Class NR, Class R and Class Z Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, or (ii) if the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as “U-Haul Portfolio” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing the outstanding principal balance of the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as “U-Haul Portfolio” on the date that is the 10-year anniversary from the start-up date of the trust by the aggregate principal balance of the mortgage loans as of the cut-off date and (y) the aggregate principal balance of the mortgage loans as of the cut-off date; provided, however, that this termination right will not be exercisable at the principal balance amount threshold specified in clause (ii) above earlier than the distribution date in October 2025.

Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Summary of Transaction Terms

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation and Markit.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,148,162,649
Number of Mortgage Loans:	89
Number of Mortgaged Properties:	273
Average Cut-off Date Balance per Mortgage Loan:	$12,900,704
Weighted Average Current Mortgage Rate:	4.68955%
10 Largest Mortgage Loans as % of IPB:	44.0%
Weighted Average Remaining Term to Maturity(1):	109 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.52x
Weighted Average UW NOI Debt Yield(2):	10.4%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	67.3%
Weighted Average Maturity Date LTV(1)(2)(4):	56.8%

Other Statistics
% of Mortgage Loans with Additional Debt:	17.7%
% of Mortgaged Properties with Single Tenants:	6.8%

Amortization
Weighted Average Original Amortization Term(5):	351 months
Weighted Average Remaining Amortization Term(5):	350 months
% of Mortgage Loans with Amortizing Balloon:	49.4%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	43.5%
% of Mortgage Loans with Full Amortization:	4.3%
% of Mortgage Loans with ARD-Balloon:	2.5%
% of Mortgage Loans with Interest-Only:	0.3%

Cash Management(6)
% of Mortgage Loans with In-Place, CMA Lockboxes:	43.7%
% of Mortgage Loans with Springing Lockboxes:	35.2%
% of Mortgage Loans with In-Place, Hard Lockboxes:	17.7%
% of Mortgage Loans with No Lockbox:	3.3%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	90.0%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	44.4%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	87.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	76.6%

(1)	In the case of Loan No. 13, with an anticipated repayment date, as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 2, 5, 7, 9, 13, 14, 16 and 17 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV calculations exclude the related Subordinate Companion Loan.

(3)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.

(4)	In the case of Loan Nos. 1, 2, 9, 12, 14 and 22, the Cut-off Date LTV Ratio and the Maturity Date LTV are calculated at least in part by using one or more appraised values based on certain hypothetical assumptions. In addition, with respect to Loan No. 5, the loan-to-value ratio was calculated based on the portfolio value rather than the aggregate individual appraised values, which includes a premium for the value of selling the portfolio in its entirety. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in the Free Writing Prospectus for additional details.

(5)	Excludes one mortgage loan that is interest-only for the entire term.

(6)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Lockbox Accounts” in the Free Writing Prospectus.

(7)	CapEx Reserves include FF&E reserves for hotel properties.

(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	20	181	498,747,197	43.4%
Barclays	39	54	304,673,209	26.5
SMF II	11	15	147,014,882	12.8
MC-Five Mile	12	15	95,055,451	8.3
RCMC	6	7	73,866,520	6.4
RAIT	1	1	28,805,390	2.5
Total:	89	273	$1,148,162,649	100.0%

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF / Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Hilton Suites Chicago Magnificent Mile	JPMCB	1	$77,260,000	6.7%	345	Hotel	1.54x	9.7%	68.7%	63.2%
2	Civic Opera Building	JPMCB	1	$75,000,000	6.5%	915,162	Office	1.29x	9.0%	74.5%	65.5%
3	Palmer House Retail Shops	Barclays	1	$62,000,000	5.4%	134,536	Mixed Use	1.27x	8.4%	67.0%	59.1%
4	Gateway Business Park	Barclays	1	$55,931,143	4.9%	514,047	Office	1.30x	8.8%	74.5%	61.1%
5	U-Haul Portfolio	JPMCB	105	$49,666,409	4.3%	2,663,398	Self Storage	1.86x	18.9%	34.6%	0.0%
6	Frandor Shopping Center	Barclays	1	$40,393,787	3.5%	455,152	Retail	1.65x	10.6%	70.9%	57.0%
7	First National Building	JPMCB	1	$40,000,000	3.5%	840,436	Office	1.78x	12.0%	66.0%	63.0%
8	The Outlet Shoppes at Gettysburg	SMF II	1	$38,450,000	3.3%	249,937	Retail	1.60x	10.7%	59.3%	50.7%
9	One Shell Square	JPMCB	1	$36,100,000	3.1%	1,240,539	Office	1.78x	11.1%	69.8%	57.5%
10	Park Place I & II Portfolio	RCMC	2	$30,375,000	2.6%	212,328	Office	1.63x	10.8%	71.6%	63.0%

	Top 3 Total/Weighted Average		3	$214,260,000	18.7%			1.37x	9.1%	70.2%	62.8%
	Top 5 Total/Weighted Average		109	$319,857,553	27.9%			1.44x	10.6%	65.4%	52.8%
	Top 10 Total/Weighted Average		115	$505,176,339	44.0%			1.53x	10.7%	66.1%	54.7%
(1)	In the case of Loan Nos. 2, 5, 7, 9, 13, 14, 16 and 17, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
2	Civic Opera Building	$75,000,000	$89,000,000	$164,000,000	JPMBB 2015-C31	Midland	Midland	JPMBB 2015-C31
5	U-Haul Portfolio	$49,666,409	$108,666,409	$269,332,819	MSJP 2015-HAUL	Wells	Wells	MSJP 2015-HAUL
7	First National Building	$40,000,000	$30,000,000	$70,000,000	JPMBB 2015-C32	Wells	LNR	JPMBB 2015-C32
9	One Shell Square	$36,100,000	$90,000,000	$146,100,000	JPMBB 2015-C30	Wells	Torchlight	JPMBB 2015-C30
13	Eastmont Town Center	$28,805,390	$12,242,291	$41,047,680	JPMBB 2015-C32	Wells	LNR	JPMBB 2015-C32
14	Hyatt Place Texas Portfolio	$25,000,000	$13,500,000	$38,500,000	JPMBB 2015-C32	Wells	LNR	JPMBB 2015-C32
16	Brunswick Portfolio	$19,901,032	$99,505,158	$119,406,190	JPMBB 2015-C30	Wells	Torchlight	JPMBB 2015-C30
17	New Center One Building	$18,976,139	$18,976,139	$37,952,278	JPMBB 2015-C32	Wells	LNR	JPMBB 2015-C32

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Collateral Characteristics

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
5	U-Haul Portfolio	$49,666,409	$111,000,000	$269,332,819	1.86x	1.38x	34.6%	58.8%	18.9%	11.1%
9	One Shell Square	$36,100,000	$20,000,000	$146,100,000	1.78x	1.39x	69.8%	80.9%	11.1%	9.6%
33	Falcon Gateway	$10,586,978	$1,399,501	$11,986,479	1.31x	1.06x	74.0%	83.8%	8.8%	7.8%
(1)	In the case of Loan No. 5, the loan is comprised of (i) a mortgage loan (comprised of one note) with an original principal balance of $50.0 million, (ii) two Pari Passu Companion Loans (comprised of one or more notes) with an aggregate original principal balance of $109.0 million and (iii) one Subordinate Companion Loan (comprised of two pari passu notes) with an aggregate original principal balance of $111.0 million. In the case of Loans Nos. 9 and 33, subordinate debt represents mezzanine loans.
(2)	In the case of Loan Nos. 5 and 9, the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include the related Pari Passu Companion Loan(s), but exclude any related Subordinate Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)(5)
Office	CBD	4	$170,076,139	14.8%	90.6%	1.54x	10.4%	70.7%	62.1%
	Suburban	8	154,271,533	13.4	88.6%	1.48x	10.3%	71.7%	61.7%
	Medical	1	4,094,542	0.4	100.0%	2.06x	13.2%	54.2%	43.8%
	Subtotal:	13	$328,442,214	28.6%	89.8%	1.52x	10.4%	71.0%	61.7%

Retail	Anchored	8	$99,942,768	8.7%	93.4%	1.51x	10.3%	71.5%	59.1%
	Shadow Anchored	7	61,978,721	5.4	91.5%	1.49x	9.6%	69.7%	58.1%
	Freestanding	75	45,695,622	4.0	100.0%	1.65x	12.1%	56.7%	43.1%
	Outlet Center	1	38,450,000	3.3	97.2%	1.60x	10.7%	59.3%	50.7%
	Single Tenant	1	1,618,246	0.1	100.0%	2.19x	13.8%	45.0%	36.2%
	Unanchored	2	1,496,877	0.1	100.0%	2.19x	13.8%	45.0%	36.2%
	Subtotal:	94	$249,182,234	21.7%	94.8%	1.55x	10.6%	66.1%	54.4%

Multifamily	Garden	34	$187,330,304	16.3%	95.3%	1.33x	8.7%	69.7%	61.6%
	Student	2	15,164,319	1.3	94.5%	1.36x	8.8%	73.6%	61.4%
	Subtotal:	36	$202,494,623	17.6%	95.2%	1.34x	8.7%	70.0%	61.6%

Hotel	Full Service	3	$112,911,698	9.8%	81.3%	1.57x	9.9%	68.9%	62.8%
	Limited Service	7	40,552,551	3.5	75.0%	1.76x	11.6%	65.9%	56.9%
	Extended Stay	1	17,600,000	1.5	87.9%	2.39x	14.8%	62.9%	51.2%
	Subtotal:	11	$171,064,250	14.9%	80.5%	1.70x	10.8%	67.5%	60.2%

Mixed Use	Retail/Parking/Office	1	$62,000,000	5.4%	95.0%	1.27x	8.4%	67.0%	59.1%
	Office/Industrial	1	7,050,000	0.6	100.0%	1.38x	9.8%	64.7%	56.7%
	Office/Retail	1	4,600,000	0.4	100.0%	1.53x	10.5%	73.0%	64.3%
	Parking/Retail	1	3,636,715	0.3	96.5%	1.62x	10.8%	43.3%	31.6%
	Subtotal:	4	$77,286,715	6.7%	95.8%	1.31x	8.8%	66.0%	57.9%

Self Storage	Self Storage	110	$77,158,248	6.7%	91.5%	1.71x	15.4%	47.8%	21.6%

Industrial	Warehouse	2	$24,405,778	2.1%	94.8%	1.45x	10.0%	71.7%	61.5%
	Flex	1	5,900,000	0.5	81.0%	1.42x	10.0%	66.3%	59.6%
	Subtotal:	3	$30,305,778	2.6%	92.1%	1.45x	10.0%	70.7%	61.1%

Manufactured Housing	Manufactured Housing	2	$12,228,587	1.1%	82.1%	1.50x	9.6%	68.8%	56.1%

	Total / Weighted Average:	273	$1,148,162,649	100.0%	91.0%	1.52x	10.4%	67.3%	56.8%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 2, 5, 7, 9, 13, 14, 16 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan.
(3)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4)	In the case of Loan Nos. 1, 2, 9, 12, 14 and 22, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. In addition, with respect to Loan No. 5, the loan-to-value ratio was calculated based on the portfolio value rather than the aggregate individual appraised values, which includes a premium for the value of selling the portfolio in its entirety. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in the Free Writing Prospectus for additional details.
(5)	In the case of Loan No. 13, with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)(5)
Illinois	20	$246,726,231	21.5%	89.9%	1.38x	9.3%	70.0%	62.1%
Pennsylvania	21	142,716,068	12.4	95.0%	1.52x	10.2%	67.5%	57.5%
Michigan	9	102,179,390	8.9	90.2%	1.70x	11.5%	67.4%	57.8%
Texas	22	101,845,531	8.9	88.1%	1.54x	10.4%	67.0%	57.3%
California	40	97,965,242	8.5	94.1%	1.52x	10.6%	62.6%	52.0%
Florida	12	84,529,671	7.4	96.8%	1.34x	9.2%	69.4%	60.9%
New Jersey	5	57,138,117	5.0	82.3%	1.31x	8.9%	73.9%	60.2%
Georgia	13	45,085,409	3.9	80.5%	1.64x	11.0%	67.2%	60.4%
Louisiana	4	39,326,128	3.4	92.8%	1.78x	11.4%	67.5%	54.7%
Ohio	15	33,681,684	2.9	92.4%	1.51x	10.7%	70.0%	56.2%
New York	11	31,679,638	2.8	90.0%	2.06x	14.5%	58.3%	41.4%
Arizona	9	26,116,061	2.3	88.0%	1.51x	10.3%	64.4%	51.0%
Virginia	6	22,695,342	2.0	75.4%	1.58x	11.2%	65.7%	49.8%
North Carolina	6	21,726,662	1.9	94.6%	1.52x	10.7%	70.8%	59.7%
Indiana	8	20,832,894	1.8	96.3%	1.49x	10.0%	70.2%	56.2%
Alabama	6	15,310,189	1.3	96.0%	1.44x	10.2%	69.3%	54.2%
Maryland	4	12,880,386	1.1	89.4%	1.45x	9.9%	68.8%	59.6%
Colorado	10	12,119,475	1.1	97.9%	1.62x	12.2%	61.1%	48.8%
Massachusetts	3	7,769,210	0.7	99.2%	1.42x	10.6%	61.9%	51.5%
Minnesota	5	6,519,031	0.6	100.0%	1.51x	11.0%	68.6%	58.1%
Nevada	3	3,618,577	0.3	100.0%	2.19x	13.8%	45.0%	36.2%
Missouri	5	1,627,577	0.1	97.5%	1.67x	15.8%	45.7%	20.5%
Wisconsin	3	1,526,542	0.1	99.0%	2.03x	16.2%	40.0%	18.9%
Oklahoma	1	1,379,947	0.1	93.6%	1.86x	18.9%	34.6%	0.0%
Connecticut	4	1,321,475	0.1	92.5%	1.86x	18.9%	34.6%	0.0%
Tennessee	4	1,223,242	0.1	91.5%	1.86x	18.9%	34.6%	0.0%
Arkansas	3	1,070,044	0.1	88.6%	1.86x	18.9%	34.6%	0.0%
Oregon	2	953,099	0.1	98.7%	1.86x	18.9%	34.6%	0.0%
Mississippi	2	861,381	0.1	94.9%	2.12x	14.9%	42.7%	28.3%
South Dakota	1	809,123	0.1	100.0%	2.19x	13.8%	45.0%	36.2%
Washington	3	808,114	0.1	95.0%	1.65x	15.3%	47.3%	23.5%
South Carolina	2	672,432	0.1	97.1%	1.86x	18.9%	34.6%	0.0%
Kentucky	2	643,196	0.1	95.8%	1.86x	18.9%	34.6%	0.0%
Kansas	1	539,415	0.0	100.0%	2.19x	13.8%	45.0%	36.2%
New Hampshire	2	502,862	0.0	98.1%	1.86x	18.9%	34.6%	0.0%
Ontario, Canada	1	430,094	0.0	100.0%	1.47x	12.3%	57.9%	43.2%
Iowa	1	409,306	0.0	96.9%	1.86x	18.9%	34.6%	0.0%
Idaho	1	292,362	0.0	90.4%	1.86x	18.9%	34.6%	0.0%
Maine	1	268,973	0.0	97.6%	1.86x	18.9%	34.6%	0.0%
Rhode Island	1	204,653	0.0	88.0%	1.86x	18.9%	34.6%	0.0%
Utah	1	157,875	0.0	60.8%	1.86x	18.9%	34.6%	0.0%
Total / Weighted Average:	273	$1,148,162,649	100.0%	91.0%	1.52x	10.4%	67.3%	56.8%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 2, 5, 7, 9, 13, 14, 16 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan.
(3)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4)	In the case of Loan Nos. 1, 2, 9, 12, 14 and 22, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. In addition, with respect to Loan No. 5, the loan-to-value ratio was calculated based on the portfolio value rather than the aggregate individual appraised values, which includes a premium for the value of selling the portfolio in its entirety. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in the Free Writing Prospectus for additional details.
(5)	In the case of Loan No. 13, with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
$665,000	-	$9,999,999	56	$249,144,729	21.7%	4.64709%	116	1.49x	10.0%	67.8%	56.2%
$10,000,000	-	$19,999,999	18	259,426,190	22.6	4.66276%	112	1.52x	10.4%	68.1%	57.5%
$20,000,000	-	$24,999,999	1	20,200,000	1.8	4.65000%	59	1.23x	8.0%	70.9%	66.9%
$25,000,000	-	$49,999,999	10	349,200,586	30.4	4.66274%	111	1.68x	12.0%	63.2%	51.8%
$50,000,000	-	$77,260,000	4	270,191,143	23.5	4.79204%	102	1.36x	9.0%	71.1%	62.5%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
4.19530%	-	4.20000%	1	$36,100,000	3.1%	4.19530%	117	1.78x	11.1%	69.8%	57.5%
4.20001%	-	4.40000%	5	74,547,512	6.5	4.30264%	118	1.77x	11.5%	62.9%	50.6%
4.40001%	-	4.60000%	18	149,121,160	13.0	4.50038%	105	1.49x	9.8%	69.2%	60.2%
4.60001%	-	4.80000%	49	483,832,922	42.1	4.69751%	106	1.47x	9.9%	70.0%	60.7%
4.80001%	-	5.19700%	16	404,561,054	35.2	4.86516%	113	1.52x	10.9%	64.0%	52.0%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Original Term to Maturity/ARD in Months(1)

						Weighted Average
Original Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
60			10	$263,433,698	22.9%	4.79476%	59	1.57x	10.4%	68.6%	63.8%
84			1	30,240,000	2.6	4.41200%	83	1.30x	8.0%	72.0%	68.4%
120			77	804,822,541	70.1	4.65471%	119	1.49x	10.0%	68.7%	57.6%
240			1	49,666,409	4.3	4.86500%	239	1.86x	18.9%	34.6%	0.0%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
54	-	60	10	$263,433,698	22.9%	4.79476%	59	1.57x	10.4%	68.6%	63.8%
61	-	120	78	835,062,541	72.7	4.64592%	118	1.48x	9.9%	68.9%	58.0%
121	-	239	1	49,666,409	4.3	4.86500%	239	1.86x	18.9%	34.6%	0.0%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%
(1)	In the case of Loan No. 13, which has an anticipated repayment date, Remaining Loan Term, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 2, 5, 7, 9, 13, 14, 16 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan.
(3)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4)	In the case of Loan Nos. 1, 2, 9, 12, 14 and 22, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. In addition, with respect to Loan No. 5, the loan-to-value ratio was calculated based on the portfolio value rather than the aggregate individual appraised values, which includes a premium for the value of selling the portfolio in its entirety. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Collateral Characteristics

Original Amortization Term in Months

						Weighted Average
Original Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only			1	$3,400,000	0.3%	4.56900%	118	1.93x	9.9%	55.5%	55.5%
240			2	55,606,291	4.8	4.83424%	226	1.80x	18.0%	38.3%	4.6%
300			9	61,546,997	5.4	4.68336%	115	1.59x	11.9%	63.1%	48.3%
360			77	1,027,609,361	89.5	4.68249%	103	1.50x	9.9%	69.2%	60.2%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only			1	$3,400,000	0.3%	4.56900%	118	1.93x	9.9%	55.5%	55.5%
236	-	240	2	55,606,291	4.8	4.83424%	226	1.80x	18.0%	38.3%	4.6%
241	-	299	7	44,571,997	3.9	4.75693%	114	1.66x	12.4%	59.4%	44.7%
300	-	360	79	1,044,584,361	91.0	4.67937%	103	1.50x	9.9%	69.2%	60.1%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Amortization Types

						Weighted Average
Amortization Types			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Balloon			59	$566,923,350	49.4%	4.69409%	102	1.53x	10.2%	68.1%	57.0%
IO-Balloon			27	499,367,500	43.5	4.64351%	108	1.45x	9.7%	69.9%	62.0%
Fully Amortizing			1	49,666,409	4.3	4.86500%	239	1.86x	18.9%	34.6%	0.0%
ARD-Balloon			1	28,805,390	2.5	5.11000%	54	1.73x	12.9%	66.4%	61.8%
Interest Only			1	3,400,000	0.3	4.56900%	118	1.93x	9.9%	55.5%	55.5%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
1.23x	-	1.35x	37	$403,364,222	35.1%	4.70090%	109	1.29x	8.6%	71.4%	61.7%
1.36x	-	1.45x	14	137,229,496	12.0	4.70979%	116	1.41x	9.5%	71.1%	60.9%
1.46x	-	1.55x	11	160,281,276	14.0	4.72974%	90	1.52x	10.3%	68.3%	59.1%
1.56x	-	1.65x	11	190,696,595	16.6	4.62602%	110	1.62x	10.7%	67.9%	57.6%
1.66x	-	1.80x	8	154,583,481	13.5	4.66783%	81	1.74x	11.5%	66.6%	59.5%
1.81x	-	2.00x	2	53,066,409	4.6	4.84604%	231	1.86x	18.3%	35.9%	3.6%
2.01x	-	2.40x	6	48,941,170	4.3	4.55413%	115	2.26x	14.5%	54.5%	44.0%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%
(1)	In the case of Loan No. 13, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 2, 5, 7, 9, 13, 14, 16 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan.
(3)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4)	In the case of Loan Nos. 1, 2, 9, 12, 14 and 22, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. In addition, with respect to Loan No. 5, the loan-to-value ratio was calculated based on the portfolio value rather than the aggregate individual appraised values, which includes a premium for the value of selling the portfolio in its entirety. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
34.6%	-	59.9%	20	$160,760,817	14.0%	4.72508%	155	1.74x	13.7%	48.5%	31.2%
60.0%	-	64.9%	11	60,240,582	5.2	4.63943%	119	1.83x	11.8%	62.9%	50.6%
65.0%	-	69.9%	19	369,094,758	32.1	4.74367%	91	1.54x	10.2%	67.6%	59.6%
70.0%	-	75.0%	39	558,066,491	48.6	4.64893%	107	1.41x	9.4%	73.0%	63.0%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

LTV Ratios as of the Maturity Date(1)(2)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
0.0%	-	44.9%	9	$105,110,590	9.2%	4.69581%	175	1.80x	15.5%	44.4%	21.1%
45.0%	-	49.9%	16	49,950,691	4.4	4.65483%	115	1.62x	10.7%	59.3%	47.6%
50.0%	-	54.9%	10	94,885,405	8.3	4.77203%	119	1.67x	11.0%	62.8%	51.9%
55.0%	-	59.9%	18	255,409,881	22.2	4.57531%	119	1.48x	9.7%	69.1%	57.8%
60.0%	-	64.9%	26	435,817,582	38.0	4.77882%	90	1.52x	10.2%	70.8%	62.3%
65.0%	-	68.7%	10	206,988,500	18.0	4.60994%	99	1.32x	8.8%	73.4%	66.6%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Prepayment Protection

						Weighted Average
Prepayment Protection			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Defeasance			70	$744,301,508	64.8%	4.70901%	118	1.52x	10.6%	66.0%	54.2%
Yield Maintenance			19	403,861,141	35.2	4.65369%	94	1.51x	10.1%	69.8%	61.7%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Loan Purpose

						Weighted Average
Loan Purpose			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Refinance			69	$800,290,771	69.7%	4.70038%	106	1.45x	9.7%	69.5%	59.3%
Acquisition			16	240,025,490	20.9	4.62563%	100	1.57x	10.6%	68.7%	60.6%
Recapitalization			4	107,846,387	9.4	4.75147%	152	1.88x	15.4%	48.3%	30.1%
Total / Weighted Average:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%
(1)	In the case of Loan No. 13, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 2, 5, 7, 9, 13, 14, 16 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan.
(3)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4)	In the case of Loan Nos. 1, 2, 9, 12, 14 and 22, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. In addition, with respect to Loan No. 5, the loan-to-value ratio was calculated based on the portfolio value rather than the aggregate individual appraised values, which includes a premium for the value of selling the portfolio in its entirety. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	Hilton Suites Chicago Magnificent Mile	Chicago, IL	Hotel	WBCMT 2006-C23
2	Civic Opera Building	Chicago, IL	Office	UBSCM 2012-C1
3	Palmer House Retail Shops	Chicago, IL	Mixed Use	JPMCC 2014-FL4
4	Gateway Business Park	Mount Laurel, NJ	Office	GMACC 2006-C1
5	U-Haul Portfolio	Various, Various	Self Storage	MSC 2005-HQ6, WBCMT 2005-C20
6	Frandor Shopping Center	Lansing, MI	Retail	BACM 2006-1
8	The Outlet Shoppes at Gettysburg	Gettysburg, PA	Retail	CSMC 2006-C2
12	Hilton Atlanta Perimeter	Atlanta, GA	Hotel	WBCMT 2006-C23
13	Eastmont Town Center	Oakland, CA	Office	WBCMT 2005-C17
14	Hyatt Place Texas Portfolio	Various, TX	Hotel	MSC 2007-XLF9
15	The Park at Veneto	Fort Myers, FL	Multifamily	ACR 2014-FL2
17	New Center One Building	Detroit, MI	Office	JPMCC 2005-LDP3
27	Premiere Place	Prattville, AL	Retail	GECMC 2005-C3
28	Simply Self Storage Portfolio	Various, Various	Self Storage	BACM 2007-2
30	Big Curve Shopping Center	Yuma, AZ	Retail	MLMT 2005-MCP1
33	Falcon Gateway	Mesa, AZ	Retail	BACM 2006-2
36	Southwest Plaza	San Angelo, TX	Retail	BSCMS 2005-PWR8
37	Route 1 Self Storage Laurel	Laurel, MD	Self Storage	JPMCC 2005-LDP4
41	Marquis Forest Apartments	Decatur, GA	Multifamily	RIAL 2012-LT1A
42	Freeway Crossing	Reidsville, NC	Retail	WBCMT 2005-C19
43	780 Dedham Street	Canton, MA	Mixed Use	JPMCC 2007-LD11
47	Summer View Apartments	Panorama City, CA	Multifamily	WBCMT 2005-C21
53	Condor Garden Apartments	Elyria, OH	Multifamily	BACM 2005-4
54	Best Western - Leesburg, VA	Leesburg, VA	Hotel	CD 2006-CD2
56	Comfort Inn - Staunton, VA	Staunton, VA	Hotel	CD 2006-CD2
59	CVS Portfolio	Various, NY	Retail	MSC 2007-T27
61	Evergreen Village Apartments	Elyria, OH	Multifamily	BACM 2005-4
64	Sak’s Garage	Houston, TX	Mixed Use	RAITF 2013-FL1
66	Rose Pointe Apartments (Euclid/Budd)	Ontario, CA	Multifamily	WBCMT 2006-C28
68	Cedar Pointe Apartments	Hawthorne, CA	Multifamily	WBCMT 2005-C21
69	South View (Avalon) Apartments	Los Angeles, CA	Multifamily	WBCMT 2005-C21
70	Suncrest Apartments	North Hills, CA	Multifamily	WBCMT 2005-C21
71	Comfort Inn – Woodstock, VA	Woodstock, VA	Hotel	CSFB 2005-C5
75	Forest View Apartments	Los Angeles, CA	Multifamily	WBCMT 2005-C21
76	Royal Palms Apartments	Palmdale, CA	Multifamily	WBCMT 2005-C21
77	Rose Terrace Apartments (Parthenia)	North Hills, CA	Multifamily	WBCMT 2006-C28
78	Pine Tree Square	Tyler, TX	Retail	JPMCC 2005-CB13
79	Beverly Terrace Apartments	Los Angeles, CA	Multifamily	JPMCC 2005-LDP3
80	Iron Mountain Apartments	Palmdale, CA	Multifamily	JPMCC 2005-LDP3
81	Camellia Apartments	North Hollywood, CA	Multifamily	JPMCC 2005-LDP3
82	Highland Springs Apartments	Los Angeles, CA	Multifamily	WBCMT 2005-C21
83	Highland Meadows (43/44) Apartments	Los Angeles, CA	Multifamily	WBCMT 2005-C21
84	Glen Terrace Apartments	Los Angeles, CA	Multifamily	JPMCC 2005-LDP3
85	Twin Palms	Los Angeles, CA	Multifamily	JPMCC 2005-LDP3
86	Highland Meadows (Meridian) Apartments	Los Angeles, CA	Multifamily	WBCMT 2005-C21
87	South View (Carondelet) Apartments	Los Angeles, CA	Multifamily	WBCMT 2005-C21
88	South View (Main) Apartments	Los Angeles, CA	Multifamily	WBCMT 2005-C21
89	Summer Wind Apartments	Palmdale, CA	Multifamily	JPMCC 2005-LDP3
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date LTV Ratio
1	Hilton Suites Chicago Magnificent Mile	Chicago, IL	$77,260,000	6.7%	$71,052,167	29.3%	60	60	1.54x	9.7%	68.7%	63.2%
7	First National Building	Detroit, MI	40,000,000	3.5	38,153,552	15.2	60	60	1.78x	12.0%	66.0%	63.0%
12	Hilton Atlanta Perimeter	Atlanta, GA	30,170,000	2.6	27,702,555	11.5	60	60	1.65x	10.3%	70.0%	64.3%
13	Eastmont Town Center	Oakland, CA	28,805,390	2.5	26,794,103	10.9	60	54	1.73x	12.9%	66.4%	61.8%
14	Hyatt Place Texas Portfolio	Various, TX	25,000,000	2.2	22,996,244	9.5	60	60	1.66x	10.5%	67.5%	62.1%
15	The Park at Veneto	Fort Myers, FL	20,200,000	1.8	19,076,933	7.7	60	59	1.23x	8.0%	70.9%	66.9%
21	The Park at Murano	Fort Myers, FL	15,800,000	1.4	14,921,561	6.0	60	59	1.27x	8.3%	71.8%	67.8%
22	Langhorne Shopping Center	Langhorne, PA	15,131,000	1.3	13,859,189	5.7	60	60	1.28x	8.6%	75.0%	68.7%
41	Marquis Forest Apartments	Decatur, GA	8,072,200	0.7	7,457,254	3.1	60	57	1.43x	10.5%	70.2%	64.8%
72	Red Roof Inn & Suites - Savannah GA	Pooler, GA	2,995,109	0.3	2,678,293	1.1	60	59	2.17x	15.5%	50.8%	45.4%
Total / Weighted Average:			$263,433,698	22.9%	$244,691,851	100.0%	60	59	1.57x	10.4%	68.6%	63.8%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)	Reflects the percentage equal to the Maturity Balance divided by the initial Class A-2 Certificate Balance.

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date LTV Ratio
11	Waterstone Apartments	Spring, TX	$30,240,000	2.6%	$28,747,362	100.0%	84	83	1.30x	8.0%	72.0%	68.4%
Total:			$30,240,000	2.6%	$28,747,362	100.0%	84	83	1.30x	8.0%	72.0%	68.4%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)	Reflects the percentage equal to the Maturity Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Structural Overview

■	Accrual:	Each Class of Certificates (other than the Class R and Class Z Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

■	Distribution of Interest:	On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R and Class Z Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates.

The pass-through rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B Certificates for that Distribution Date.

The pass-through rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C Certificates for that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D Certificates for that Distribution Date.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Structural Overview

■	Distribution of Principal:	On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related Distribution Date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan) to such Classes on or prior to such date). If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B, Class X-C and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)), the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balance of the Class C Certificates (determined without giving effect to any exchange and conversion of any Class C Certificates for Class EC Certificates)) and the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-D Certificates’ notional amount (the Certificate Balance of the Class D Certificates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Exchangeable Certificates and the Class EC Certificates:	A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■	Yield Maintenance / Fixed Penalty Allocation:	For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between five groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”), (b) the Class B and Class X-B Certificates (calculated without giving effect to any exchange and conversion of Class B Certificates for Class EC Certificates) (“YM Group B”), (c) the Class C and Class X-C Certificates (calculated without giving effect to any exchange and conversion of Class C Certificates for Class EC Certificates) (“YM Group C”), (d) the Class D and Class X-D Certificates (“YM Group D”) and (e) the Class E, Class F, Class G and Class NR Certificates (“YM Group E”). As among the Classes of Certificates in each YM Group other than the YM Group E, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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YM Charge	X	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

As among the Classes of Certificates in the YM Group E, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus.

YM Charge	X	Principal Paid to Class
Total Principal Paid

No Yield Maintenance Charges will be distributed to the Class Z or Class R Certificates.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:	Realized losses on the mortgage loans (exclusive of losses on any related companion loan) will be allocated first to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-C and Class X-D Certificates, respectively.

Realized losses on each whole loan will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

■	Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Appraisal Reductions:	With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to each of the Civic Opera Building mortgage loan, the U-Haul Portfolio mortgage loan, the One Shell Square mortgage loan and the Brunswick Portfolio mortgage loan, any Appraisal Reduction will be similarly determined pursuant to the applicable pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated first to the related subordinate companion loan(s), if any (until the principal balance of such subordinate companion loan is notionally reduced to zero by such Appraisal Reductions), and then, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

■	Appraisal Reduced Interest:	Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■	Whole Loans:	Eight mortgage loans are each evidenced by one or more separate notes and are each, together with one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property or portfolio of related mortgaged properties. Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of one of these Whole Loans, the “U-Haul Portfolio Whole Loan”, the Companion Loans are (i) two related pari passu Companion Loans (the “U-Haul Portfolio Pari Passu Companion Loans”), and (ii) a related subordinate Companion Loan (the “U-Haul Portfolio Subordinate Companion Loan”).

In the case of seven of these Whole Loans, referred to as the “Civic Opera Building Whole Loan”, the “First National Building Whole Loan”, the “One Shell Square Whole Loan”, the “Eastmont Town Center Whole Loan”, the “Hyatt Place Texas Portfolio Whole Loan”, the “Brunswick Portfolio Whole Loan” and the “New Center One Building Whole Loan”, one or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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more related Companion Loans are pari passu with the related mortgage loan (together with the U-Haul Portfolio Pari Passu Companion Loans, these Companion Loans are also referred to as the “Pari Passu Companion Loans”). The First National Building Pari Passu Companion Loan, the Eastmont Town Center Pari Passu Companion Loan, the Hyatt Place Texas Portfolio Pari Passu Companion Loan and the New Center One Building Pari Passu Companion Loan are referred to as “Serviced Companion Loans”.

The First National Building Whole Loan, the Eastmont Town Center Whole Loan, the Hyatt Place Texas Portfolio Whole Loan and the New Center One Building Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2015-C32 transaction (the “Pooling and Servicing Agreement”).

The Civic Opera Building Whole Loan is being serviced pursuant to the JPMBB 2015-C31 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan” in the Free Writing Prospectus.

The U-Haul Portfolio Whole Loan is expected to be serviced pursuant to a trust and servicing agreement entered into in connection with a private CMBS transaction as described under “Description of the Mortgage Pool—The Whole Loans—The U-Haul Portfolio Whole Loan” in the Free Writing Prospectus.

The One Shell Square Whole Loan and the Brunswick Portfolio Whole Loan are being serviced pursuant to the JPMBB 2015-C30 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The One Shell Square Whole Loan” and “—The Brunswick Portfolio Whole Loan” in the Free Writing Prospectus.

■	Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:	The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Pari Passu Companion Loan, as a collective whole, taking into account the pari passu nature of any Pari Passu Companion Loan), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future), the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan (but only with respect to the related Serviced Whole Loan) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of the related Pari Passu Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to the Civic Opera Building Whole Loan, the U-Haul Portfolio Whole Loan, the One Shell Square Whole Loan and the Brunswick Portfolio Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Pari Passu Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the JPMBB 2015-C32 Trust and the related Pari Passu Companion Loan(s) (and, in the case of the U-Haul Portfolio Whole Loan only, the related Subordinate Companion Loan), as a single loan. In connection with any such sale, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F, G and NR.

■	Control Rights:	The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), then (A) (i) the holder of the largest percentage in excess of 25% that sends notice of the election of a Directing Certificateholder will be entitled to so appoint a Directing Certificateholder or (ii) if no such holder sends notice pursuant to clause (i) then (1) the Certificate Administrator will provide notice thereof to LNR Securities Holdings, LLC, each party to the Pooling and Servicing Agreement and each Controlling Class Certificateholder substantially in the form provided in the Pooling and Servicing Agreement, requesting a certification from an authorized representative of LNR Securities Holdings, LLC that LNR Securities Holdings, LLC or its affiliate owns at least 25% of the Certificate Balance of the Controlling Class and (2) for as long as LNR Securities Holdings, LLC or its affiliate owns at least 25% of such class of certificates as confirmed to the certificate administrator in such certification then such entity will be the Directing Certificateholder or (B) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class and a Directing Certificateholder is not determined through the operation of clause (A) above, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan other than an Excluded Loan, unless a Control Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party.

With respect to each of the Civic Opera Building mortgage loan, the U-Haul Portfolio mortgage loan, the One Shell Square mortgage loan and the Brunswick Portfolio mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to the First National Building Whole Loan, the Eastmont Town Center Whole Loan, the Hyatt Place Texas Portfolio Whole Loan and the New Center One Building Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

■	Directing Certificateholder:	LNR Securities Holdings, LLC is expected to be appointed the initial directing certificateholder.

■	Controlling Class:	The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Appraisal Reductions.

■	Control Event:	A “Control Event” will occur when the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date but prior to any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:	A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reductions.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:	Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:	The Senior Trust Advisor will initially be Pentalpha Surveillance LLC. The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced mortgage loans. The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans. The Senior Trust Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Civic Opera Building Whole Loan, the U-Haul Portfolio Whole Loan, the One Shell Square Whole Loan or the Brunswick Portfolio Whole Loan. However, Pentalpha Surveillance LLC is the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2015-C31 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Civic Opera Building Whole Loan that are substantially similar to those of the Senior Trust Advisor under the Pooling and Servicing Agreement. In addition, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2015-C30 pooling and servicing agreement, and, in such capacity, will have certain obligations and consultation rights with respect to the One Shell Square Whole Loan and the Brunswick Portfolio Whole Loan that are substantially similar to those of the Senior Trust Advisor under the Pooling and Servicing agreement. There will be no senior trust advisor under the servicing agreement governing the U-Haul Portfolio Whole Loan.

The Senior Trust Advisor will be responsible for:

• after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

• after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

• prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

• after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:	The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced by the Directing Certificateholder (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC (or its affiliate) is no longer the Special Servicer or (ii) LNR Securities Holdings, LLC (or its affiliate) owns less than 25% of the Controlling Class.

If the Special Servicer is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the controlling class representative on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the Special Servicer will be required to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

■	Replacement of Special Servicer by Vote of Certificateholders:	After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the First National Building Whole Loan, the Eastmont Town Center Whole Loan, the Hyatt Place Texas Portfolio Whole Loan and the New Center One Building Whole Loan, the holder of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the Civic Opera Building Whole Loan, the U-Haul Portfolio Whole Loan, the One Shell Square Whole Loan and the Brunswick Portfolio Whole Loan, the JPMBB 2015-C32 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

■	Master Servicer and Special Servicer Compensation:	The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced mortgage loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan o on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or, Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected mortgage loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Civic Opera Building Whole Loan, the U-Haul Portfolio Whole Loan, the One Shell Square Whole Loan and the Brunswick Portfolio Whole Loan under the related pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

		▪	special notices
		▪	summaries of asset status reports
		▪	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		▪	an “Investor Q&A Forum”
		▪	a voluntary investor registry
		▪	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Hilton Suites Chicago Magnificent Mile

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Hilton Suites Chicago Magnificent Mile

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Hilton Suites Chicago Magnificent Mile

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$77,260,000	Title:	Fee
Cut-off Date Principal Balance:	$77,260,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	6.7%	Net Rentable Area (Rooms):	345
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	PIL II, L.P.	Year Built / Renovated:	1989 / 2014
Sponsor:	CMS/Procaccianti	Occupancy / ADR / RevPAR:	84.0% / $198.28 / $166.63
	Hospitality Holdings III, L.P.	Occupancy / ADR / RevPAR Date:	7/31/2015
Interest Rate:	4.80600%	Number of Tenants:	N/A
Note Date:	9/11/2015	2012 NOI:	$6,768,969
Maturity Date:	10/1/2020	2013 NOI:	$6,949,628
Interest-only Period:	None	2014 NOI(1):	$7,025,736
Original Term:	60 months	TTM NOI (as of 7/2015)(1):	$7,520,355
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	84.0% / $198.28 / $166.63
Amortization Type:	Balloon	UW Revenues:	$25,257,459
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Expenses:	$17,746,588
Lockbox:	CMA	UW NOI:	$7,510,871
Additional Debt:	Yes	UW NCF:	$7,510,871
Additional Debt Balance(2):	$3,000,000	Appraised Value / Per Room(3):	$112,400,000 / $325,797
Additional Debt Type:	Unsecured	Appraisal Date:	7/7/2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$223,942
Taxes:	$370,863	$123,621	N/A	Maturity Date Loan / Room:	$205,948
Insurance:	$8,563	Springing	N/A	Cut-off Date LTV(3):	68.7%
FF&E Reserves(5):	$63,144	3% of Gross Revenues	N/A	Maturity Date LTV(3):	63.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.54x
Other:	$11,377,951	Springing	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$77,260,000	100.0%	Payoff Existing Debt	$50,089,028	64.8%
			Return of Equity	14,801,776	19.2
			Upfront Reserves	11,820,521	15.3
			Closing Costs	548,675	0.7
Total Sources	$77,260,000	100.0%	Total Uses	$77,260,000	100.0%

(1)	The increase in TTM NOI from 2014 NOI is primarily due to an increase in ADR.
(2)	The Additional Debt Balance refers to the original balance of the unsecured debt. See “Additional Debt” below for additional details.
(3)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as if complete” value, which assumes that the proposed renovations to the property have been completed. At closing, the borrower reserved $10,158,748 for the renovations. The “as-is” value as of July 7, 2015 is $102.1 million, which results in a Cut-off Date LTV and Maturity Date LTV of 75.7% and 69.6%, respectively.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Monthly FF&E Reserves are in the amount of 3.0% of gross revenues for the first two years after closing and 4.0% of gross revenues thereafter.

The Loan. The Hilton Suites Chicago Magnificent Mile loan has an outstanding principal balance of $77.26 million and is secured by a first mortgage lien on the fee interest in a 345-room full service hotel located in Chicago, Illinois. The loan has a five-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in 2006 as part of the WBCMT 2006-C23 transaction.

The Borrower. The borrowing entity for the loan is PIL II, L.P., a Delaware limited partnership and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Hilton Suites Chicago Magnificent Mile

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is CMS/Procaccianti Hospitality Holdings III, L.P. The Procaccianti Group serves as general partner for the loan sponsor. Founded in 1964, The Procaccianti Group is a second generation privately-held real estate investment and management company. Since 1964, The Procaccianti Group has owned or managed real estate assets totaling more than 50 million square feet with a value exceeding $5 billion. As of September 2015, The Procaccianti Group’s portfolio included 63 hotel properties located in 25 states totaling 17,554 rooms.

The Hilton Suites Chicago Magnificent Mile property was acquired in a larger transaction by a partnership between The Procaccianti Group (2.0%) and CMS/Och-Ziff (98.0%) in June 2005. Och-Ziff held a preferred equity interest in the property, which was paid off with this financing. Since acquisition, the loan sponsor has invested over $15.7 million ($45,491 per room) in capital improvements, of which approximately $6.0 million was completed at the property between 2011 and May 2015. According to the loan sponsor, capital improvements in 2011 alone totaled $3.6 million, which included renovations to the guest rooms, general area, lobby, ballroom and conference room renovations. At origination, approximately $10.2 million ($29,446 per room) was reserved to complete renovations related to a property improvement plan (“PIP”). The PIP renovations are expected to include a full renovation of guest rooms and suites, exterior façade project, full lobby upgrade, full renovation of public restrooms, renovation of a private dining room, fitness center and pool facilities, modernized elevator system and roof replacement. According to the loan sponsor, renovations are projected to result in minimal revenue displacement as the work is expected to be completed during the lower occupancy months of December through April.

The Property. Hilton Suites Chicago Magnificent Mile is a 30-story, 345-room, all-suite full service hotel located in Chicago, Illinois. Originally developed in 1989, the hotel is located on the Magnificent Mile, a shopping district on North Michigan Avenue which offers hundreds of designer retail shops and products from around the world.

The Hilton Suites Chicago Magnificent Mile property features three food and beverage options: The Local Chicago, Mirai Sushi and Blenz Coffee Shop, with seating capacities of 70, 26 and 15 seats, respectively. The hotel also provides 104 parking spaces and 10,502 square feet of meeting space across one 2,910 square foot ballroom and nine smaller meeting rooms. Additional amenities at the property include a business center, rooftop fitness center, heated indoor pool, gift shop, valet parking, laundry, in-room dining and complimentary wireless high-speed internet in the lobby.

The property has 345 rooms, including 231 king rooms, 110 double-double rooms, three king executive suites and one presidential suite. All suites feature high-speed internet access, two-line telephones, in-room complimentary coffee/tea, microwave, mini-refrigerator, sleeper sofa and a 47-inch high definition television. The executive level suites provide access to an executive lounge where guests receive complimentary breakfast in the morning and private bar service in the evening.

The hotel is located on Chicago’s Magnificent Mile, which is notable for its shopping, dining, arts and entertainment. The hotel is within walking distance of many of the city’s largest corporate offices and tourism and cultural attractions, and is less than two blocks to the Lake Michigan lakefront and Oak Street Beach. Chicago’s lakefront is a popular destination offering tourists abundant leisure activities. The Magnificent Mile has over 44 million square feet of office space, and companies within a two-mile radius of the Hilton Suites Chicago Magnificent Mile property include Accenture, Aon Corporation, AT&T, Best Buy, Boeing, Blue Cross & Blue Shield, Mesirow Financial, United Continental Holdings Inc. and Winston & Strawn, LLP. The property is in close proximity to the Northwestern Memorial Hospital, a two million square foot academic medical center, and many of Chicago’s most popular tourist destinations which include the John Hancock Building, Water Tower Place, Navy Pier, Millennium Park, The Art Institute of Chicago and the Shedd Aquarium. The property is located 18 miles from O’Hare International Airport and 13 miles from Midway International Airport, both of which are connected to downtown Chicago via the Chicago Transit Authority’s “L” train rapid transit system. As of May 2015, the “L” had an average weekday passenger boarding of 779,134. Access to the “L” transit system is located a half mile from the hotel. According to the appraisal, as of 2014, the population within a three-mile and five-mile radius contained 307,357 and 710,179 people, respectively, with an average household income of $104,260 and $87,721, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Hilton Suites Chicago Magnificent Mile

The appraisal identified one hotel under construction and one proposed hotel as competitive with the Hilton Suites Chicago Magnificent Mile. The 452-room Curio by Hilton is expected to open in 2016 and the 196-room Marriott Autograph Collection Streeterville hotel is projected to open in 2017. According to the appraisal, both hotels are projected to operate at a higher price point, and are therefore considered secondary competitors.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Suites Chicago Magnificent Mile(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	78.2%	$175.01	$136.86	83.2%	$171.59	$142.75	106.4%	98.0%	104.3%
2013	78.0%	$179.61	$140.05	83.6%	$180.37	$150.75	107.2%	100.4%	107.6%
2014	77.0%	$187.03	$144.02	82.0%	$188.86	$154.93	106.5%	101.0%	107.6%
TTM(4)	79.0%	$197.07	$155.66	84.0%	$198.28	$166.63	106.3%	100.6%	107.1%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Millennium Knickerbocker, Westin Michigan Avenue Chicago, Warwick Allerton Hotel Chicago, Omni Chicago Hotel, Embassy Suites Chicago Downtown and Hyatt Chicago Magnificent Mile.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on July 31, 2015.

Competitive Hotels Profile(1)
				2014 Market Mix			2014 Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Leisure	Meeting and Group	Occupancy	ADR	RevPAR
Hilton Suites Chicago Magnificent Mile	345	1989	10,502	40%	35%	25%	82.0%	$188.86	$154.93
Hyatt Chicago Magnificent Mile	419	1991	17,900	35%	25%	40%	74.0%	$204.00	$150.96
Omni Chicago Suites	347	1990	8,000	40%	20%	40%	81.0%	$227.00	$183.87
DoubleTree by Hilton Chicago Magnificent Mile	500	1975	16,000	40%	40%	20%	78.0%	$159.00	$124.02
Embassy Suites Downtown	368	1991	6,000	40%	40%	20%	79.0%	$212.00	$167.48
Westin Michigan Avenue	752	1963	37,000	50%	40%	10%	74.0%	$196.00	$145.04
Total(2)	2,386

(1)	Based on the appraisal.
(2)	Excludes the Hilton Suites Chicago Magnificent Mile property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Hilton Suites Chicago Magnificent Mile

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	83.2%	83.6%	82.0%	84.0%	84.0%
ADR	$171.59	$180.37	$188.86	$198.28	$198.28
RevPAR(4)	$142.75	$150.75	$154.93	$166.63	$166.63

Room Revenue	$17,976,527	$18,982,599	$19,509,281	$20,983,502	$20,983,502	$60,822	83.1%
Food and Beverage Revenue	2,387,735	2,517,203	2,645,729	2,346,169	2,346,169	6,800	9.3
Other Departmental Revenue	1,810,947	2,000,263	1,840,891	1,927,788	1,927,788	5,588	7.6
Total Revenue	$22,175,209	$23,500,065	$23,995,901	$25,257,459	$25,257,459	$73,210	100.0%

Room Expense	$4,082,225	$4,551,332	$4,475,334	$4,745,455	$4,745,455	$13,755	22.6%
Food and Beverage Expense	1,439,874	1,477,856	1,431,961	1,401,452	1,401,452	4,062	59.7
Other Departmental Expenses	1,041,813	1,093,150	1,037,596	1,087,963	1,087,963	3,154	56.4
Departmental Expenses	$6,563,912	$7,122,338	$6,944,891	$7,234,870	$7,234,870	$20,971	28.6%

Departmental Profit	$15,611,297	$16,377,727	$17,051,010	$18,022,589	$18,022,589	$52,239	71.4%

Operating Expenses	$5,832,251	$6,066,204	$6,729,230	$7,134,634	$7,128,798	$20,663	28.2%
Gross Operating Profit	$9,779,046	$10,311,523	$10,321,780	$10,887,955	$10,893,791	$31,576	43.1%

Management Fees	$665,249	$701,220	$723,601	$755,542	$757,724	$2,196	3.0%
Property Taxes	1,301,685	1,551,308	1,431,596	1,420,339	1,440,242	4,175	5.7
Property Insurance	156,135	169,364	181,011	181,421	174,656	506	0.7
FF&E	887,008	940,003	959,836	1,010,298	1,010,298	2,928	4.0
Total Other Expenses	$3,010,077	$3,361,895	$3,296,044	$3,367,600	$3,382,920	$9,806	13.4%

Net Operating Income(4)(5)	$6,768,969	$6,949,628	$7,025,736	$7,520,355	$7,510,871	$21,771	29.7%
Net Cash Flow(4)	$6,768,969	$6,949,628	$7,025,736	$7,520,355	$7,510,871	$21,771	29.7%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2015.
(2)	Per Room values based on 345 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Historical RevPAR for 2007, 2008, 2009, 2010 and 2011 was $154.59, $150.18, $119.26, $122.15 and $127.30, respectively, and Net Cash Flow was approximately $6.6 million, $7.0 million, $4.9 million, $5.8 million and $5.7 million, respectively.
(5)	The increase in TTM Net Operating Income from 2014 Net Operating Income is primarily due to an increase in ADR.

Property Management. The property is managed by TPG Hospitality, Inc., which is an affiliate of the borrower and The Procaccianti Group. The Procaccianti Group and its principals have over 25 years of experience managing hotels. TPG Hospitality, Inc. has managed over 100 hotels surpassing 20,000 guest rooms throughout major submarkets within 25 states. The senior management team at TPG Hospitality, Inc. has an average of 25 years of experience in all aspects of hotel operations. The current management agreement commenced on June 30, 2005, and was amended and extended on June 30, 2015 for a term of 10 years and six months and provides for a contractual management fee of 3.0% of gross revenues and other amounts collected from tenants plus an incentive management fee of 1.0% of gross revenues if the return on equity has equaled or exceeded 10.0%. The management fees are subordinate to the liens and interests of the loan.

Franchise Agreement. The property has a franchise agreement with HLT Existing Franchise Holding LLC. The current franchise agreement commenced on June 30, 2005 for a term of 20 years and provides for a 4.0% program fee based on room revenue on a monthly basis and a 5.0% royalty fee based on room revenue on a monthly basis.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $10.2 million for renovation reserves associated with the PIP, approximately $1.2 million for seasonality reserves, $370,863 for real estate taxes, $63,144 for FF&E reserves and $8,563 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $123,621.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Hilton Suites Chicago Magnificent Mile

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived as long as (i) no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents, or (ii) no event of default has occurred and is continuing and the borrower provides evidence to the lender that it is paying insurance premiums in accordance with the loan documents and deposits into escrow an amount equal to 115% of a regularly scheduled monthly installment due under the lender premium financing agreement.

FF&E Reserves – On a monthly basis, the borrower is required to deposit an amount equal to (i) 3.0% of gross revenues from the closing date to the second anniversary of the origination date and (ii) thereafter 4.0% of gross revenues, in each case for the two calendar months prior to such payment date for FF&E.

Seasonality Reserve – On the payment dates in May through October of each calendar year, commencing on the payment date in May 2016, the borrower is required to deposit an amount equal to 1/6 of the amount which, when added to net operating income, would cause the debt service coverage ratio as calculated in the loan documents for the immediately preceding disbursement period (the months of December through March) to equal 1.00x. The amount of the deposit for each year is determined by the lender in February of that year, commencing in 2016, based on the borrower’s revenues during the previous months.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to deliver tenant direction letters and written instructions to credit card companies to deposit all revenues into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrower until the commencement of a Trigger Event (as defined below). During the continuance of a Trigger Event, all funds in the lockbox account are swept to a segregated cash management account under the control of the lender. To the extent that a Trigger Event is continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Trigger Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of the borrower or property manager or (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period being less than 1.25x at the end of a calendar quarter.

Additional Debt. The borrower entered into an agreement with the franchisor, HLT Existing Franchise Holding LLC, to receive $3.0 million for renovations of the Hilton Suites Chicago Magnificent Mile property. The franchisor will provide the renovation funds incrementally as requested. For each requested incremental advance of funds, the borrower will deliver a disbursement request to the franchisor. There is no obligation to repay this amount unless the franchise agreement is terminated prior to its stated expiration date or the borrower fails to complete the renovation work on the terms set forth in the franchise agreement. The borrower’s obligations to repay these funds, if any, are unsecured. If the franchise agreement is terminated prior to the expiration date, the unamortized portion of this key money financing will be payable to the franchisor. The amortization is calculated on a straight line basis over the 20 year term of the franchise agreement. The loan documents include a nonrecourse carve-out to the borrower and guarantor for any losses associated with this financing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Civic Opera Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Civic Opera Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Civic Opera Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Civic Opera Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Civic Opera Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.5%	Net Rentable Area (SF):	915,162
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	SL Civic Wacker LLC	Year Built / Renovated:	1929 / 2015
Sponsor:	Michael Silberberg	Occupancy:	92.4%
Interest Rate:	4.67200%	Occupancy Date:	6/1/2015
Note Date:	7/8/2015	Number of Tenants:	168
Maturity Date:	8/1/2025	2012 NOI(2):	$5,739,184
Interest-only Period:	36 months	2013 NOI(2)(3):	$7,217,502
Original Term:	120 months	2014 NOI(3)(4):	$9,353,346
Original Amortization:	360 months	TTM NOI (as of 5/2015)(4)(5):	$10,731,742
Amortization Type:	IO-Balloon	UW Economic Occupancy:	91.0%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$27,137,972
Lockbox:	Hard	UW Expenses:	$12,406,496
Additional Debt:	Yes	UW NOI(5):	$14,731,476
Additional Debt Balance:	$89,000,000	UW NCF:	$13,138,660
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(6):	$220,000,000 / $240
		Appraisal Date:	6/2/2015

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$179
Taxes:	$1,708,278	$294,167	N/A	Maturity Date Loan / SF:	$157
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	74.5%
Replacement Reserves:	$15,253	$15,253	N/A	Maturity Date LTV(6):	65.5%
TI/LC:	$3,000,000	$95,330	N/A	UW NCF DSCR:	1.29x
Other:	$7,327,030	$61,616	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$164,000,000	100.0%	Payoff Existing Debt	$112,647,336	68.7%
			Return of Equity	33,600,688	20.5%
			Upfront Reserves	12,050,561	7.3%
			Closing Costs	5,701,415	3.5%
Total Sources	$164,000,000	100.0%	Total Uses	$164,000,000	100.0%

(1)	The Civic Opera Building loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $164.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $164.0 million Civic Opera Building Whole Loan.
(2)	The increase in 2013 NOI from 2012 NOI is primarily due to the lease-up of the property resulting in an 8.4% increase in occupancy year-over-year.
(3)	The increase in 2014 NOI from 2013 NOI is primarily due to the lease-up of the property resulting in an 8.2% increase in occupancy year-over-year.
(4)	The increase in TTM NOI from 2014 NOI is primarily due to the lease-up of the property resulting in a 2.6% increase in occupancy.
(5)	The increase in UW NOI from TTM NOI is primarily due to income associated with new leases signed over the previous 24 months and the expiration of related free rent, as well as contractual rent escalations underwritten through August 2016, which account for approximately $714,037 in base rent.
(6)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical market value assuming contractual tenant improvements and free rent are escrowed.” At closing, the borrower reserved $3,711,165 for free rent and $2,407,592 for outstanding tenant improvements. The “as-is” value as of June 2, 2015 is $214.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 76.6% and 67.4%, respectively.
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Civic Opera Building

The Loan. The Civic Opera Building loan is secured by a first mortgage lien on a 44-story, 915,162 square foot office building located in Chicago, Illinois. The whole loan has an outstanding principal balance as of the Cut-off Date of $164.0 million (the “Civic Opera Building Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $75.0 million, is being contributed to the JPMBB 2015-C32 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $89.0 million and was contributed to the JPMBB 2015-C31 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C31 trust. The trustee of the JPMBB 2015-C31 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Civic Opera Building Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Civic Opera Building Whole Loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The previous existing debt was securitized in the UBSCM 2012-C1 transaction.

The Borrower. The borrowing entity for the Civic Opera Building Whole Loan is SL Civic Wacker LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Michael Silberberg of Berkley Properties, LLC (“Berkley Properties”). Berkley Properties is a privately owned real estate holding company currently headquartered in Nanuet, New York. The company purchases, renovates and manages office, hotel, retail and multifamily properties throughout the northeastern United States and currently has holdings in Chicago, New York, New Jersey, Alabama, Tennessee and Texas. The company currently has ownership interests in 45 properties with an aggregate market value of approximately $5.0 billion.

The loan sponsor acquired the property in 2012 for $125.8 million at a time when occupancy was 74.8% and, according to the loan sponsor, has since invested approximately $5.9 million to renovate and reposition the property. The improvements included lobby and common area upgrades as well as the addition of a communal 6,000 square foot rooftop terrace for building tenants. Additionally, the loan sponsor has indicated it intends to invest approximately $20.2 million over the next 10 years for further common area corridor renovations, elevator renovations and exterior façade maintenance. The loan sponsor has a total cost basis of approximately $184.3 million.

The Property. The Civic Opera Building is a 44-story, 915,162 square foot Class B office building overlooking the Chicago River in the West Loop office submarket of downtown Chicago, Illinois. The Civic Opera Building property encompasses an entire city block in downtown Chicago and is situated on approximately 1.61 acres. The property was originally constructed in 1929, fully restored in 1998, and is currently undergoing renovations in 2015. Recent renovations include lobby and common area upgrades, various building systems and elevator upgrades, expansion of the fitness center and the addition of a communal rooftop patio for tenant use. The property, originally designed by architectural firm Graham, Anderson, Probst & White, is known as an iconic asset in the Chicago market and is home to the Lyric Opera of Chicago, the second largest opera auditorium in the United States with 3,563 seats. Additionally, a majority of the floors offer views of the Chicago River, downtown Chicago and Lake Michigan in the distance. The property contains various on-site amenities including a conference center, convenience store, a 6,500 square foot fitness center and a 6,000 square foot rooftop terrace. Furthermore, tenants benefit from 24 passenger elevators and three freight elevators. In addition, tenants benefit from proximity to Union Station, Ogilvie Station, multiple Chicago Transit Authority rail and bus lines and multiple nearby parking garages. Interstate Highway 290 is located approximately 0.5 miles south of the property and provides both regional access and direct access to Interstate Highways 90 and 94.

As of June 1, 2015, the property was 92.4% occupied by 168 tenants. The largest tenant at the property, Cassiday Schade LLP (“Cassiday”), leases 6.9% of the net rentable area through February 2018 and has occupied the space since March 2008. The lease has one five-year extension option remaining. Cassiday is a civil litigation firm specializing in the defense of businesses and individuals in a wide range of practice areas. Founded in 1979, the firm has built a diverse client base representing corporations from a variety of industries including health and long-term care, insurance, financial services, manufacturing, construction, professional services and transportation. Cassiday was named one of the “Best Law Firms” by U.S. News for the fifth year in a row in November 2014. Cassiday accounts for approximately 7.6% of the in-place base rent at the property. The second largest tenant, Technexus, LLC (“Technexus”), leases 4.0% of the net rentable area through April 2025 and has occupied the space since February 2014. The lease contains one five-year extension option remaining. Technexus serves as a startup accelerator and helps to grow and nurture businesses. Since its founding in 2007, over 200 companies have been a part of Technexus and have raised a collective $225.0 million. Technexus accounts for approximately 4.5% of the in-place base rent at the property. The third largest tenant, American Institutes for Research (“AIR”), leases 3.1% of the net rentable area through November 2015. AIR originally occupied its first space in January 2011 and has since expanded into three additional suites. The lease has one five-year extension option remaining. AIR is a not-for-profit organization that conducts behavioral and social science research and delivers technical assistance both domestically and internationally in the areas of health, education and workforce productivity. Established in 1946 and headquartered in Washington, D.C., AIR has grown to be one of the world’s largest behavioral and social science research and evaluation organizations. AIR accounts for approximately 3.1% of the in-place base rent at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Civic Opera Building

The property is located in the West Loop office submarket of Chicago’s central business district and lies within walking distance of three of the four major commuter rail stations in the downtown area: Ogilvie Transportation Center, located one block west; Union Station, located two blocks southwest; and LaSalle Street Station, located five blocks southeast. Several international companies with a presence in the West Loop submarket include Boeing Corporation’s global headquarters, Ernst & Young, Hyatt Corporation’s global headquarters, PricewaterhouseCoopers, Goldman Sachs, Hewlett-Packard and UBS. Additionally, the property is located approximately 18.5 miles southeast of O’Hare International Airport and approximately 9.8 miles northeast of Chicago Midway International Airport. According to the appraisal, as of the fourth quarter of 2014, the West Loop submarket consisted of approximately 36.3 million square feet of office space with an overall vacancy rate of 11.6% and average rents of $36.75 per square foot. This compares to 12.7% and $35.93 per square foot, respectively, for the first quarter of 2014. The appraisal identified six directly comparable office properties that reported occupancies ranging from 87.9% to 99.3%, built between 1914 and 1966 and ranging in size from approximately 252,847 to 910,000 square feet. Asking rents for the comparable properties range from $27.00 to $40.78 per square foot, with a weighted average of $35.48 per square foot.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
73.2%	81.6%	89.8%	92.4%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 1, 2015.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Cassiday Schade LLP	NA / NA / NA	63,073	6.9%	$30.02	7.5%	2/28/2018
Technexus, LLC(2)	NA / NA / NA	36,431	4.0%	$31.00	4.5%	4/30/2025
American Institutes for Research	NA / NA / NA	28,641	3.1%	$27.28	3.1%	11/30/2015
Hybris (US) Corp.(3)	NA / NA / NA	28,350	3.1%	$32.50	3.7%	7/31/2022
Clarity Consulting, Inc.(4)	NA / NA / NA	21,600	2.4%	$31.36	2.7%	6/30/2023
Pure Equator US, Inc.(5)	NA / NA / NA	20,395	2.2%	$33.64	2.7%	7/31/2026
Lyons Consulting Group LLC(6)	NA / NA / NA	19,968	2.2%	$31.75	2.5%	5/31/2025
Klein Thorpe & Jenkins(7)	NA / NA / NA	19,778	2.2%	$32.66	2.6%	5/31/2025
Homefinder.com, LLC(8)	NA / NA / NA	17,784	2.0%	$30.50	2.2%	12/31/2019
Hamilton Communications Group, Inc.	NA / NA / NA	16,721	1.8%	$30.50	2.0%	12/31/2016

(1)	Based on the underwritten rent roll.

(2)	Technexus, LLC has the right to terminate its lease as of February 1, 2023, with 12 months’ notice and payment of a termination fee. The termination option automatically expires if not exercised on or before September 30, 2020.

(3)	Hybris (US) Corp. has the right to terminate its lease with respect to the 39th floor expansion space (14,005 square feet) as of July 31, 2019, with 15 months’ notice and payment of a termination fee.

(4)	Clarity Consulting, Inc. has the right to terminate its lease as of February 1, 2021, with 12 months’ notice and payment of a termination fee.

(5)	Pure Equator US, Inc. has the right to terminate its lease as of July 31, 2022, with 12 months’ notice and payment of a termination fee.

(6)	Lyons Consulting Group LLC has the right to terminate its lease as of June 1, 2021, with 12 months’ notice and payment of a termination fee.

(7)	Klein Thorpe & Jenkins has the right to terminate its lease as of May 31, 2023, with 12 months’ notice and payment of a termination fee.

(8)	Homefinder.com, LLC has the right to terminate its lease as of December 31, 2017, with 12 months’ notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Civic Opera Building

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	69,461	7.6%	NAP	NAP	69,461	7.6%	NAP	NAP
2015 & MTM	8	39,167	4.3%	$1,068,412	4.2%	108,628	11.9%	$1,068,412	4.2%
2016	24	69,729	7.6%	2,081,827	8.3%	178,357	19.5%	$3,150,239	12.5%
2017	18	31,430	3.4%	987,274	3.9%	209,787	22.9%	$4,137,513	16.4%
2018	25	140,369	15.3%	4,371,878	17.4%	350,156	38.3%	$8,509,392	33.8%
2019	28	125,381	13.7%	3,889,530	15.5%	475,537	52.0%	$12,398,922	49.3%
2020	25	96,999	10.6%	2,992,547	11.9%	572,536	62.6%	$15,391,468	61.2%
2021	9	57,601	6.3%	1,745,253	6.9%	630,137	68.9%	$17,136,721	68.1%
2022	12	57,830	6.3%	1,880,533	7.5%	687,967	75.2%	$19,017,254	75.6%
2023	7	52,919	5.8%	1,615,634	6.4%	740,886	81.0%	$20,632,888	82.0%
2024	3	19,486	2.1%	613,809	2.4%	760,372	83.1%	$21,246,697	84.4%
2025	6	83,677	9.1%	2,622,525	10.4%	844,049	92.2%	$23,869,222	94.8%
2026 & Beyond(2)	3	71,113	7.8%	1,300,095	5.2%	915,162	100.0%	$25,169,317	100.0%
Total	168	915,162	100.0%	$25,169,317	100.0%

(1)	Based on the underwritten rent roll.

(2)	2026 & Beyond includes a 9,291 square foot reassessment associated with a Building Owners and Managers Association assessment of the property. Furthermore, the square footage adjustment has not been allocated to specific tenant spaces for the purposes of our analysis.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$13,676,700	$19,059,841	$22,569,160	$23,232,284	$25,169,317	$27.50	87.0%
Vacant Income	0	0	0	0	2,208,373	2.41	7.6%
Gross Potential Rent	$13,676,700	$19,059,841	$22,569,160	$23,232,284	$27,377,690	$29.92	94.7%
Reimbursements	712,518	1,651,033	1,712,685	1,799,215	1,539,367	1.68	5.3%
Net Rental Income	$14,389,218	$20,710,874	$24,281,846	$25,031,499	$28,917,057	$31.60	100.0%
(Vacancy/Credit Loss)	0	(2,668,013)	(3,166,151)	(2,928,042)	(2,602,535)	(2.84)	(9.0)--
Other Income	1,148,217	750,404	711,646	772,796	823,450	0.90	2.8%
Effective Gross Income	$15,537,435	$18,793,265	$21,827,340	$22,876,253	$27,137,972	$29.65	93.8%
Total Expenses	$9,798,251	$11,575,763	$12,473,994	$12,144,511	$12,406,496	$13.56	45.7%
Net Operating Income	$5,739,184	$7,217,502	$9,353,346	$10,731,742	$14,731,476	$16.10	54.3%
Total TI/LC, Capex/RR	0	0	0	0	1,592,816	1.74	5.9%
Net Cash Flow	$5,739,184	$7,217,502	$9,353,346	$10,731,742	$13,138,660	$14.36	48.4%

(1)	The TTM column represents the trailing 12 months ended May 31, 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is primarily due to income associated with new leases signed over the previous 24 months and the expiration of related free rent, as well as contractual rent escalations underwritten through August 2016, which account for approximately $714,037 in base rent.

Property Management. The Civic Opera Building property is managed by Jones Lang LaSalle. The current management agreement commenced on June 29, 2015, has a 12-month term and will automatically renew each year on a 12-month term, unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of gross income, payable on a monthly basis. The management fees related to the Civic Opera Building property are subordinate to the liens and interests of the Civic Opera Building loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Civic Opera Building

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $3.7 million for free rent reserves, $3.0 million for future tenant improvements and leasing commissions, approximately $2.4 million for outstanding tenant improvements, approximately $1.7 million for real estate taxes, $838,578 for required repairs, $369,695 for elevator replacements and repairs, and $15,253 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $294,167.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $95,330 (approximately $1.25 per square foot annually) for future tenant improvements and leasing commissions. The reserve is not subject to a cap.

Elevator Work Reserves - On a monthly basis until the payment date in February 2019, the borrower is required to escrow $61,616 (approximately $0.81 per square foot annually) for elevator replacements and repairs. The reserve is not subject to a cap.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $15,253 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

Extended Free Rent Reserves - To the extent there is a Cash Sweep Event (as defined below) caused solely by an Extended Free Rent Trigger Event (as defined below), all excess cash flow after payment of debt service, other reserves and operating expenses is required to be deposited in a free rent reserve pursuant to the loan agreement. The reserve is capped at $780,440.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. Except as described above, to the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default (ii) any involuntary bankruptcy action of the borrower or bankruptcy action of the property manager, (iii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on a trailing three months is less than 1.20x or (iv) the payment date occurring in October 2018 (an “Extended Free Rent Trigger Event”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Palmer House Retail Shops

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Palmer House Retail Shops

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Palmer House Retail Shops

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Palmer House Retail Shops

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Palmer House Retail Shops

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$62,000,000	Title:	Fee
Cut-off Date Principal Balance:	$62,000,000	Property Type - Subtype:	Mixed Use – Retail/Parking/Office
% of Pool by IPB:	5.4%	Net Rentable Area (SF):	134,536
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	Thor Palmer House Retail, LLC	Year Built / Renovated:	1929 / 2009
Sponsor:	Thor Urban Operating Fund, L.P.	Occupancy:	95.0%
Interest Rate:	4.84500%	Occupancy Date:	6/22/2015
Note Date:	9/17/2015	Number of Tenants:	17
Maturity Date:	10/6/2025	2012 NOI:	$4,687,752
Interest-only Period:	36 months	2013 NOI:	$4,781,007
Original Term:	120 months	2014 NOI:	$5,276,223
Original Amortization:	360 months	TTM NOI (as of 6/2015):	$5,318,156
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.4%
Call Protection:	L(24),Def(91),O(5)	UW Revenues:	$6,284,763
Lockbox:	Hard	UW Expenses:	$1,102,781
Additional Debt:	N/A	UW NOI:	$5,181,982
Additional Debt Balance:	N/A	UW NCF:	$4,984,417
Additional Debt Type:	N/A	Appraised Value / Per SF:	$92,550,000 / $688
		Appraisal Date:	8/10/2015

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$461
Taxes:	$138,274	$46,091	N/A	Maturity Date Loan / SF:	$407
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.0%
Replacement Reserves:	$0	$2,803	N/A	Maturity Date LTV:	59.1%
TI/LC:	$0	$11,211	N/A	UW NCF DSCR:	1.27x
Other:	$430,000	$0	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$62,000,000	100.0%	Payoff Existing Debt	$58,483,613	94.3%
			Return of Equity	2,092,123	3.4
			Closing Costs	855,991	1.4
			Reserves	568,274	0.9
Total Sources	$62,000,000	100.0%	Total Uses	$62,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Palmer House Retail Shops loan has an outstanding principal balance of $62.0 million and is secured by a first mortgage lien on the retail, office and parking components of the historic Palmer House Hilton Hotel located in downtown Chicago, Illinois. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the JPMCC 2014-FL4 transaction.

The Borrower. The borrowing entity for the Palmer House Retail Shops loan is Thor Palmer House Retail, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Thor Urban Operating Fund, L.P., an investment fund controlled by Thor Equities, LLC (“Thor Equities”). Thor Equities is a privately-held commercial real estate firm headquartered in New York, New York with a retail, office, hotel and residential portfolio and development pipeline totaling approximately 20.0 million square feet. Thor Equities focuses on urban real estate development, leasing and management, pursuing retail and mixed-use assets in high-density locations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Palmer House Retail Shops

The Property. The Palmer House Retail Shops comprise the 134,536 square foot retail, office and parking garage components of the historic Palmer House Hilton Hotel located along Monroe Street, State Street and Wabash Avenue in the central business district of Chicago, Illinois. The property consists of 54,136 square feet of retail space, 14,400 square feet of office space and a 66,000 square-foot, 166-space parking garage located at the base of the landmark Palmer House Hilton Hotel.

An affiliate of Thor Equities acquired the 1,639-room Palmer House Hilton Hotel in September 2005, along with the collateral office, retail and parking components. According to the loan sponsor, subsequent to the acquisition, over $170.0 million was invested into capital improvements to the overall structure. Of the total capital improvements, approximately $35.7 million was allocated to the Palmer House Retail Shops and utilized to construct new store fronts, re-demise the interiors, convert a portion of the second floor area along State Street to retail use, install new base building HVAC systems, upgrade existing utilities and life safety systems, convert the basement into a parking garage and pay tenant-related leasing costs. The 23-story Palmer House Hilton Hotel carries a AAA four-diamond rating and is one of the longest continuously operating hotels in the United States. The hotel, the second largest in Chicago by room count, hosts tourists and special events/conferences featuring over 130,000 square feet of meeting/event space with a 16,909 square foot exhibit hall, 77 breakout rooms and seven ballrooms, generating potential foot traffic for the collateral retail shops. The hotel is a member of Historic Hotels of America, the official program of the National Trust for Historic Preservation®.

As of June 22, 2015, the property was 95.0% leased by 17 tenants including A’gaci, Kay Jewelers, Aldo and Starbucks. The retail spaces are situated along State Street, Monroe Street and Wabash Avenue, and within the interior lobby of the Palmer House Hilton Hotel. The largest retail tenant, A’gaci, leases 13.9% of the net rentable area through January 2025 with two five-year extension options remaining. Founded in 1974, A’gaci is a privately-owned fashion retailer that has over 50 stores across the United States, an online store and two affiliate brands, O’Shoes and Boutique Five. The second largest retail tenant, Kay Jewelers, leases 3.8% of the net rentable area through April 2028. Kay Jewelers is a jewelry retailer founded in 1916 with over 900 stores in the United States. Kay Jewelers’ parent company, Signet Jewelers, is the largest specialty retail jeweler in the world.

ABM Parking Services leases the 166-space underground parking garage, representing approximately 26.0% of underwritten rents in-place, through July 2025. ABM Parking Services manages approximately 1,800 office and multi-use parking operations across the United States. ABM Parking Services is a subsidiary of ABM Industries, Inc. (NYSE: ABM), a provider of facility solutions with 2014 revenues of approximately $5.0 billion and 118,000 employees in over 300 offices deployed throughout the United States and various international locations. ABM Industries, Inc. provides various services include facilities engineering, commercial cleaning, energy solutions, HVAC, electrical, landscaping, parking and security.

Hilton Complex Sales, an affiliate Hilton Worldwide Holdings Inc. (NYSE: HLT), leases the 14,400 square foot second floor office space, representing 10.7% of the net rentable area, through April 2019. Hilton Complex Sales provides sales and booking reservation services for all three Chicago-area Hilton hotels.

According to the appraisal, the Palmer House Retail Shops property is located in Chicago’s central business district, specifically the downtown district, in the area generally known as the “Loop”. The downtown district is home to approximately 128.2 million square feet of office space, over 10.0 million square feet of retail space and a daytime workforce population of over 0.5 million people. Additionally, the property is situated along the historic State Street retail corridor, one block east of Millennium Park and the Art Institute of Chicago. According to the appraisal, shopping along State Street in Chicago is considered second only to the Magnificent Mile, with branches of the Magnificent Mile’s most popular stores located along State Street. The six-block State Street retail corridor is anchored by a Macy’s location that is one of the largest department stores in the world, occupying an entire city block with 1.4 million square feet. Other retailers along State Street include Anthropologie, Nordstrom Rack, H&M, Sears, Target, Zara, TJ Maxx, Urban Outfitters, Gap, Off Saks Fifth Avenue and Forever 21. The Palmer House Retail Shops property is favorably located on the eastern side of State Street between Macy’s and Target, each of whom occupies the adjacent block. Regular pedestrian traffic along State Street generally consists of office workers, retail shoppers and college students. The number of college students in the Loop has grown to approximately 60,000 due to the presence of Columbia College Chicago and DePaul University in the immediate area.

The property is situated along the east side of State Street at East Monroe Street, approximately three blocks north of Congress Street, the most direct connection between the Loop and the expressway system. Access to the area is provided by Chicago’s Metra commuter train system which connects the Loop to suburbs in all directions. Additionally, the property is close to several Chicago Transit Authority (“CTA”) stations that house the Brown, Orange, Pink, Purple, Blue and Green lines which connect the area to Chicago O’Hare International Airport in approximately 45 minutes. According to the appraisal, the property is located within Chicago’s City North retail submarket which had year-end 2014 and second quarter 2015 vacancy rates of 4.2% and 2.8%, respectively. The appraisal determined market rents based on the different locations of the rentable area at the property as shown in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Palmer House Retail Shops

Appraisal Market Rent Conclusions
Space Classification	Net Rentable Area (SF)	Occupied Net Rentable Area (SF)	Vacant Net Rentable Area (SF)	Appraisal Gross Market Rent PSF(1)	Average In-Place Gross Rent PSF(1)
State Street Ground Floor Retail (Small)	16,834	16,834	0	$140.00	$136.84
State Street Ground Floor Retail (Large)	18,689	18,689	0	$65.00	$63.51
Monroe Street Ground Floor Retail	4,148	4,148	0	$65.00	$63.92
Wabash Avenue Ground Floor Retail	5,567	3,467	2,100	$65.00	$53.64
Interior Ground Floor Retail	8,898	4,233	4,665	$50.00	$57.37
Second Floor Office	14,400	14,400	0	$25.00	$25.71
(1)	Appraisal Gross Market Rent PSF and Average In-Place Gross Rent PSF reflect base rents and reimbursements, where applicable, on a per square foot basis.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
94.1%	94.1%	95.0%	95.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 22, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
ABM Parking Services(3)	NA / NA / NA	66,000	49.1%	$23.52	26.0%	7/31/2025
A’gaci(4)	NA / NA / NA	18,689	13.9%	$64.78	20.2%	1/31/2025
Hilton Complex Sales(5)	NA / BB / NA	14,400	10.7%	$26.20	6.3%	4/30/2019
Kay Jewelers(6)	NA / BBB- / NA	5,124	3.8%	$165.27	14.2%	4/30/2028
Skechers(7)	NA / NA / NA	3,035	2.3%	$72.45	3.7%	MTM
Aldo(8)	NA / NA / NA	2,720	2.0%	$119.06	5.4%	12/31/2022
Crocs	NA / NA / NA	2,620	1.9%	$140.12	6.1%	12/31/2023
Merz Apothecary(9)	NA / NA / NA	2,229	1.7%	$62.87	2.3%	11/30/2025
Starbucks	A2 / A- / A-	2,223	1.7%	$38.50	1.4%	12/31/2018
Freshii(10)	NA / NA / NA	1,919	1.4%	$65.00	2.1%	7/31/2027
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	ABM Parking Services has a one-time right to terminate its lease as of July 31, 2020 if it fails to attain gross sales of $4.0 million in the 2019 calendar year by providing notice between January 1, 2020 and February 28, 2020.
(4)	A’gaci has a one-time right to terminate its lease between February 1, 2016 and March 31, 2016 by providing two months’ notice.
(5)	Hilton Complex Sales has the right to terminate its lease at anytime with nine months’ notice and the payment of a termination fee.
(6)	Kay Jewelers has a one-time right to terminate its lease if it fails to attain gross sales of $4.0 million in the lease year ending April 30, 2023 by providing four months’ notice between May 1, 2023 and July 31, 2023.
(7)	Skechers’ month-to-month lease may be terminated by the tenant or the borrower with one month’s notice. Skechers has been a month-to-month tenant at the property since January 1, 2014.
(8)	Aldo has the right to terminate its lease as of December 28, 2017 with six months’ notice.
(9)	Merz Apothecary has a one-time right to terminate its lease between November 12, 2020 and January 10, 2021 by providing six months’ notice.
(10)	Freshii has a one-time right to terminate its lease between July 29, 2022 and October 26, 2022 by providing three months’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Palmer House Retail Shops

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	6,765	5.0%	NAP	NAP	6,765	5.0%	NAP	NAP
2015 & MTM	1	3,035	2.3	$219,893	3.7%	9,800	7.3%	$219,893	3.7%
2016	0	0	0.0	0	0.0	9,800	7.3%	$219,893	3.7%
2017	0	0	0.0	0	0.0	9,800	7.3%	$219,893	3.7%
2018	1	2,223	1.7	85,585	1.4	12,023	8.9%	$305,478	5.1%
2019	1	14,400	10.7	377,246	6.3	26,423	19.6%	$682,724	11.4%
2020	0	0	0.0	0	0.0	26,423	19.6%	$682,724	11.4%
2021	0	0	0.0	0	0.0	26,423	19.6%	$682,724	11.4%
2022	1	2,720	2.0	323,849	5.4	29,143	21.7%	$1,006,573	16.8%
2023	3	5,955	4.4	798,305	13.3	35,098	26.1%	$1,804,878	30.2%
2024	2	2,545	1.9	116,407	1.9	37,643	28.0%	$1,921,285	32.1%
2025	3	86,918	64.6	2,903,041	48.5	124,561	92.6%	$4,824,326	80.7%
2026 & Beyond	5	9,975	7.4	1,156,514	19.3	134,536	100.0%	$5,980,840	100.0%
Total	17	134,536	100.0%	$5,980,840	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,335,604	$5,451,204	$6,051,380	$6,150,056	$5,980,840	$44.46	90.1%
Vacant Income	0	0	0	0	369,750	2.75	5.6
Gross Potential Rent	$5,335,604	$5,451,204	$6,051,380	$6,150,056	$6,350,590	$47.20	95.6%
Total Reimbursements	365,365	363,754	268,782	280,392	289,711	2.15	4.4
Net Rental Income	$5,700,969	$5,814,959	$6,320,162	$6,430,448	$6,640,301	$49.36	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(369,723)	(2.75)	(5.6)
Other Income(3)	5,645	17,794	12,209	14,185	14,185	0.11	0.2
Effective Gross Income	$5,706,615	$5,832,753	$6,332,371	$6,444,633	$6,284,763	$46.71	94.6%

Total Expenses(4)	$1,018,863	$1,051,746	$1,056,149	$1,126,477	$1,102,781	$8.20	17.5%

Net Operating Income	$4,687,752	$4,781,007	$5,276,223	$5,318,156	$5,181,982	$38.52	82.5%

Total TI/LC, Capex/RR	0	0	0	0	197,565	1.47	3.1

Net Cash Flow	$4,687,752	$4,781,007	$5,276,223	$5,318,156	$4,984,417	$37.05	79.3%
(1)	TTM column represents the trailing 12-month period ending on June 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is primary comprised of percentage rent related to the Starbucks and UPS tenants.
(4)	The property is subject to a Class L Tax Property Tax Incentive. Underwritten real estate tax expense of $536,985 represents actual abated amounts due in 2015 in accordance with the tax incentive. Please refer to “Class L Property Tax Incentive” below for additional details.

Property Management. The property is managed by Thor Equities, LLC, an affiliate of the loan sponsor.

Class L Property Tax Incentive. The property currently benefits from a Class L Property Tax Incentive. The incentive allows the property to have an assessment level that is less than the standard 25.0% of the taxing authority’s market value. The property will be assessed at 10.0% of the taxing authority’s market value through the 10th year of the abatement (tax year 2018), 15.0% in the 11th year (tax year 2019) and 20.0% in 12th year (tax year 2020), before reverting back to 25.0% in tax year 2021. The Class L Property Tax Incentive is granted by Cook County (with the approval of the City of Chicago) to encourage the preservation and rehabilitation of landmark commercial, industrial and income-producing not-for-profit buildings. Renewal of the Class L Property Tax Incentive is not limited so long as the borrower continues to apply and the property continues to qualify for the incentive program. In the event that the property is no longer eligible for the tax incentive, the majority of the increase in property tax expense is anticipated to be recaptured through tenant reimbursements, as most tenants at the property reimburse taxes over a base year in accordance with their leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Palmer House Retail Shops

Escrows and Reserves. At origination, the borrower deposited into escrow $430,000 for future tenant improvements, leasing commissions and free rent obligations, and $138,274 for real estate taxes.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payment which currently equates to $46,091.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured under an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,803 (approximately $0.25 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $11,211 (approximately $1.00 per square foot annually) for future tenant improvements and leasing commissions. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. Except as described above, to the extent a Cash Sweep Event (as defined below) is continuing, all excess cash flow after payment of the monthly debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) the date on which the debt service coverage ratio, as calculated in the loan documents, falls below 1.20x or (iii) A’gaci or ABM Parking Services either (a) giving notice of its intent to terminate its lease or (b) not renewing its lease at least 18 months prior to the expiration of its lease.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio, as calculated in the loan documents, does not exceed 95.0% of the loan-to-value ratio on the origination date (approximately 63.7%, based on the Cut-off Date LTV), (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 105.0% of the debt service coverage ratio on the origination date (approximately 1.33x, based on the UW NCF DSCR), (iv) an acceptable intercreditor agreement has been executed and (v) rating agency confirmation.

Reciprocal Easement Agreement. The borrower is party to a three-member reciprocal easement agreement with the respective owners of the hotel and non-collateral office components of the Palmer House. The agreement outlines the rights, responsibilities and obligations of each owner, provides cross easements over building common areas (such as the parking floors) and outlines each party’s proportional share of various expenses related to the common elements (roof, structure, etc.) and management of common areas. The agreement may not be amended or terminated without the consent of all three members and any mortgagees then secured by a mortgage on any portion of the Palmer House. See “Risk Factors—Retail Properties Have Special Risks” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Gateway Business Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Gateway Business Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Gateway Business Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Gateway Business Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$55,931,143	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	514,047
Loan Purpose:	Refinance	Location:	Mount Laurel, NJ
Borrower:	Gateway Park, LLC	Year Built / Renovated:	1984-1987 / N/A
Sponsor:	Joseph Friedman	Occupancy:	82.0%
Interest Rate:	4.87500%	Occupancy Date:	9/1/2015
Note Date:	9/10/2015	Number of Tenants:	33
Maturity Date:	9/6/2025	2012 NOI:	$4,708,568
Interest-only Period:	None	2013 NOI:	$4,869,655
Original Term:	120 months	2014 NOI:	$4,822,239
Original Amortization:	360 months	TTM NOI (as of 5/2015):	$4,744,197
Amortization Type:	Balloon	UW Economic Occupancy:	87.6%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$8,005,057
Lockbox:	CMA	UW Expenses:	$3,100,556
Additional Debt:	N/A	UW NOI:	$4,904,501
Additional Debt Balance:	N/A	UW NCF:	$4,610,586
Additional Debt Type:	N/A	Appraised Value / Per SF:	$75,100,000 / $146
		Appraisal Date:	7/21/2015

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$109
Taxes:	$204,435	$103,770	N/A	Maturity Date Loan / SF:	$89
Insurance:	$38,347	$12,231	N/A	Cut-off Date LTV:	74.5%
Replacement Reserves:	$0	$8,567	N/A	Maturity Date LTV:	61.1%
TI/LC:	$2,000,000	Springing	$1,000,000	UW NCF DSCR:	1.30x
Other:	$1,075,000	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$56,000,000	100.0%	Payoff Existing Debt(2)	$50,441,146	90.1%
			Upfront Reserves	3,318,282	5.9
			Return of Equity	1,213,187	2.2
			Closing Costs	1,027,385	1.8
Total Sources	$56,000,000	100.0%	Total Uses	$56,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Payoff Existing Debt includes both a mortgage loan (previously securitized in GMACC 2006-C1) of approximately $47.3 million and a mezzanine loan of approximately $3.2 million.

The Loan. The Gateway Business Park loan has an outstanding principal balance as of the Cut-off Date of approximately $55.9 million and is secured by a first mortgage lien on a 514,047 square foot, eight-building office complex located in Mount Laurel, New Jersey. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing mortgage loan was securitized in the GMACC 2006-C1 transaction.

The Borrower. The borrowing entity for the Gateway Business Park loan is Gateway Park, LLC, a New Jersey limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Joseph Friedman. Joseph Friedman is a real estate owner and manager with over 25 years of experience. Joseph Friedman, his wife Chana Friedman and their trust collectively own 39 multifamily and commercial properties in addition to the Gateway Business Park.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Gateway Business Park

The Property. Gateway Business Park is an eight-building office park totaling 514,047 square feet located in Mount Laurel, New Jersey. The park includes two sets of buildings, the Fellowship Road Complex and the Gaither Drive Complex, both of which are collateral and are situated on opposite sides of Fellowship Road, between the New Jersey Turnpike and Interstate 295. According to the appraisal, the properties have access to both highways. The Fellowship Road Complex consists of three single-story buildings totaling 180,451 square feet and the Gaither Drive Complex consists of five single-story buildings totaling 333,596 square feet. The buildings were built and completed between 1984 and 1987 and are situated on 50.721 acres. The office park contains 2,210 surface parking spaces, which provides for a parking ratio of approximately 4.3 spaces per 1,000 square feet of net rentable area.

As of September 1, 2015, the property was 82.0% leased by 33 tenants. Other than the largest two tenants, no one tenant accounts for more than 5.9% of the total square feet. There have been six new leases executed in 2015 totaling 30,062 square feet and one lease renewal for 40,115 square feet that is currently being negotiated (see below for additional information). The property also includes 21 tenants that executed leases prior to and including 2007 and account for 79.7% of the underwritten rents in place.

The largest tenant at the property, Canon Financial Services, Inc. (“CFS”), leases 50,030 square feet and occupies an entire building (9.7% of the net rentable area) within the Gaither Drive Complex. CFS operates all financing and leasing activities for Canon USA, Inc. (“Canon”) in the United States. CFS is a wholly owned subsidiary of Canon, a leading provider of consumer, business-to-business and industrial digital imaging solutions to the United States, Latin America and the Caribbean markets. The parent company, Canon Inc. (NYSE: CAJ), is rated “Aa1 / AA” by Moody’s and S&P and ranks third overall in U.S. patents registered in 2014 and is one of Fortune Magazine’s World’s Most Admired Companies in 2015. Gateway Business Park serves as CFS’s headquarters and CFS has expanded twice since its original lease in 2001 from 34,940 square feet to 50,030 square feet. CFS renewed their lease in 2005 and 2010 and has one five-year renewal option remaining. In addition to CFS’s space at the property, Canon also operates a warehouse facility adjacent to the property, which is not part of the loan collateral, and uses the space to store copiers and other inventory in conjunction with Canon’s operations at the property.

The second largest tenant at the property, Jacobs Engineering Group Inc. (“Jacobs”) (NYSE: JEC), leases 40,115 square feet (7.8% of the net rentable area) and occupies approximately 59.1% of a building located in the Fellowship Road Complex. With 2014 revenues of nearly $13.0 billion, Jacobs is one of the largest technical professional services firms in the world providing a diverse range of technical, professional and construction services to a large number of industrial, commercial and governmental clients. Jacobs has been at the property since 2003 and expanded its space in 2008. The current lease is due to expire in June 2016, however, according to the loan sponsor, a lease amendment is currently being negotiated to extend the lease through December 31, 2025. Through an August 24, 2015 signed lease estoppel, the tenant confirmed it expects to enter into the amendment. At closing, approximately $722,428 was escrowed for Jacobs’ outstanding tenant improvements.

The Gateway Business Park buildings are located on Fellowship Road, Gaither Drive and East Park Drive in Mount Laurel, New Jersey, an edge suburb of Philadelphia. The property is situated between the New Jersey Turnpike and Interstate 295 with full interchanges to both highways located within approximately 0.5 miles of the property. Fellowship Road is the main local roadway within the three-mile submarket commonly known as East Gate, which according to the appraisal contains desirable residential communities and office locations in Southern New Jersey. Given the area’s highway access, other land uses in the immediate area include hotels such as DoubleTree Suites and Westin Hotel ML. The 1.1 million square foot Moorestown Mall and the 1.0 million square foot East Gate Shopping Center are located approximately 0.5 miles west of the property. According to the appraisal, tenants at the property have numerous restaurant and retail options within close proximity.

According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius is 3,621, 67,224 and 192,502 people, respectively, and the estimated average household income is $106,982, $102,512 and $106,646, respectively. The property is located in the Northern Burlington County submarket of the Southern New Jersey office market. The Southern New Jersey office market had an office inventory of approximately 47.4 million square feet, a total vacancy rate of 10.8% and average asking rents of $16.49 per square foot, all as of the second quarter of 2015. The Northern Burlington County submarket had an office inventory of approximately 7.2 million square feet, a total vacancy rate of 9.9% and average asking rents of $14.65 per square foot, all as of the second quarter of 2015. The current in-place office triple-net rental rate at the property is $12.26 per square foot, which is in line with the appraisal’s concluded starting triple-net market rental rate of $12.25 per square foot.

Historical and Current Occupancy(1)
2011	2012	2013	2014	Current(2)
82.8%	75.7%	84.8%	83.1%	82.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Gateway Business Park

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Canon Financial Services, Inc.	Aa1 / AA / NA	50,030	9.7%	$11.85	11.3%	7/31/2016
Jacobs Engineering Group Inc.(3)	NA / NA / NA	40,115	7.8%	$12.50	9.5%	12/31/2025
Virtua-West Jersey Health SY	NA / NA / NA	30,196	5.9%	$12.00	6.9%	3/31/2019
Middough Inc.	NA / NA / NA	26,498	5.2%	$13.50	6.8%	9/30/2017
Taylor, Wiseman Taylor	NA / NA / NA	25,545	5.0%	$13.50	6.6%	4/30/2018
SodaStream(4)	NA / NA / NA	19,899	3.9%	$13.50	5.1%	10/31/2019
Brandywine Senior Care, Inc.	NA / BBB- / NA	19,784	3.8%	$12.75	4.8%	9/19/2017
BAE Systems Mission Solution(5)	Baa2 / BBB+ / BBB+	18,437	3.6%	$11.25	3.9%	11/30/2019
S.J. Surgical Center	NA / NA / NA	17,000	3.3%	$12.75	4.1%	07/31/2020
Lyons & Doughty & Velduis, P.C.	NA / NA / NA	15,513	3.0%	$13.50	4.0%	06/30/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Jacobs’ current lease expiration date is June 30, 2016. According to the loan sponsor, a lease amendment is currently being negotiated to extend the lease through December 31, 2025. Through an August 24, 2015 signed lease estoppel, the tenant confirmed it expects to enter into the amendment. According to the draft lease amendment, with one year’s written notice, Jacobs will have the one-time right to terminate the space on June 30, 2021.
(4)	SodaStream has a one-time right to terminate its lease on April 1, 2017 by providing written notice no later than the last day of April 2016. The tenant shall pay the unamortized portion of tenant improvements and leasing commissions, legal fees and rent concessions for the first three years of the lease term using an interest rate of 6.0%.
(5)	BAE Systems Mission Solution, starting in the calendar year 2016 has a continuing option to terminate its lease on December 31 of each year by providing (i) six months written notice and (ii) simultaneously paying a termination fee equal to $17,284.69 and the then unamortized portion of tenant improvements and leasing commissions.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	92,536	18.0%	NAP	NAP	92,536	18.0%	NAP	NAP
2015 & MTM	1	5,195	1.0	$0	0.0%	97,731	19.0%	$0	0.0%
2016	6	83,507	16.2	1,029,649	19.6	181,238	35.3%	$1,029,649	19.6%
2017	8	89,205	17.4	1,128,963	21.5	270,443	52.6%	$2,158,612	41.1%
2018	5	54,605	10.6	722,084	13.7	325,048	63.2%	$2,880,696	54.8%
2019	4	79,180	15.4	974,167	18.5	404,228	78.6%	$3,854,863	73.3%
2020	4	38,243	7.4	534,125	10.2	442,471	86.1%	$4,388,988	83.5%
2021	3	17,196	3.3	192,418	3.7	459,667	89.4%	$4,581,406	87.2%
2022	1	14,265	2.8	173,711	3.3	473,932	92.2%	$4,755,117	90.5%
2023	0	0	0.0	0	0.0	473,932	92.2%	$4,755,117	90.5%
2024	0	0	0.0	0	0.0	473,932	92.2%	$4,755,117	90.5%
2025(2)	1	40,115	7.8	501,438	9.5	514,047	100.0%	$5,256,555	100.0%
2026 & Beyond	0	0	0	0	0.0	514,047	100.0%	$5,256,555	100.0%
Total	33	514,047	100.0%	$5,256,555	100.0%
(1)	Based on the underwritten rent roll.
(2)	Jacobs’ leases 40,115 square feet and their current leases expires June 30, 2016. According to the loan sponsor, a lease amendment is currently being negotiated to extend the lease through December 31, 2025 and as such, has been included in the 2025 rollover line. Through an August 24, 2015 signed lease estoppel, the tenant confirmed it expects to enter into the amendment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Gateway Business Park

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,059,137	$5,022,377	$5,253,895	$5,184,734	$5,256,555	$10.23	57.6%
Vacant Income	0	0	0	0	1,133,566	2.21	12.4
Gross Potential Rent	$5,059,137	$5,022,377	$5,253,895	$5,184,734	$6,390,121	$12.43	70.0%
Total Reimbursements	2,286,828	2,484,745	3,003,102	3,160,323	2,736,892	5.32	30.0
Net Rental Income	$7,345,965	$7,507,122	$8,256,997	$8,345,058	$9,127,013	$17.76	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,133,566)	(2.21)	(12.4)
Other Income	13,959	11,565	11,610	11,610	11,610	0.02	0.1
Effective Gross Income	$7,359,925	$7,518,687	$8,268,607	$8,356,668	$8,005,057	$15.57	87.7%

Total Expenses(3)	$2,651,357	$2,649,032	$3,446,368	$3,612,471	$3,100,556	$6.03	38.7%

Net Operating Income	$4,708,568	$4,869,655	$4,822,239	$4,744,197	$4,904,501	$9.54	61.3%

Total TI/LC, Capex/RR	0	0	0	0	293,916	0.57	3.7

Net Cash Flow	$4,708,568	$4,869,655	$4,822,239	$4,744,197	$4,610,586	$8.97	57.6%
(1)	TTM column represents the trailing 12-months ended May 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	2014 Total Expenses and TTM Total Expenses are higher than recent historical periods as a result of increased snow and trash removal costs.

Property Management. The property is managed by EY&S Management 2011 Inc., a New York corporation and affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $2.0 million for future tenant improvement and leasing commissions, $1,007,678 for outstanding tenant improvements, $204,435 for real estate taxes, $67,822 for free rent reserves and $38,347 for insurance reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payment which currently equates to $103,770.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premium, which currently equates to $12,231.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,567 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - At closing, the borrower reserved $2.0 million for future tenant improvements and leasing commissions and, if the total amount on deposit decreases to less than $1,000,000, then on a monthly basis, the borrower is required to escrow $21,419 (approximately $0.50 per square foot annually). The reserve is subject to a $1,000,000 cap (approximately $1.95 per square foot annually).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments directly to the lockbox account controlled by the lender. During the continuance of a Triggering Event (as defined below), all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. To the extent that there is a Triggering Event continuing, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Triggering Event” means the period commencing upon the earlier of: (i) an event of default and (ii) the debt service coverage ratio, as calculated in the loan documents, is less than 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Portfolio
Credit Assessment		Title:	Fee / Leasehold
(Moody’s / Fitch / DBRS / KBRA)(2):	Aaa / AAA / AAA / AA-	Property Type - Subtype:	Self Storage – Self Storage
Original Principal Balance(1):	$50,000,000	Net Rentable Area (SF):	2,663,398
Cut-off Date Principal Balance(1):	$49,666,409	Location:	Various, Various
% of Pool by IPB:	4.3%	Year Built / Renovated:	Various / Various
Loan Purpose:	Recapitalization	Occupancy:	92.9%
Borrowers(3):	Various	Occupancy Date:	6/1/2015
Sponsor:	AMERCO	Number of Tenants:	N/A
Interest Rate:	4.86500%	2012 NOI(5):	$24,458,546
Note Date:	8/12/2015	2013 NOI(5):	$26,788,260
Maturity Date:	9/1/2035	2014 NOI(5):	$29,698,899
Interest-only Period:	None	TTM NOI (as of 6/2015):	$31,725,731
Original Term(4):	240 months	UW Economic Occupancy:	89.0%
Original Amortization(4):	240 months	UW Revenues(6):	$43,890,317
Amortization Type:	Fully Amortizing	UW Expenses:	$13,920,199
Call Protection(4):	L(25),Def (211),O(4)	UW NOI:	$29,970,118
Lockbox:	CMA	UW NCF:	$29,178,385
Additional Debt(1):	Yes	Appraised Value / Per SF(7):	$458,000,000 / $172
Additional Debt Balance(1):	$108,666,409 / $111,000,000	Appraisal Date(7):	Various
Additional Debt Type(1):	Pari Passu / Subordinate Debt

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$2,242,110	Springing	N/A	Cut-off Date Loan / SF:	$59	$101
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$0	$2
Replacement Reserves:	$994,102	Springing	$994,102	Cut-off Date LTV(7):	34.6%	58.8%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	0.0%	0.9%
Other:	$479,829	$0	N/A	UW NCF DSCR:	1.86x	1.38x
				UW NOI Debt Yield:	18.9%	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$270,000,000	100.0%	Return of Equity(9)	$259,597,582	96.1%
			Closing Costs	6,686,377	2.5
			Upfront Reserves	3,716,041	1.4
Total Sources	$270,000,000	100.0%	Total Uses	$270,000,000	100.0%
(1)	The U-Haul Portfolio is part of a loan co-originated by JPMCB and Morgan Stanley Bank, N.A. and is comprised of (i) a mortgage loan with an aggregate original principal balance of $50.0 million, (ii) two companion loans, each of which is pari passu with the U-Haul Portfolio Mortgage Loan (each such companion loan comprised of one or more pari passu notes), with an aggregate original principal balance of approximately $109.0 million and (iii) a subordinate companion loan (comprised of two pari passu notes) with an aggregate original principal balance of $111.0 million. The Financial Information presented in the chart above reflects the approximately $158.3 million aggregate Cut-off Date balance of the U-Haul Portfolio Mortgage Loan and the U-Haul Portfolio Pari Passu Companion Loans and the aggregate Cut-off Date balance of the approximately $269.3 million U-Haul Portfolio Whole Loan.
(2)	Moody’s, Fitch, DBRS and KBRA have confirmed that the U-Haul Portfolio Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(3)	For a full description of the borrowers, please refer to “The Borrowers” below.
(4)	The U-Haul Portfolio Whole Loan has a 20-year original and amortization term; however, the U-Haul Portfolio Mortgage Loan, which is included in the JPMBB 2015-C32 Trust, is scheduled to fully amortize over 10 years. The lockout period will be at least 25 payments beginning with and including the first payment date of October 1, 2015. Defeasance of the U-Haul Portfolio Whole Loan is permitted two years from the closing date of the securitization that includes the last U-Haul Portfolio pari passu note to be securitized.
(5)	The annual increases in NOI are due to increases in rents in place and other income. Other income includes U-Box net income (portable storage boxes), third party lease income (cell towers, billboards and other signage), intercompany lease income (truck and trailer repair shops, marketing company offices, third-party retail centers, manufacturing shops and administrative offices), net sales (moving and storage supplies), U-Move net commissions (rentals of moving trucks, moving trailers and other moving equipment) and miscellaneous income (shipping costs, package insurance and other income).
(6)	UW Revenues includes other income. Approximately 21.8% of the TTM NOI was attributable to such sources.
(7)	CBRE, Inc. appraised the U-Haul Portfolio as of June 11, 2015 on a portfolio basis and on a property-by-property basis as of various dates in May or June 2015. The U-Haul Portfolio value was appraised at $458,000,000, which is reflective of the value of the U-Haul Portfolio as a whole, if sold in its entirety to a single buyer. The aggregate value of the individual properties totaled $424,700,000. The Cut-off Date LTV ratio for the Whole Loan based on the aggregate value of the individual properties is 63.4%.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	The most recent prior financing of the U-Haul Portfolio was included as part of a cross-collateralized and cross-defaulted loan group in the MSC 2005-HQ6 and WBCMT 2005-C20 transactions as U-Haul I, U-Haul III, U-Haul IV and U-Haul VI. The prior financing of $125,116,005 was repaid in full in January 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Loan. The U-Haul Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee simple interests and, in certain cases, leasehold interests in a 2,663,398 square foot, 32,519-unit self-storage portfolio consisting of 105 properties and 319 recreational vehicle (“RV”) parking spaces located across 35 states. The U-Haul Portfolio loan is evidenced by a non-controlling pari passu note with an aggregate outstanding principal balance as of the Cut-off Date of approximately $49.7 million (the “U-Haul Portfolio Mortgage Loan”), and represents a portion of a fixed rate loan in the aggregate original principal balance of $270.0 million (the “U-Haul Portfolio Whole Loan” or “Whole Loan”) which was co-originated by JPMCB and Morgan Stanley Bank, N.A. The U-Haul Portfolio Mortgage Loan is pari passu with two companion loans (such companion loans being comprised in the aggregate of three pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $108.7 million (the “U-Haul Portfolio Pari Passu Companion Loans”) and a subordinate companion loan (comprised of two pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $111.0 million (the “U-Haul Portfolio Subordinate Companion Loan” and, together with the U-Haul Portfolio Pari Passu Companion Loans, the “U-Haul Portfolio Companion Loans”). The U-Haul Portfolio Companion Loans are not included in the JPMBB 2015-C32 Trust.

The U-Haul Portfolio Mortgage Loan and the related U-Haul Portfolio Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the U-Haul Portfolio Subordinate Companion Loan, each as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The U-Haul Portfolio Whole Loan” in the Free Writing Prospectus. One of the U-Haul Portfolio Pari Passu Companion Loans and the U-Haul Subordinate Companion Loan are being contributed to a private CMBS securitization that governs the servicing and administration of the U-Haul Portfolio Whole Loan. The remaining U-Haul Portfolio Pari Passu Companion Loan is expected to be included in a separate securitization in the future. The holder of the U-Haul Portfolio Companion Loans being contributed to the private CMBS securitization (the “Controlling Noteholder”) will be the trustee (the “U-Haul Portfolio Trustee”) under the trust and servicing agreement (the “U-Haul Portfolio Trust and Servicing Agreement”) entered into in connection with such private CMBS securitization. The U-Haul Portfolio Trustee (or, prior to the occurrence and continuance of a control event under the U-Haul Portfolio Trust and Servicing Agreement, the controlling class representative under the U-Haul Portfolio Trust and Servicing Agreement) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the U-Haul Portfolio Whole Loan. The U-Haul Portfolio Whole Loan has a 20-year original and amortization term; however, the U-Haul Portfolio Mortgage Loan, which is included in the JPMBB 2015-C32 Trust, is scheduled to fully amortize over 10 years. The previous existing debt was securitized in the MSC 2005-HQ6 and WBCMT 2005-C20 transactions.

The Borrowers. The borrowing entities for the U-Haul Portfolio Whole Loan are U-Haul Co. of Florida 8, LLC, U-Haul Co. of Florida 9, LLC, U-Haul Co. of Florida 10, LLC, UHIL 8, LLC, UHIL 9, LLC, UHIL 10, LLC, UHIL 13, LLC, AREC 8, LLC, AREC 9, LLC, AREC 10, LLC and AREC 13, LLC, each a Delaware limited liability company and special purpose entity.

The Sponsor. The U-Haul Portfolio Whole Loan sponsor and nonrecourse carve-out guarantor is AMERCO (NASDAQ: UHAL), which serves as the holding company for U-Haul International, Inc. (“U-Haul”). U-Haul is one of the largest North American operators of self-storage facilities and has been serving do-it-yourself movers since its founding in 1945. U-Haul operates more than 491,000 self-storage units, comprising approximately 44.2 million square feet of storage space with locations in 49 U.S. states and 10 Canadian provinces. U-Haul locations provide customers with a variety of moving and storage supplies including self-storage, packing supplies and truck and trailer rentals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Portfolio. The U-Haul Portfolio is comprised of 105 cross-collateralized self-storage facilities located across 35 states with an aggregate of 32,519 units and 319 RV parking spaces totaling approximately 2,663,398 square feet excluding space associated with the 319 RV parking spaces. The U-Haul Portfolio properties were constructed between 1900 and 2014 and, as of June 1, 2015, were 92.9% occupied.

The U-Haul Portfolio properties are geographically diverse, with 26 properties (29.9% of the portfolio by Cut-off Date allocated Whole Loan amount) located in the Northeast, 21 properties located in the South/Southwest (24.1%), 25 properties located in the Midwest (17.1%), 16 properties located in the West (15.5%) and 17 properties located in the South Atlantic (13.5%).

The top five states by Cut-off Date allocated Whole Loan amount include New York (seven properties; 14.1% of the portfolio by Cut-off Date allocated Whole Loan amount), Texas (nine properties; 11.7%), Pennsylvania (seven properties; 8.4%), California (eight properties; 7.1%) and Ohio (seven properties; 3.8%).

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
83.1%	84.2%	86.4%	92.9%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 1, 2015.

Geographic Summary
State	Cut-off Date Whole Loan Amount	Property Count	Units	RV Parking Spaces	Net Rentable Area (SF)	Occupancy(1)	% Climate- Controlled	Underwritten NCF	% of Underwritten NCF
New York	$37,955,190	7	2,757	0	182,978	95.4%	44.3%	$3,740,373	12.8%
Texas	$31,645,179	9	3,761	1	306,886	93.8%	62.3%	$3,586,426	12.3
Pennsylvania	$22,528,958	7	2,640	17	203,305	95.2%	61.3%	$2,111,339	7.2
California	$19,247,118	8	1,570	74	115,572	93.6%	43.2%	$1,813,974	6.2
Ohio	$10,115,042	7	1,841	26	175,048	94.4%	26.6%	$1,391,450	4.8
Michigan	$10,067,479	5	1,942	0	153,764	92.0%	46.0%	$1,484,379	5.1
North Carolina	$9,671,122	3	1,160	7	108,211	96.1%	27.2%	$1,078,344	3.7
Illinois	$8,789,623	3	746	0	53,629	95.0%	70.9%	$804,301	2.8
Louisiana	$8,275,944	2	1,077	6	93,175	89.4%	53.7%	$882,437	3.0
Florida	$7,616,405	3	1,102	0	106,914	76.2%	33.7%	$704,063	2.4
Other	$103,420,758	51	13,923	188	1,163,917	93.1%	30.6%	$11,581,298	39.7
Total / Wtd. Avg.	$269,332,819	105	32,519	319	2,663,398	92.9%	40.9%	$29,178,385	100.0%

(1)	Occupancy figures are based on the Net Rentable Area (SF) and excludes square feet associated with RV parking spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Portfolio Summary
						Unit Type
#	Property	Location	Cut-off Date Whole Loan Amount	% of Cut-off Date Whole Loan Amount	Net Rentable Area (SF)	Regular	Climate Controlled	Total	RV Spaces	TTM June 2015 Occupancy(1)	Underwritten NCF	% of Underwritten NCF	Appraised Value(2)	% of Appraised Value
1	Flushing	Flushing, NY	$16,932,391	6.3%	58,278	861	0	861	0	99.8%	$1,735,204	5.9%	$26,700,000	6.3%
2	Grand Concourse	Bronx, NY	12,778,564	4.7	52,774	394	564	958	0	98.7%	1,097,469	3.8	20,150,000	4.7
3	Ben White	Austin, TX	7,736,898	2.9	69,711	369	512	881	0	99.4%	1,022,456	3.5	12,200,000	2.9
4	Quail Springs	Oklahoma City, OK	7,483,229	2.8	80,325	576	352	928	0	93.6%	751,120	2.6	11,800,000	2.8
5	Mile High Station	Denver, CO	6,468,554	2.4	45,641	121	469	590	0	96.0%	689,839	2.4	10,200,000	2.4
6	Philadelphia	Philadelphia, PA	6,468,554	2.4	47,040	0	917	917	0	96.7%	588,312	2.0	10,200,000	2.4
7	26th & Indian School Road	Phoenix, AZ	6,310,011	2.3	37,692	74	365	439	75	96.4%	576,993	2.0	9,950,000	2.3
8	Wilkes-Barre	Wilkes Barre Township, PA	5,866,090	2.2	93,753	724	181	905	17	93.2%	624,266	2.1	9,250,000	2.2
9	Lafayette	Lafayette, LA	5,834,382	2.2	54,875	335	362	697	0	86.2%	654,207	2.2	9,200,000	2.2
10	Ashley Rd	Charlotte, NC	5,707,547	2.1	61,311	458	304	762	0	94.8%	651,769	2.2	9,000,000	2.1
11	Woodlake	San Antonio, TX	5,073,375	1.9	50,775	306	327	633	0	97.6%	583,330	2.0	8,000,000	1.9
12	Spring	Spring, TX	5,009,958	1.9	47,965	254	324	578	0	79.4%	511,977	1.8	7,900,000	1.9
13	Kingwood	Kingwood, TX	4,724,581	1.8	34,425	37	417	454	0	96.3%	515,490	1.8	7,450,000	1.8
14	Evanston	Evanston, IL	4,692,872	1.7	30,329	0	429	429	0	99.3%	468,865	1.6	7,400,000	1.7
15	Inglewood	Inglewood, CA	4,661,164	1.7	13,560	177	42	219	0	98.2%	437,903	1.5	7,350,000	1.7
16	Pelham	Pelham, AL	4,280,661	1.6	60,872	305	210	515	27	96.1%	560,747	1.9	6,750,000	1.6
17	Fort Pierce	Fort Pierce, FL	4,042,846	1.5	69,284	397	175	572	0	70.1%	294,646	1.0	6,375,000	1.5
18	Waverly Rd	Lansing, MI	3,963,575	1.5	57,530	409	202	611	0	97.1%	577,099	2.0	6,250,000	1.5
19	South Central	Los Angeles, CA	3,760,640	1.4	18,268	160	112	272	0	97.8%	380,670	1.3	5,930,000	1.4
20	New Utrecht Ave	Brooklyn, NY	3,678,197	1.4	9,441	0	175	175	0	82.6%	316,496	1.1	5,800,000	1.4
Top 20 Subtotal / Weighted Average			$125,474,087	46.6%	993,849	5,957	6,439	12,396	119	94.0%	$13,038,859	44.7%	$197,855,000	46.6%
Top 50 Subtotal / Weighted Average			$202,513,293	75.2%	1,782,001	12,369	9,114	21,483	213	94.1%	$21,680,710	74.3%	$319,335,000	75.2%
Total / Weighted Average(2)			$269,332,819	100.0%	2,663,398	18,902	13,298	32,519	319	92.9%	$29,178,385	100.0%	$424,700,000	100.0%
(1)	TTM June 2015 Occupancy figures are based on the Net Rentable Area (SF) for each property and exclude square feet associated with RV parking spaces.
(2)	CBRE, Inc. appraised the U-Haul Portfolio as of June 11, 2015 on a portfolio basis and on a property-by-property basis as of various dates in May or June 2015. The U-Haul Portfolio value was appraised at $458,000,000, which is reflective of the value of the U-Haul Portfolio as a whole, if sold in its entirety to a single buyer. The aggregate value of the individual properties totaled $424,700,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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U-Haul Portfolio

Flushing. The Flushing property is a five-story, 58,278 square foot, 861-unit self-storage facility located in Flushing, New York, approximately 14.6 miles northeast of the New York City central business district. Situated on a 2.91-acre site, the property was originally constructed in 1928. The area surrounding the property represents a mix of industrial and commercial uses including retail, single family and multifamily development. The tenant mix at the property is comprised of residential (85.0%), commercial (10.0%) and student tenants (5.0%). According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 96,038, 758,673 and 1,690,306 people, respectively, with an estimated average household income of $56,184, $70,477 and $72,036, respectively, as of 2015.

Grand Concourse. The Grand Concourse property is a four-story, 52,774 square foot, 958-unit self-storage facility located in Bronx, New York, approximately 10.5 miles northeast of the New York City central business district. Situated on a 1.79-acre site, the property was originally constructed in 1928. The area surrounding the property consists primarily of multifamily housing and mixed use residential/commercial properties. The tenant mix at the property is comprised of residential (90.0%), commercial (5.0%) and student tenants (5.0%). According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 175,397, 1,276,778 and 2,724,845 people, respectively, with an estimated average household income of $46,543, $66,893 and $83,109, respectively, as of 2015.

Ben White. The Ben White property is a three-story, 69,711 square foot, 881-unit self-storage facility located in Austin, Texas, approximately five miles north of the Austin central business district. Situated on a 4.13-acre site, the property was originally constructed in 1979 and subsequently renovated in 2012. The area surrounding the property consists of a mix of commercial and light industrial businesses. The tenant mix is not tracked at the property. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 15,067, 154,474 and 313,846 people, respectively, with an estimated average household income of $53,487, $60,074 and $67,433, respectively, as of 2015.

Quail Springs. The Quail Springs property is an 80,325 square foot, 928-unit self-storage facility consisting of 11 buildings located in Oklahoma City, Oklahoma, approximately five miles north of the Oklahoma City central business district. Situated on a 5.15-acre site, the property was originally constructed in 1997 and subsequently renovated in 2011. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military tenants (5.0%). The area surrounding the property consists primarily of single family residential properties. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 4,313, 76,247 and 171,137 people, respectively, with an estimated average household income of $93,136, $ 68,290 and $77,054, respectively, as of 2015.

Mile High Station. The Mile High Station property is a three-story, 45,641 square foot, 590-unit self-storage facility located in Denver, Colorado, approximately 1.7 miles west of the Denver central business district. Situated on a 1.73-acre site, the property was originally constructed in 1928 and subsequently expanded in 1984. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military tenants (5.0%). The property is located adjacent to Sports Authority Field, which is home to the National Football League’s Denver Broncos. The remaining area surrounding the property consists primarily of single family residential properties. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 12,845, 228,851 and 463,541 people, respectively, with an estimated average household income of $47,708, $68,319 and $74,900, respectively, as of 2015.

Philadelphia. The Philadelphia property is an eight-story, 47,040 square foot, 917-unit self-storage facility located in Philadelphia, Pennsylvania. Situated on a 0.28-acre site, the property was originally constructed in 1927 and subsequently renovated in 1996. The tenant mix at the property is comprised of residential (85.0%), commercial (13.0%), student (1.0%) and military tenants (1.0%). The area surrounding the property is comprised of office, industrial and commercial uses. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 71,606, 485,927 and 961,740 people, respectively, with an estimated average household income of $83,329, $59,058 and $51,370, respectively, as of 2015.

26th & Indian School Road. The 26th & Indian School Road property is a two-story, 37,692 square foot, 439-unit self-storage facility located in Phoenix, Arizona, approximately three miles northeast of the Phoenix central business district. Situated on a 4.23-acre site, the property was originally constructed in 1970. The tenant mix at the property is comprised of residential (79.0%), commercial (20.0%) and military tenants (1.0%). The area surrounding the property consists of a mix of industrial and commercial uses including retail, single family and multifamily development. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 20,249, 148,512 and 295,808 people, respectively, with an estimated average household income of $52,820, $57,196 and $60,069, respectively, as of 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

U-Haul Portfolio

Wilkes-Barre. The Wilkes-Barre property is a 93,753 square foot, 905-unit self-storage facility consisting of 14 buildings located in Wilkes-Barre, Pennsylvania, approximately one mile south of the downtown Wilkes-Barre Township central business district. Situated on a 10.03-acre site, the property was originally constructed in 1984 and subsequently renovated in 1988. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military tenants (5.0%). The area surrounding the property consists primarily of commercial and industrial properties. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 4,063, 59,153 and 110,799 people, respectively, with an estimated average household income of $42,186, $52,088 and $54,694, respectively, as of 2015.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$26,105,361	$28,950,729	$31,566,215	$34,323,112	$34,522,064	$12.96	70.0%
Vacant Income	0	0	0	0	4,913,583	1.84	10.0
Gross Potential Rent	$26,105,361	$28,950,729	$31,566,215	$34,323,112	$39,435,647	$14.81	80.0%
Other Income(3)	9,588,183	9,436,612	10,204,163	9,567,205	9,860,414	3.70	20.0
Net Rental Income	$35,693,545	$38,387,341	$41,770,378	$43,890,317	$49,296,061	$18.51	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(5,405,744)	(2.03)	(11.0)
Effective Gross Income	$35,693,545	$38,387,341	$41,770,378	$43,890,317	$43,890,317	$16.48	89.0%

Total Expenses	$11,234,998	$11,599,082	$12,071,479	$12,164,586	$13,920,199	$5.23	31.7%

Net Operating Income(4)	$24,458,546	$26,788,260	$29,698,899	$31,725,731	$29,970,118	$11.25	68.3%

Total TI/LC, Capex/RR	0	0	0	0	791,733	0.30	1.8
Net Cash Flow	$24,458,546	$26,788,260	$29,698,899	$31,725,731	$29,178,385	$10.96	66.5%

(1)	The TTM column represents the trailing 12-months ending on June 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income includes U-Box net income (portable storage boxes), third party lease income (cell towers, billboards and other signage), intercompany lease income (truck and trailer repair shops, marketing company offices, third-party retail centers, manufacturing shops and administrative offices), net sales (moving and storage supplies), U-Move net commissions (rentals of moving trucks, moving trailers and other moving equipment) and miscellaneous income (shipping costs, package insurance and other income).
(4)	The annual increases in Net Operating Income are due to increases in Rents in Place and Other Income.

Property Management. The portfolio will be managed by various affiliates of the borrowers. Each of the management agreements commenced on August 12, 2015, for a term ending on the later of (i) the last day of the 240th month following the applicable commencement date or (ii) the date on which the U-Haul Portfolio Whole Loan is repaid or prepaid in full or matures. The management agreements provide for a contractual fee of 4.0% of the gross income, payable on a monthly basis. The management fees related to the U-Haul Portfolio properties are subordinate to the liens and interests of the U-Haul Portfolio Whole Loan.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $2.2 million for real estate taxes, $994,102 for replacement reserves and $479,829 for required repairs.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as no event of default exists, the borrowers deposit into escrow an amount sufficient to pay taxes for a period of six months and the lender receives evidence that the borrower has paid all taxes when due.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and either (i) the borrowers provide satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents or (ii) the borrowers deposit an amount sufficient to pay premiums for a period of six months.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow approximately $63,615 (approximately $23.47 per unit annually) for replacement reserves. The reserve is subject to a cap of $994,102 (approximately $30.57 per unit annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

U-Haul Portfolio

Lockbox / Cash Management. The U-Haul Portfolio Whole Loan is structured with a CMA lockbox. The borrowers are required to cause the property managers to deposit all revenues into the lockbox account controlled by the lender. Funds deposited into the deposit account will be disbursed to the borrowers’ operating account until the occurrence of a Cash Sweep Period (as defined below). During a Cash Sweep Period, the funds in the deposit account will be swept to a segregated cash management account under the control of the lender. After the occurrence and during the continuance of a Cash Sweep Period, the funds in the deposit account will be disbursed in accordance with the Whole Loan documents.

A “Cash Sweep Period” means (i) an event of default; (ii) a DSCR Trigger Event (as defined below); (iii) a Tax/Insurance Trigger Event (as defined below) or (iv) any bankruptcy action of the property managers.

A “DSCR Trigger Event” is in effect if the Whole Loan debt service coverage ratio (as calculated in the U-Haul Portfolio Whole Loan documents) is less than 1.10x for two consecutive calendar quarters, and it will end if the Whole Loan debt service coverage ratio is at least 1.10x for four consecutive calendar quarters.

A “Tax/Insurance Trigger Event” means either(i) the borrowers’ failure to provide timely evidence of payment of taxes or (ii) the borrowers’ failure to provide timely evidence that the properties are insured, each in accordance with the provisions of the U-Haul Portfolio Whole Loan documents.

Alterations. The borrowers are allowed to perform alterations at an individual property, provided that, among other conditions, such alterations will not have a material adverse effect on the borrowers’ financial condition, the value of the applicable property or the applicable property’s net operating income, and provided further that such alterations are made in connection with (i) the restoration of a property after the occurrence of a casualty or condemnation in accordance with the terms and provisions of the loan documents, or (ii) the construction of additional storage units, U-Box storage or other ancillary U-Haul business purposes on the property in compliance with the terms and conditions of the loan documents and that such alterations (a) comply with certain legal requirements and (b) do not require the borrowers to incur any additional indebtedness to undertake such construction. Following completion of any such improvements at any individual property, the borrowers will provide to the lender an as-built survey and an endorsement to the lender’s loan policy of title insurance updating the effective date of such policy to the date of such endorsement and showing no liens or encumbrances other than (1) permitted encumbrances and (2) the lien for current real estate taxes not yet due and payable.

After Acquired Adjacent Property. The borrowers may acquire vacant properties adjacent and contiguous to an existing mortgaged property for expansion purposes, provided that, among other conditions, the borrowers provide the lender with: (i) an environmental report showing no hazardous materials or risk of contamination at the adjacent property, (ii) a new title insurance policy and current survey covering the adjacent property, (iii) evidence that the adjacent property is insured in accordance with the loan documents and (iv) evidence that the property is acquired for cash (i.e., without the incurrence of any debt). Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related mortgaged property.

After Acquired Leasehold Property. The borrowers may acquire a leasehold estate in property that is not contiguous to an existing property that is operated as a storage facility, provided that, among other conditions: (i) the borrowers deliver an environmental report showing no hazardous materials or risk of contamination at the adjacent property, a current survey and evidence that the adjacent property is insured in accordance with the loan documents, (ii) fee simple title in the acquired property is owned by an affiliate of the guarantor, (iii) the borrowers shall have executed and delivered to the lender a lease in the form attached to the loan agreement, which will not be recorded and (iv) the leased property is operated only as a remote storage facility, U-Box storage facility or vehicle storage facility with no office, showroom, retail or administrative uses.

Partial Releases. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Frandor Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Frandor Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Frandor Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Frandor Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,500,000	Title:	Fee
Cut-off Date Principal Balance:	$40,393,787	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	455,152
Loan Purpose:	Refinance	Location:	Lansing, MI
Borrower:	Lansing Retail Center L.L.C.	Year Built / Renovated(1):	Various / 1998
Sponsors:	F. Jerome Corr, Daniel L. Stern and	Occupancy:	94.3%
	Christopher G. Brochert	Occupancy Date:	7/28/2015
Interest Rate:	4.28700%	Number of Tenants:	68
Note Date:	8/3/2015	2012 NOI:	$3,311,579
Maturity Date:	8/6/2025	2013 NOI:	$3,644,933
Interest-only Period:	None	2014 NOI:	$3,580,644
Original Term:	120 months	TTM NOI (as of 6/2015)(2):	$3,587,314
Original Amortization:	360 months	UW Economic Occupancy:	94.2%
Amortization Type:	Balloon	UW Revenues:	$7,079,601
Call Protection:	L(26),Def(89),O(5)	UW Expenses:	$2,794,775
Lockbox:	CMA	UW NOI(2):	$4,284,826
Additional Debt:	N/A	UW NCF:	$3,970,353
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$57,000,000 / $125
Additional Debt Type:	N/A	Appraisal Date:	6/12/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$89
Taxes:	$0	$56,853	N/A	Maturity Date Loan / SF:	$71
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.9%
Replacement Reserves:	$0	$9,961	$358,594	Maturity Date LTV:	57.0%
TI/LC:	$0	$16,667	$600,000	UW NCF DSCR:	1.65x
Other:	$1,448,764	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,500,000	100.0%	Payoff Existing Debt	$35,830,927	88.5%
			Upfront Reserves	1,448,764	3.6
			Closing Costs	1,330,866	3.3
			Tenancy TI & Build-out Costs	983,724	2.4
			Return of Equity	905,718	2.2
Total Sources	$40,500,000	100.0%	Total Uses	$40,500,000	100.0%
(1)	Frandor Shopping Center was built in various stages during the following years: 1954, 1955, 1957, 1962, 1976, 1982, 1998 and 1999.
(2)	UW NOI is higher than TTM NOI primarily due to (i) the execution of three new leases, TJ Maxx, Family Christian and Kirkland’s ($400,496) and (ii) Party City’s expansion space ($93,352).
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Frandor Shopping Center loan has an outstanding principal balance of approximately $40.4 million and is secured by a first mortgage lien on the borrower’s fee interest in a 455,152 square foot anchored retail shopping center located in Lansing, Michigan. The loan has a 10-year term and will amortize on a 30-year schedule. The previous existing debt was securitized in the BACM 2006-1 transaction.

The Borrower. The borrowing entity for the loan is Lansing Retail Center L.L.C., a Michigan limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Frandor Shopping Center

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are F. Jerome Corr, a principal of Corr Commercial Real Estate, Inc.; and Daniel L. Stern and Christopher G. Brochert, both principals of Lormax Stern Development Company. Corr Commercial Real Estate, Inc. is a commercial real estate brokerage firm specializing in full service asset management, site development and lessee/buyer representation and manages approximately 500,000 square feet of retail space. Lormax Stern Development Company, based out of Michigan, has developed approximately 20.0 million square feet of shopping center space across four different states.

The Property. Frandor Shopping Center is a 455,152 square foot anchored retail shopping center located in Lansing, Michigan. The property was originally built in 1954, with various additions constructed in 1955, 1957, 1962, 1976, 1982, 1998 and 1999. Frandor Shopping Center consists of eight single-story buildings and one, two-story building located on approximately 35.1 acres at the intersection of Saginaw Street and US 127. According to the loan sponsor, an estimated 98,000 vehicles pass by the property daily, comprised of approximately 52,700 average daily vehicles on Saginaw Street and approximately 45,300 average daily vehicles on US 127. The shopping center is located approximately one mile from Michigan State University, which has a student population of approximately 50,000 students. The property contains 2,054 parking spaces with an overall parking ratio of 4.54 spaces per 1,000 square feet of net rentable area.

As of July 28, 2015, the property was 94.3% occupied by 68 tenants and anchored by Kroger, Jo-Ann Fabric and Craft, HomeGoods, Michaels and TJ Maxx. Forty-eight tenants have renewed their leases since their respective original lease dates. The weighted average lease term at the property for those tenants who have renewed is approximately 19.2 years. The largest tenant, Kroger, leases 8.0% of the net rentable area through June 2016 and has occupied its space since July 1976. Kroger exercised its fourth extension option in March 2011 and has two five-year extension options remaining. Kroger is one of the world’s largest grocery chains with fiscal year 2014 sales of approximately $108.5 billion. At the property, Kroger reported trailing 12-month sales as of June 2014 of $16.04 million or $443 per square foot, resulting in an occupancy cost of 0.9%. Kroger operates across the United States under nearly two dozen banners, which include formats such as grocery and multi-department stores, discount and convenience stores and jewelry stores. Kroger accounts for approximately 2.7% of the in-place base rent at the property. The second largest tenant, Jo-Ann Fabric and Craft, which currently subleases from Office Depot, leases 6.6% of the net rentable area through May 2019 and has occupied the space since March 2003. In August 2013, the tenant exercised its first extension option and has three five-year extension options remaining. Jo-Ann Fabric and Crafts is a privately run fabric and specialty craft retailer established in 1943. As of December 10, 2014, the company operates approximately 850 stores across 49 states. Jo-Ann Fabric and Craft accounts for approximately 7.6% of the in-place base rent at the property and reported 2014 sales of $147 per square foot, resulting in an occupancy cost of 8.8%. The third largest tenant, HomeGoods, leases 6.1% of the net rentable area through April 2020 and has occupied the space since April 2010. The lease has four five-year extension options remaining. HomeGoods is an American department store selling off-price home goods. HomeGoods is a subsidiary of The TJX Companies, Inc., a publicly traded company with approximately 3,300 stores across seven countries and approximately 198,000 employees. It was launched in 1992 and celebrated its 20th anniversary in 2012. HomeGoods accounts for approximately 4.4% of the in-place base rent at the property and reported fiscal year 2014 sales of $199 per square foot, resulting in an occupancy cost of 4.1%. Other tenants at the property include Michaels (5.3% of the net rentable area, lease expiration January 2021 and 4.9% of the in-place base rent) and TJ Maxx (4.8% of the net rentable area, lease expiration September 2025 and 3.9% of the in-place base rent).

Frandor Shopping Center is situated in northeast Ingham County, approximately two miles east of the Lansing central business district and one mile west of the East Lansing central business district. According to the appraisal, within the immediate area, Frandor Shopping Center represents the largest retail center. Other national retailers with a presence in the immediate area include Sears, Dunham’s and Staples among others. There is also a concentration of street front retail developments catering to Michigan State University along Grand River Avenue. Additionally, the property is located approximately five miles southeast of Capital City Airport. According to the appraisal, the property’s 2015 three-mile trade area contained approximately 99,469 people with an estimated average household income of $48,962. According to a third party information provider, the property is located within the East Lansing submarket of the West Michigan retail market. As of the first half of 2015, the East Lansing submarket contained approximately 7.2 million square feet of retail space and had a vacancy rate of 5.8%. The appraisal identified eight directly competitive retail properties built between 1959 and 2008 and ranging in size from 5,280 square feet to 142,600 square feet. The comparable retail properties reported occupancies ranging from 64.0% to 100.0% with a weighted average occupancy of approximately 96.0%. Average asking rents for the comparable properties range from $8.00 to $22.50 per square foot.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
86.0%	90.0%	91.0%	94.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of July 28, 2015. Current occupancy includes 5,600 square feet for Party City who has been delivered the expansion space, but will not start paying rent until the earlier of the commencement of business or May 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Frandor Shopping Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Kroger	Baa2 / BBB / BBB	36,234	8.0%	$3.77	2.7%	$443	0.9%	6/30/2016
Jo-Ann Fabric and Craft	B3 / B / NA	30,077	6.6%	$13.00	7.8%	$147	8.8%	5/31/2019
HomeGoods	A2 / A+ / NA	27,759	6.1%	$8.11	4.5%	$199	4.1%	4/30/2020
Michaels	NA / B+ / NA	23,899	5.3%	$10.50	5.0%	NAV	NAV	1/31/2021
TJ Maxx	A2 / A+ / NA	21,805	4.8%	$9.25	4.0%	NAV	NAV	9/30/2025
Cost Plus (World Market)	Baa1 / A- / NA	18,434	4.1%	$14.50	5.3%	$187	7.8%	10/31/2022
Guitar Center	Caa2 / NA / NA	17,710	3.9%	$12.14	4.3%	NAV	NAV	2/28/2023
Trippers	NA / NA / NA	17,209	3.8%	$10.89	3.7%	NAV	NAV	6/30/2023
Party City(4)	NA / NA / NA	16,800	3.7%	$16.67	5.6%	NAV	NAV	1/31/2026
Tuesday Morning	NA / NA / NA	16,340	3.6%	$7.96	2.6%	$79	10.1%	1/31/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent tenant reported sales for the 12-month period ending December 31, 2014 for Jo-Ann Fabric and Craft and the annual fiscal year reporting for Kroger, HomeGoods, Cost Plus (World Market) and Tuesday Morning.
(4)	Party City has been delivered their expansion space, but will not start paying rent until the earlier of the commencement of business or May 1, 2016.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,725	5.7%	NAP	NAP	25,725	5.7%	NAP	NAP
2015 & MTM	9	10,453	2.3	$129,877	2.6%	36,178	7.9%	$129,877	2.6%
2016	14	72,028	15.8	564,776	11.2	108,206	23.8%	$694,653	13.8%
2017	8	26,408	5.8	324,216	6.4	134,614	29.6%	$1,018,870	20.3%
2018	6	24,503	5.4	288,585	5.7	159,117	35.0%	$1,307,455	26.0%
2019	7	56,294	12.4	756,410	15.0	215,411	47.3%	$2,063,866	41.0%
2020	10	59,933	13.2	677,772	13.5	275,344	60.5%	$2,741,637	54.5%
2021	2	32,299	7.1	376,940	7.5	307,643	67.6%	$3,118,577	62.0%
2022	4	41,575	9.1	534,613	10.6	349,218	76.7%	$3,653,189	72.6%
2023	3	45,979	10.1	667,766	13.3	395,197	86.8%	$4,320,955	85.9%
2024	3	21,350	4.7	227,475	4.5	416,547	91.5%	$4,548,430	90.4%
2025	1	21,805	4.8	201,696	4.0	438,352	96.3%	$4,750,126	94.4%
2026 & Beyond	1	16,800	3.7	280,056	5.6	455,152	100.0%	$5,030,183	100.0%
Total	68	455,152	100.0%	$5,030,183	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,132,068	$4,077,368	$4,429,561	$4,493,877	$5,030,183	$11.05	67.2%
Vacant Income	0	0	0	0	255,910	0.56	3.4%
Gross Potential Rent	$4,132,068	$4,077,368	$4,429,561	$4,493,877	$5,286,093	$11.61	70.6%
Total Reimbursements	1,601,469	2,002,600	1,852,393	1,846,701	2,199,219	4.83	29.4%
Net Rental Income	$5,733,537	$6,079,968	$6,281,954	$6,340,578	$7,485,312	$16.45	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(435,899)	(0.96)	(5.8)--
Other Income (4)	22,266	10,497	22,871	30,188	30,188	0.07	0.4%
Effective Gross Income	$5,755,803	$6,090,465	$6,304,825	$6,370,766	$7,079,601	$15.55	94.6%

Total Expenses	$2,444,224	$2,445,532	$2,724,181	$2,783,452	$2,794,775	$6.14	39.5%

Net Operating Income	$3,311,579	$3,644,933	$3,580,644	$3,587,314	$4,284,826	$9.41	60.5%

Total TI/LC, Capex/RR	0	0	0	0	314,473	0.69	4.4%
Net Cash Flow	$3,311,579	$3,644,933	$3,580,644	$3,587,314	$3,970,353	$8.72	56.1%
(1)	The TTM column represents the trailing 12 months ended June 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are higher than TTM Rents in Place primarily due to (i) the execution of three new leases, TJ Maxx, Family Christian and Kirkland’s ($400,496) and (ii) Party City’s expansion space ($93,352).
(4)	Other Income is comprised of percentage rent and other recurring income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Frandor Shopping Center

Property Management. The property is managed by Corr Commercial Real Estate, Inc., a Florida corporation. The current management agreement has been extended twice and expires in July 2016 with one five-year renewal option remaining. Corr Commercial Real Estate, Inc. is entitled to a base management fee of 3.0% of gross rental income. The management fees are subordinate to the liens and interest of the Frandor Shopping Center loan.

Escrows and Reserves. At origination, the borrower deposited approximately $1.3 million into the TJ Maxx and Kirkland’s reserve for future tenant improvements and leasing commissions, $92,424 into the free rent reserve for a free rent period for TJ Maxx and Kirkland’s and $72,269 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $56,853.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $9,961 (approximately $0.26 per square foot annually) for replacement reserves. The reserve is subject to a cap of $358,594 (approximately $0.79 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $16,667 (approximately $0.44 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $600,000 (approximately $1.32 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and property manager are required to deposit all rents into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Trigger Event (as defined below). After the occurrence of a Trigger Event, all funds on deposit in the lockbox account will be swept to a cash management account, and all excess cash flows after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the loan.

A “Trigger Event” means a period commencing upon the earliest of (i) the occurrence of an event of default and (ii) the debt service coverage ratio, as calculated in the loan documents, being less than 1.25x for two consecutive calendar quarters on a trailing six-month basis annualized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

First National Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

First National Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

First National Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

First National Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	840,436
Loan Purpose:	Recapitalization	Location:	Detroit, MI
Borrower:	660 Woodward Associates LLC	Year Built / Renovated:	1921 / 2013
Sponsor:	Rock Ventures	Occupancy:	92.0%
Interest Rate:	4.77400%	Occupancy Date:	7/28/2015
Note Date:	9/10/2015	Number of Tenants:	37
Maturity Date:	10/1/2020	2012 NOI(2):	($286,024)
Interest-only Period:	24 months	2013 NOI(3):	$3,577,559
Original Term:	60 months	2014 NOI(3):	$7,170,662
Original Amortization:	360 months	TTM NOI (as of 5/2015)(4):	$7,531,582
Amortization Type:	IO-Balloon	UW Economic Occupancy:	92.2%
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Revenues:	$18,440,830
Lockbox:	CMA	UW Expenses:	$10,058,848
Additional Debt:	Yes	UW NOI(4):	$8,381,981
Additional Debt Balance:	$30,000,000	UW NCF:	$7,812,208
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$106,000,000 / $126
		Appraisal Date:	8/28/2015

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$159,603	$30,991	N/A	Maturity Date Loan / SF:	$79
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.0%
Replacement Reserves:	$14,007	$14,007	$336,174	Maturity Date LTV:	63.0%
TI/LC:	$35,018	$35,018	$850,000	UW NCF DSCR:	1.78x
Other:	$8,482,684	$0	N/A	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$70,000,000	100.0%	Return of Equity	$60,355,054	86.2%
			Upfront Reserves	8,691,312	12.4
			Closing Costs	953,634	1.4
Total Sources	$70,000,000	100.0%	Total Uses	$70,000,000	100.0%

(1)	The First National Building loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $70.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $70.0 million First National Building Whole Loan.
(2)	The negative 2012 NOI is primarily due to the property being under significant renovations during that year. According to the loan sponsor, the property was acquired in 2011 with less than 50.0% occupancy, and it subsequently spent approximately $110.0 million on renovations, with the majority of 2012 leasing occurring in the second half of the year.
(3)	The increase in 2014 NOI from 2013 NOI is primarily driven by the impact of rent abatements in the form of lower rents given to new tenants after the renovations in 2011 and 2012.
(4)	The increase in UW NOI from TTM NOI is due to the inclusion of contractual rent steps through August 2016 totaling approximately $337,975, the expiration of prior rent abatements and the newly executed Honigman Miller Schwartz & Cohn LLP (“Honigman”) lease.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

First National Building

The Loan. The First National Building loan is secured by a first mortgage lien on a 26-story, 840,436 square foot office building located in Detroit, Michigan. The whole loan has an outstanding principal balance as of the Cut-off Date of $70.0 million (the “First National Building Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $40.0 million, is being contributed to the JPMBB 2015-C32 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $30.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C32 Trust. The trustee of the JPMBB 2015-C32 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the First National Building Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The First National Building Whole Loan has a five-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the First National Building loan is 660 Woodward Associates LLC, a Michigan limited liability company and special purpose entity.

The Sponsor. The nonrecourse carve-out guarantor is Zup Ventures LLC, an affiliate of the loan sponsor, Rock Ventures. Rock Ventures is the CRE investment vehicle of Dan Gilbert. Dan Gilbert is the founder of Quicken Loans, the country’s largest online home lender, and the owner of the Cleveland Cavaliers. Since 2010, the loan sponsor has acquired more than 70 properties in Detroit with a value of approximately $1.7 billion, making Rock Ventures the largest property owner in the city. Bedrock Real Estate Services, the full service property management firm of Rock Ventures, manages more than 80 assets totaling approximately 13.0 million square feet in Detroit. The loan sponsor purchased the property for approximately $8.1 million in 2011, when occupancy was less than 50.0% and the property was not generating any operating income. According to the loan sponsor, since 2011 it has spent more than $110.0 million to completely renovate the property. Upgrades included a lobby and exterior façade renovation, a new building integration system, parking deck repairs and the installation of universal card readers.

The Property. The First National Building property consists of a 26-story building with 840,436 square feet of Class A office space and the adjoining parking garage. The First National Building property was constructed in 1921 and is situated on approximately 1.06 acres. The First National Building, originally designed by architect Albert Kahn, is known as a unique asset in the Detroit market. The “Z” shape of the property maximizes the natural light and ventilation to the office spaces. Tenants at the property also have access to the adjoining parking garage that offers 472 spaces, or 0.56 spaces per 1,000 square feet, allocated solely for tenant use. Access to the First National Building is provided by East Congress Street, Bates Street, Woodard Avenue and Cadillac Square. The Interstate 75 expressway is located approximately 3.2 miles west of the property, and provides direct access to Interstate 94 and Interstate 96. These expressways will all have access to Interstate 275 in early 2016, and Congress Station (a station on the light rail system) will be located across from the property. This will serve as easy access to many of Detroit’s most popular attractions, including the new approximately $650.0 million Detroit Events Center, which upon completion will be the location of the new Red Wings arena.

As of July 28, 2015, the property was 92.0% occupied by 37 tenants. The largest tenant at the property, Title Source, Inc. (“TSI”) leases 53.7% of the net rentable area through January 2023 and has occupied the space since July 2012. Affiliated with the loan sponsor, TSI is the largest independent provider of title insurance, property valuations and settlement services in the nation and the leading provider of settlement services for residential and commercial lending institutions. TSI is recognized as a preferred provider for five of the top 20 Fortune 100 companies and was named as a Detroit Free Press Top Workplace for the past six years. The property serves as the global headquarters for TSI, which accounts for approximately 60.3% of the in-place base rent at the property. The second largest tenant, Honigman, leases approximately 25.4% of the net rentable area through November 2025 and has occupied the space since 1948. Honigman has executed a 10-year lease extension and will pay new rental rates ranging from $10.00 to $23.50 per square foot, with a weighted average of $21.09 per square foot. Honigman is a business law firm serving clients both nationally and internationally and is one of the 100 largest law firms in the nation. Honigman is currently headquartered at the property and accounts for 29.3% of the in-place base rent. The third largest tenant, United Way For Southeastern Michigan (“United Way SE”), leases approximately 5.4% of the net rentable area through November 2018 and has occupied the space since December 2008. United Way SE is the local branch of a national non-profit, United Way. United Way SE has partnered with the Greater Detroit community to improve local communities. United Way SE accounts for approximately 2.2% of the in-place base rent at the property. Since the beginning of 2015, the loan sponsor has executed five new or renewal leases, including Honigman. These leases account for 223,770 square feet (approximately 26.6% of the net rentable area).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

First National Building

The First National Building property is located in the central business district of Detroit. The property is adjacent to Campus Martius Park, located in downtown Detroit. Many demand drivers are located less than one mile from the property, including the Theatre District, Comerica Park and Ford Field. The Detroit Medical Center, with approximately 12,000 employees and more than 2,000 licensed beds, is 2.0 miles north. All of these locations will be accessible from the M1 Light Rail System. The property also benefits from its proximity to major public transportation lines, including Amtrak, which is located 4.3 miles north, and the Canadian rail service, which is accessible from the Windsor Train Terminal and located immediately across the Detroit River. Additionally, the property is located approximately 20.1 miles northeast of the Detroit-Metropolitan Wayne Country Airport.

According to the appraisal, the property is located in the Detroit central business district office submarket. As of the second quarter of 2015, the submarket consisted of 161 buildings totaling approximately 26.5 million square feet of office space with an overall vacancy rate of 14.0% and average rents of $20.80 per square foot. This compares to 15.2% and $20.07 per square foot, respectively, when compared with the first quarter of 2015. The appraisal identified six directly comparable office properties built between 1917 and 2006 ranging in size from 245,862 to 957,355 square feet. The comparable office properties reported occupancies ranging from 97.0% to 100.0% with a weighted average of approximately 99.7%. Asking rents for the comparable office properties range from $19.40 to $25.00 per square foot. The appraisal concluded an office market rent of $22.50. The average in-place rent for the property is $19.28 per square foot, which is below the appraisal’s concluded office market rents. The appraisal also identified five mixed-use properties with comparable retail rentals. Asking rents for the comparable retail properties range from $19.50 to $21.80 per square foot. The appraisal concluded a retail market rent of $23.00 per square foot. Additionally, the appraisal identified twelve comparable parking garage properties ranging in size from 440 spaces to 1,850 spaces. The daily rates at the comparable garages ranged from $5.00 to $18.00 per space with monthly rates ranging from $75.00 to $264.00.

Historical and Current Occupancy(1)
2012	2013	2014(2)	Current(3)
86.7%	91.8%	92.6%	92.0%
(1)	Historical Occupancies are as of December 31 for 2012 and 2013, and January 31, 2015 for 2014.
(2)	2014 Occupancy represents as-stabilized occupancy.
(3)	Current Occupancy is as of July 28, 2015.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Title Source, Inc.	NA / NA / NA	451,122	53.7%	$20.50	60.3%	1/31/2023
Honigman Miller Schwartz & Cohn LLP(2)	NA / NA / NA	213,528	25.4%	$21.09	29.3%	11/30/2025
United Way For Southeastern Michigan	NA / NA / NA	44,969	5.4%	$7.59	2.2%	11/30/2018
SOMAT Engineering, Inc.	NA / NA / NA	7,057	0.8%	$17.00	0.8%	2/28/2017
Local Initiatives Support Corporation	NA / NA / NA	5,822	0.7%	$21.00	0.8%	5/31/2017
Goss, L.L.C.	NA / NA / NA	4,942	0.6%	$17.55	0.6%	4/30/2026
Bassett & Bassett, Inc.	NA / NA / NA	4,309	0.5%	$18.55	0.5%	12/31/2017
The Bieri Company	NA / NA / NA	3,605	0.4%	$18.65	0.4%	9/30/2018
Central Bar & Grill LLC	NA / NA / NA	3,058	0.4%	$22.66	0.5%	5/31/2025
TJA Staffing Services, Inc.	NA / NA / NA	2,974	0.4%	$14.50	0.3%	10/31/2016
(1)	Based on the underwritten rent roll.
(2)	Honigman occupies space on floors 19-25. The $21.09 per square foot rent represents a weighted average of the underwritten rent that Honigman pays. Honigman may terminate its lease as to approximately 20% of its leased space upon 90 days’ written notice to the mortgage borrower. The mortgage loan was underwritten based on the full leased space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

First National Building

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	67,642	8.0%	NAP	NAP	67,642	8.0%	NAP	NAP
2015 & MTM	4	3,643	0.4	68,054	0.4%	71,285	8.4%	$68,054	0.4%
2016	5	8,237	1.0	143,050	0.9	79,522	9.4%	$211,103	1.3%
2017	8	23,510	2.8	421,671	2.7	103,032	12.2%	$632,775	4.0%
2018	6	54,271	6.5	519,792	3.4	157,303	18.7%	$1,152,566	7.4%
2019	2	2,176	0.3	45,713	0.3	159,479	19.0%	$1,198,279	7.7%
2020	4	5,558	0.7	167,063	1.1	165,037	19.7%	$1,365,342	8.8%
2021	0	0	0.0	0	0.0	165,037	19.7%	$1,365,342	8.8%
2022	0	0	0.0	0	0.0	165,037	19.7%	$1,365,342	8.8%
2023	1	451,122	53.7	9,248,001	60.3	616,159	73.4%	$10,613,343	69.1%
2024	1	2,749	0.3	68,725	0.4	618,908	73.7%	$10,682,068	69.5%
2025	2	216,586	25.8	4,572,909	29.8	835,494	99.4%	$15,254,977	99.4%
2026 & Beyond	4	4,942	0.6	89,812	0.6	840,436	100.0%	$15,344,789	100.0%
Total	37	840,436	100.0%	$15,344,789	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,498,569	$8,949,888	$12,672,797	$12,821,777	$15,344,789	$18.26	76.7%
Vacant Income	0	0	0	0	847,150	1.01	4.2
Gross Potential Rent	$4,498,569	$8,949,888	$12,672,797	$12,821,777	$16,191,938	$19.27	80.9%
Parking Income	586,870	764,550	830,190	851,634	908,602	1.08	4.5
Other Reimbursements	1,284,693	2,660,619	2,923,198	3,029,590	2,907,152	3.46	14.5
Net Rental Income	$6,370,132	$12,375,057	$16,426,185	$16,703,001	$20,007,693	$23.81	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,566,864)	(1.86)	(7.8)
Effective Gross Income	$6,370,132	$12,375,057	$16,426,185	$16,703,001	$18,440,830	$21.94	92.2%
Total Expenses	$6,656,156	$8,797,498	$9,255,523	$9,171,419	$10,058,848	$11.97	54.5%
Net Operating Income(4)	($286,024)	$3,577,559	$7,170,662	$7,531,582	$8,381,981	$9.97	45.5%
Total TI/LC, Capex/RR	0	0	0	0	569,774	0.68	3.1
Net Cash Flow	($286,024)	$3,577,559	$7,170,662	$7,531,582	$7,812,208	$9.30	42.4%

(1)	TTM column represents the trailing 12-month period ending on May 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is due to the inclusion of contractual rent steps through August 2016 totaling approximately $337,975, the expiration of prior rent abatements and the newly executed Honigman lease.
(4)	The negative 2012 Net Operating Income is primarily due to the property being under significant renovations during that year. According to the loan sponsor, the property was acquired in 2011 with less than 50.0% occupancy, and it subsequently spent approximately $110.0 million on renovations, with the majority of 2012 leasing occurring in the second half of the year.

Property Management. The First National Building property is managed by Bedrock Management Services LLC, a Michigan limited liability company and an affiliate of the loan sponsor. The current management agreement commenced on August 23, 2011, has a five-year term and will automatically renew for successive three-year periods unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 4.0% of gross income, payable on a monthly basis. The management fees related to the First National Building property are subordinate to the liens and interests of the First National Building loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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First National Building

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $6.3 million for outstanding tenant improvements, approximately $1.7 million for free rent, $563,811 for leasing commissions, $159,603 for real estate taxes, $35,018 for future tenant improvements and leasing commissions and $14,007 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $30,991.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that (a) the property is insured as part of a blanket policy in accordance with the loan documents, and (b) the borrower has paid all required insurance premiums when due in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $14,007 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is capped at $336,174 (approximately $0.40 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $35,018 (approximately $0.50 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is capped at $850,000 (approximately $1.01 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period (as defined below). During a Cash Sweep Period, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. During a Cash Sweep Period, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, (iii) the date on which the debt service coverage ratio, based on trailing three months of gross income from operations, is less than 1.15x or (iv) Tenant Trigger Event (as defined below).

A “Tenant Trigger Event” means any of the following: (i) notification from either Honigman or TSI of its intention to (a) terminate or not extend or renew its lease (b) substantially or completely vacate its leased premises, or (c) not renew its lease on or prior to the required date to renew as outlined in such lease, (ii) either Honigman or TSI “goes dark”, vacates or abandons its leased premises, or (iii) either Honigman or TSI is or becomes subject to a bankruptcy action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Outlet Shoppes at Gettysburg

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Outlet Shoppes at Gettysburg

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Outlet Shoppes at Gettysburg

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,450,000	Title:	Fee
Cut-off Date Principal Balance:	$38,450,000	Property Type - Subtype:	Retail - Outlet Center
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	249,937
Loan Purpose:	Refinance	Location:	Gettysburg, PA
Borrower:	Gettysburg Outlet Center CMBS, LLC	Year Built / Renovated:	2000 / N/A
Sponsors:	CBL & Associates Limited Partnership	Occupancy:	97.2%
	and Horizon Group Properties, Inc.	Occupancy Date:	9/1/2015
Interest Rate:	4.80400%	Number of Tenants:	67
Note Date:	9/11/2015	2012 NOI:	$3,998,017
Maturity Date:	10/6/2025	2013 NOI(1):	$4,042,579
Interest-only Period:	24 months	2014 NOI(1):	$3,806,384
Original Term:	120 months	TTM NOI (as of 6/2015):	$4,115,809
Original Amortization:	360 months	UW Economic Occupancy:	97.0%
Amortization Type:	IO-Balloon	UW Revenues:	$7,232,464
Call Protection:	L(24),Def(90),O(6)	UW Expenses:	$3,125,441
Lockbox:	Springing	UW NOI:	$4,107,023
Additional Debt:	N/A	UW NCF:	$3,869,583
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$64,800,000 / $259
Additional Debt Type:	N/A	Appraisal Date:	8/10/2015

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$154
Taxes:	$106,115	$34,029	N/A	Maturity Date Loan / SF:	$131
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.3%
Replacement Reserves:	$0	$4,166	N/A	Maturity Date LTV:	50.7%
TI/LC:	$150,000	$15,621	$750,000	UW NCF DSCR:	1.60x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,450,000	98.7%	Payoff Existing Debt	$38,305,378	98.4%
Sponsor Equity	489,916	1.3	Closing Costs	378,422	1.0
			Upfront Reserves	256,115	0.7
Total Sources	$38,939,916	100.0%	Total Uses	$38,939,916	100.0%

(1)    The decrease in 2014 NOI from 2013 NOI is primarily due to increased expenses related to snow removal and electricity costs during the winter.

(2)    For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Outlet Shoppes at Gettysburg loan has an outstanding principal balance of $38.45 million and is secured by a first mortgage lien on a retail outlet shopping center totaling 249,937 square feet in Gettysburg, Pennsylvania. The loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The previously existing debt on The Outlet Shoppes at Gettysburg property was securitized in 2006 as part of the CSMC 2006-C2 transaction.

The Borrower. The borrowing entity for The Outlet Shoppes at Gettysburg loan is Gettysburg Outlet Center CMBS, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Outlet Shoppes at Gettysburg

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are CBL & Associates Limited Partnership (“CBL”) and Horizon Group Properties, Inc. (“Horizon”). CBL is one of the largest mall REITs in the United States and owns, holds interests in or manages more than 140 properties including enclosed malls and open-air centers located throughout the United States. CBL is an active developer of new regional malls, open-air centers and lifestyle and community centers. Horizon is an owner and developer of factory outlet shopping centers and is headed by an executive team with more than 150 combined years of shopping center experience. Horizon was founded in 1998 and is based in Norton Shores, Michigan, with executive offices in Rosemont, Illinois. In addition to The Outlet Shoppes at Gettysburg, Horizon’s portfolio includes ownership interests in seven outlet centers containing approximately 2.1 million square feet located in Woodstock, Georgia; Louisville, Kentucky; Oshkosh, Wisconsin; Burlington, Washington; Fremont, Indiana; Oklahoma City, Oklahoma and El Paso, Texas. The borrowing entity for The Outlet Shoppes at Gettysburg loan is a 50-50 joint venture between CBL and Horizon.

The Property. The collateral is comprised of 14 one- and two-story buildings located in Gettysburg, Pennsylvania. In-line tenants at The Outlet Shoppes at Gettysburg property consist of national tenants such as Gap, Coach, Bass, Brooks Brothers, Old Navy, Adidas and Under Armour, amongst others. In addition to a shopping center, The Outlet Shoppes at Gettysburg property includes three outparcels that are currently ground leased to TGI Fridays, a Country Inn & Suites hotel and Frank’s Theatre. The Outlet Shoppes at Gettysburg property includes 1,718 parking spaces, resulting in a parking ratio of approximately 6.87 spaces per 1,000 square feet of net rentable area.

As of September 1, 2015, The Outlet Shoppes at Gettysburg property was 97.2% occupied by 67 tenants and has had an average occupancy level of 99.7% over the past three years. For those tenants reporting sales, TTM July 2015 sales per square foot were $243. The largest tenant, Old Navy, leases 5.7% of the net rentable area through March 2016 and has been in occupancy since March 2001. Old Navy is a clothing and accessories retailer owned by Gap. The second largest tenant, Adidas, leases 5.4% of the net rentable area through January 2016 and has been in occupancy since October 2000. Adidas is a German multinational corporation that designs and manufactures sport shoes, clothing and accessories. The third largest tenant, Gap, leases 4.1% of the net rentable area through October 2015 and has been in occupancy since October 2000. A letter of intent for a five-year lease extension at the same terms as its current lease was delivered to Gap and an extension has not yet been executed. Gap is an American multinational clothing and accessory retailer with approximately 2,500 locations throughout the United States.

The Outlet Shoppes at Gettysburg property is located in Gettysburg, Pennsylvania, within the Gettysburg metropolitan statistical area. Primary access to the area is provided by Highway 15, the primary north/south throughway connecting Gettysburg to Harrisburg, Pennsylvania. Within the 50-mile trade area of the property, the 2015 estimated average household income is $83,632, with an estimated 2015 population of 3,080,054. The Outlet Shoppes at Gettysburg property is located within one mile of the Gettysburg National Military Park which draws over two million visitors annually. The Outlet Shoppes at Gettysburg property is approximately 40 miles southwest of Harrisburg, Pennsylvania.

The appraisal identified three outlet centers within 65 miles of the property, with the closest outlet center, Hagerstown Premium Outlets, approximately 40 miles away. As a result, the appraisal concluded a primary trade area radius of approximately 50 miles, or areas within a drive time of approximately one hour. The occupancies of the outlet centers within that area range from 95% to 99%. According to the appraisal, market rent for comparable in-line retail space is $20.00 per square foot. The in-place rent at The Outlet Shoppes at Gettysburg property is $18.83 per square foot. According to the appraisal, there is no planned retail outlet construction in the trade area.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
99.6%	99.8%	99.8%	97.2%
(1) Historical Occupancies are as of January 1, 2013 for 2012, January 1, 2014 for 2013 and January 1, 2015 for 2014. (2) Current Occupancy is as of September 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Outlet Shoppes at Gettysburg

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Old Navy(4)	Baa3 / BBB- / BBB-	14,367	5.7%	$11.50	3.4%	3/31/2016
Adidas	NA / NA / NA	13,550	5.4%	$17.25	4.8%	1/31/2016
Gap(3)(4)(5)	Baa3 / BBB- / BBB-	10,324	4.1%	$6.77	1.4%	10/31/2015
Dress Barn(4)	N/A / BB / NA	9,924	4.0%	$21.85	4.5%	6/30/2018
Eddie Bauer(4)	NA / NA / NA	9,050	3.6%	$19.00	3.5%	1/31/2016
Tommy Hilfiger(3)	Baa3 / BB+ / NA	8,851	3.5%	$13.52	2.5%	1/31/2016
Columbia(4)(6)	NA / NA / NA	8,152	3.3%	$16.48	2.8%	1/31/2025
Bass(3)	NA / NA / NA	7,500	3.0%	$19.84	3.1%	12/31/2015
Coach(3)(4)(7)	Baa2 / BBB- / BBB	5,959	2.4%	$11.45	1.4%	1/31/2023
Brooks Brothers(3)(4)	NA / NA / NA	5,600	2.2%	$13.50	1.6%	8/31/2017

(1)   Based on the underwritten rent roll.

(2)   Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)   Tenant pays percentage of gross sales in lieu of base rent (“PIL”). PIL is based on sales figures provided by the borrower based on the applicable tenant. Base Rent PSF for tenants paying PIL is calculated based on PIL as of TTM July 2015.

(4)   The tenant and 40 other tenants collectively representing an aggregate of 178,318 square feet, have co-tenancy provisions. These provisions generally require a minimum occupancy at The Outlet Shoppes at Gettysburg property ranging from 50.0% to 85.0%. If these co-tenancy clauses are breached, certain tenants may begin paying abated rent, which is calculated as a percentage of gross sales generally ranging from 2.0% to 8.0%, and certain other tenants may be permitted to terminate their respective leases.

(5)   A letter of intent for a five year lease extension at the same terms as its current lease was delivered to Gap. We cannot assure that this tenant will extend its lease beyond the current expiration date.

(6)   Columbia has the one-time right to terminate its lease if annual gross sales after December 2018 are less than $2,038,000, with 90 days’ written notice and a fee equal to 75% of the unamortized portions of its construction allowance.

(7)   Coach has the one-time right to terminate its lease if annual gross sales after December 2015 are less than $5,000,000 with 60 days’ written notice. The tenant’s gross sales for TTM July were $2,274,848.

Percent-in-lieu Rent Schedule
Tenant	TTM July 2015 Sales	Sales PSF	PIL	Underwritten Rent
Tommy Hilfiger	$1,495,288	$169	8.00%	$119,623
Children’s Place	996,655	$181	8.00%	79,732
Wilsons Leather	789,961	$196	(1)	78,996
Brooks Brothers	944,944	$169	8.00%	75,596
Gap	2,279,642	$221	(2)	69,935
Coach	2,274,848	$382	3.00%	68,245
Pepperidge Farm	406,143	$355	8.00%	32,491
Corrados Pizza	289,729	$358	10.00%	28,973
Civil War Store	213,275	$85	(3)	21,328
Book Warehouse	174,226	$67	10.00%	17,423
Total	$9,864,711			$592,341
(1) Wilsons Leather pays the greater of $60,330 or 10.00% PIL. (2) Gap pays the lesser of $123,888 or 3.00% PIL. (3) Civil War Store pays the greater of $16,800 or 10.00% PIL.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	7,024	2.8%	NAP	NAP	7,024	2.8%	NAP	NAP
2015 & MTM	9	38,470	15.4	$580,690	11.9%	45,494	18.2%	$580,690	11.9%
2016	20	88,382	35.4	1,518,759	31.2	133,876	53.6%	$2,099,449	43.1%
2017	5	16,560	6.6	287,432	5.9	150,436	60.2%	$2,386,881	49.0%
2018	12	39,697	15.9	931,739	19.1	190,133	76.1%	$3,318,621	68.1%
2019	3	7,405	3.0	171,067	3.5	197,538	79.0%	$3,489,688	71.7%
2020(3)	7	19,873	8.0	497,190	10.2	217,411	87.0%	$3,986,878	81.9%
2021	0	0	0.0	0	0.0	217,411	87.0%	$3,986,878	81.9%
2022	1	3,463	1.4	74,454	1.5	220,874	88.4%	$4,061,332	83.4%
2023	2	7,415	3.0	106,101	2.2	228,289	91.3%	$4,167,433	85.6%
2024	0	0	0.0	0	0.0	228,289	91.3%	$4,167,433	85.6%
2025	6	21,648	8.7	429,481	8.8	249,937	100.0%	$4,596,914	94.4%
2026 & Beyond(4)	2	0	0.0	273,000	5.6	249,937	100.0%	$4,869,914	100.0%
Total	67	249,937	100.0%	$4,869,914	100.0%

(1)   Based on the underwritten rent roll.

(2)   Base rent includes underwritten base rent and July 2015 PIL.

(3)   Includes ground rent from TGI Fridays.

(4)   Includes ground rent from Frank’s Theatre and Country Inn & Suites.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,656,319	$4,752,785	$4,695,368	$4,693,869	$4,869,914	$19.48	66.2%
Vacant Income	0	0	0	0	140,480	0.56	1.9
Gross Potential Rent	$4,656,319	$4,752,785	$4,695,368	$4,693,869	$5,010,394	$20.05	68.1%
Total Reimbursements	2,073,084	2,092,272	2,091,758	2,186,851	2,184,030	8.74	29.7
Percentage Rent(4)	120,167	138,132	186,553	205,107	158,589	0.63	2.2
Net Rental Income	$6,849,570	$6,983,189	$6,973,679	$7,085,827	$7,353,013	$29.42	100.0%
(Vacancy/Credit Loss)	(8,331)	(58,227)	(39,176)	(0)	(220,903)	(0.88)	(3.0)
Other Income(5)	60,526	51,264	128,572	151,624	100,353	0.40	1.4
Effective Gross Income	$6,901,765	$6,976,226	$7,063,075	$7,237,451	$7,232,464	$28.94	98.4%

Total Expenses	$2,903,748	$2,933,647	$3,256,691	$3,121,642	$3,125,441	$12.50	43.2%

Net Operating Income(6)	$3,998,017	$4,042,579	$3,806,384	$4,115,809	$4,107,023	$16.43	56.8%

Total TI/LC, Capex/RR	0	0	0	0	237,440	0.95	3.3

Net Cash Flow	$3,998,017	$4,042,579	$3,806,384	$4,115,809	$3,869,583	$15.48	53.5%

(1)   TTM historical financials are based on the trailing 12-month period ending on June 30, 2015.

(2)   Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)   Underwritten Rents in Place are based on the September 1, 2015 rent roll with rent steps through January 2016. Ten tenants currently pay PIL (and in the case of three tenants, the greater of base rent or PIL), which comprises approximately $592,341 of Underwritten Rents in Place.

(4)   Percentage Rent includes overage income derived from tenants that have met their sales breakpoints.

(5)   Other Income primarily consists of temporary tenant space income, trash pad rental and miscellaneous fees.

(6)   The decrease in 2014 Net Operating Income from 2013 Net Operating Income is primarily due to increased expenses related to snow removal and electricity costs during the winter.

Property Manager. The Outlet Shoppes at Gettysburg property is managed by Horizon Group Properties, LP, an affiliate of one of the loan sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Escrows and Reserves. At origination, the borrower deposited $150,000 for future tenant improvements and leasing commissions and $106,115 for real estate taxes.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $34,029.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists, (ii) the debt service coverage ratio as calculated in the loan documents based on a trailing 12-month period is not less than 1.15x and (iii) the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,166 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $15,621 (approximately $0.75 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $750,000 (approximately $3.00 per square foot).

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. During a Sweep Event Period (as defined below), the borrower and/or property manager are required to send tenant direction letters to tenants instructing them to deposit all rents and payments directly into a lockbox account controlled by the lender. During a Sweep Event Period, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during the term of the loan in accordance with the loan documents and all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Sweep Event Period” means: (i) the occurrence of an event of default under the loan documents or (ii) the debt service coverage ratio as calculated in the loan documents based on a trailing 12-month period falling below 1.15x.

Condominium. The Outlet Shoppes at Gettysburg property is part of a condominium regime. The condominium consists of seven units of which the borrower currently owns five units consisting of the shopping center, the three ground leased outparcels and an undeveloped out-parcel which was transferred prior to the closing of the loan and will not be collateral for the loan. The remaining two units are owned by an affiliate of the borrower, are undeveloped, and will not be allocated percentage interests in the condominium until a building is constructed on either or both units. The borrower has and is expected to maintain the majority interest in the condominium throughout the term of the loan.

Ground Lease. The Outlet Shoppes at Gettysburg property is subject to a ground lease with an affiliated ground lessor. The ground lease includes standard leasehold protections including those which permit the lender to foreclose on its mortgage on The Outlet Shoppes at Gettysburg property and become the ground lessee thereunder. Additionally, the lender has a mortgage on the affiliated entity’s fee interest.

Partial Release. Provided no event of default or Sweep Event Period is continuing, the borrower is permitted to obtain the release of an unimproved portion of The Outlet Shoppes at Gettysburg property from the lien of the mortgage if certain conditions are satisfied, including, that the borrower provides the lender with 30 days prior written notice of such release and satisfaction of REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

One Shell Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

One Shell Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

One Shell Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,100,000	Title:	Fee
Cut-off Date Principal Balance(1):	$36,100,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.1%	Net Rentable Area (SF)(2):	1,240,539
Loan Purpose:	Acquisition	Location:	New Orleans, LA
Borrower:	HPT New Orleans OSS, LLC	Year Built / Renovated:	1972 / 2015
Sponsors:	William Z. Hertz, Isaac Hertz	Occupancy:	92.6%
	and Sarah Hertz	Occupancy Date:	3/25/2015
Interest Rate:	4.19530%	Number of Tenants:	56
Note Date:	6/5/2015	2012 NOI:	$12,772,595
Maturity Date:	7/1/2025	2013 NOI(3):	$12,805,908
Interest-only Period:	12 months	2014 NOI(3):	$11,940,951
Original Term:	120 months	TTM NOI (as of 7/2015)(4):	$12,532,407
Original Amortization:	360 months	UW Economic Occupancy:	93.8%
Amortization Type:	IO-Balloon	UW Revenues:	$24,088,972
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$10,068,381
Lockbox:	Hard	UW NOI(4):	$14,020,592
Additional Debt:	Yes	UW NCF:	$13,130,192
Additional Debt Balance:	$90,000,000 / $20,000,000	Appraised Value / Per SF(5):	$180,600,000 / $146
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	4/24/2015

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$102
Taxes:	$1,084,980	$155,000	N/A	Maturity Date Loan / SF:	$84
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	69.8%
Replacement Reserves:	$21,200	$21,200	N/A	Maturity Date LTV(5):	57.5%
TI/LC:	$53,000	$53,000	N/A	UW NCF DSCR:	1.78x
Other:	$40,418,724	$0	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$126,100,000	59.4%	Purchase Price	$164,560,000	77.5%
Mezzanine Loan	20,000,000	9.4%	Upfront Reserves	41,577,904	19.6%
Sponsor Equity	66,250,788	31.2%	Closing Costs	6,212,884	2.9%
Total Sources	$212,350,788	100.0%	Total Uses	$212,350,788	100.0%
(1)	The One Shell Square loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $126.1 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $126.1 million One Shell Square Whole Loan.
(2)	Net Rentable Area (SF) excludes 29,083 square feet of structurally vacant space located throughout the property. For the purposes of underwriting, the space has been removed from any underwriting consideration.
(3)	The decrease in 2014 NOI from 2013 NOI is driven predominately by a $244,788 increase in payroll expenses and a $214,785 increase in repairs and maintenance expenses. The increase in payroll expenses was related to the hiring in March 2014 of a construction manager, the hiring in November 2014 of an assistant chief engineer and the hiring in October 2014 of a chief engineer. The increase in repairs and maintenance expenses was related to several one-time expenses including travertine for exterior step repair, replacement of circuit breakers, rewiring of exterior tree lighting, replacement of elevator carpets and the purchase of two new auxiliary tanks.
(4)	The increase in UW NOI from TTM NOI (as of July 2015) is driven by Shell Oil Company’s base rent being averaged over the loan term due to its high credit rating, which results in an approximately $1.3 million increase. Shell Oil Company will be vacating the fifth and sixth floors but will be moving into floors 13 through 15 on January 1, 2017, which is reflected in the underwriting. Underwritten NOI is driven by rent escalations underwritten through April 2016 totaling $46,000. Additionally, the higher UW NOI versus TTM NOI (as of July 2015) is driven by decreased expenses, predominately related to a successfully protested assessed value of the property resulting in approximately $372,354 in annual real estate tax savings and one-time maintenance and repair expenses that occurred throughout the trailing 12-month period ended July 31, 2015.
(5)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “market value subject to hypothetical condition”, which assumes that all capital expenditures, tenant improvements, leasing commissions and free rent have been paid. The “as-is” value as of April 24, 2015 is $138.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 91.4% and 75.3%, respectively.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

One Shell Square

The Loan. The One Shell Square loan is secured by a first mortgage lien on a 51-story, 1,240,539 square foot office building located in New Orleans, Louisiana. The whole loan has an outstanding principal balance as of the Cut-off Date of $126.1 million (the “One Shell Square Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $36.1 million and is being contributed to the JPMBB 2015-C32 Trust. Note A-1, which has an outstanding principal balance as of the Cut-off Date of $90.0 million, was contributed to the JPMBB 2015-C30 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C30 trust. The trustee of the JPMBB 2015-C30 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the One Shell Square Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, as described in the Free Writing Prospectus, to be consulted with respect to certain major decisions. The One Shell Square Whole Loan has a 10-year term and, subsequent to a 12-month interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the One Shell Square loan is HPT New Orleans OSS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group, LLC. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals. Since its founding in 1979 by Judah Hertz, the company has grown to own and manage approximately 12.2 million square feet with an aggregate portfolio market value of approximately $1.2 billion. Currently, the Hertz Investment Group owns five other assets totaling approximately 2.5 million square feet of commercial real estate in New Orleans.

The Property. One Shell Square is a LEED Gold-certified Class A office building and adjoining 10-level parking garage located at 701 Poydras Street in New Orleans, Louisiana. The One Shell Square property was constructed in 1972, renovated periodically between 2004 and 2015 and is situated on approximately 1.99 acres. According to the loan sponsors, since 2010, the previous owners spent approximately $3.4 million in capital expenditures, which was primarily spent on upgrades to the parking garage, lighting panels and LEED related upgrades. The property, originally designed by architectural firm Skidmore, Owings & Merrill, is known as an iconic asset in the New Orleans market and is the tallest building in both the city of New Orleans and state of Louisiana. Additionally, a majority of the floors offer unobstructed views of the Mississippi River, French Quarter, Warehouse District and central business district skyline. Office tenants at the property also benefit from the adjoining parking garage that offers 817 spaces allocated predominantly for tenant use and that are contracted on a monthly basis. Additionally, the adjoining parking garage and interior lobby also contains several ground floor retail spaces consisting of, among other tenants, Capital One, Empire State Delicatessen, Smoothie King and Subway. Access to the One Shell Square property is provided by Poydras Street, St. Charles Avenue, Carondelet Street and Perdido Street. US Highway 90 is located approximately 0.7 miles south of the office property and provides regional access, as well as direct access to Interstate 10.

As of March 25, 2015, the property was 92.6% occupied by 56 tenants. The largest tenant at the property, Shell Oil Company (“Shell”), leases 53.6% of the net rentable area through December 2026 and has occupied the space since June 2006. Shell may extend the lease for an additional 20 years which can be structured as either four, five-year renewals or two, 10-year renewals or any combination of the two. Shell is the United States-based subsidiary of Royal Dutch Shell, one of the largest oil companies in the world. The company is headquartered in The Hague, Netherlands and currently holds interests in 24 refineries, 1,500 storage tanks and 150 distribution facilities globally and, as of 2015, Shell was ranked the third largest company in the world in terms of revenue. Shell will be vacating its space on the fifth and sixth floors of the property and will subsequently expand its space on the 13th through 15th floors on January 1, 2017. Approximately $27.1 million of the $29.1 million upfront TI/LC reserve is attributable to Shell which will be used for the specific build out required on the 13th through 15th floors as related to the new space. Additionally, Shell accounts for approximately 57.8% of the in-place base rent at the property. The second largest tenant at the property, Adams and Reese, LLP, (“Adams and Reese”), leases 7.1% of the net rentable area through November 2024 and has occupied the space since November 2002. The tenant has three, five-year renewal options remaining. Adams and Reese is a law firm with a strong presence in the southeastern United States and offers clients a wide array of services, from aerospace and aviation law practice to music and entertainment law to mergers and acquisitions law. Adams and Reese accounts for approximately 7.6% of the in-place base rent at the property. The third largest tenant, Liskow & Lewis, leases 5.9% of the net rentable area through November 2019 and has occupied the space since July 2008. Originally founded in 1935, Liskow & Lewis has grown to more than 130 attorneys in New Orleans and Lafayette, Louisiana and Houston, Texas and the firm’s practice focuses on the energy and oil and gas industries. The company accounts for approximately 7.1% of the in-place base rent at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

One Shell Square

One Shell Square is located in the heart of the New Orleans central business district and many demand drivers lie within walking distance of the property, including the French Quarter, Mercedes-Benz Superdome, City Hall, Port of New Orleans and six casinos. The property also benefits from its proximity to major public transportation lines, including the Poydras Station, which is located five blocks east, and the Canal Street Station, which is located six blocks northeast. Additionally, the property is located approximately 15.6 miles east of Louis Armstrong New Orleans International Airport and approximately 4.0 miles east of Tulane University. According to the appraisal, the property is located in the New Orleans central business district submarket of the New Orleans / Metairie / Kenner market. As of the fourth quarter of 2014, the submarket consisted of 144 buildings totaling approximately 9.2 million square feet of office space with an overall vacancy rate of 15.3% and average rents of $16.22 per square foot. This compares to 17.5% and $13.90 per square foot, respectively, in the fourth quarter of 2013. Additionally, Class A office properties compared favorably to the overall New Orleans central business district submarket, with an overall vacancy rate of 8.2% and average rents of $18.32 per square foot as of the fourth quarter of 2014. The appraisal identified seven directly comparable office properties built between 1979 and 1989 and ranging in size from approximately 540,783 to 1,004,484 square feet. Asking rents for the comparable properties range from $12.00 to $20.00 per square foot, with a weighted average of $17.68 per square foot.

Historical and Current Occupancy(1)

2012	2013	2014	Current(2)
90.8%	91.2%	94.9%	92.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 25, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Shell Oil Company(3)	Aa1 / AA / NA	664,432	53.6%	$17.57	57.8%	12/31/2026
Adams and Reese, LLP(4)	NA / NA / NA	87,586	7.1%	$17.80	7.6%	11/30/2024
Liskow & Lewis	NA / NA / NA	73,077	5.9%	$19.62	7.1%	11/30/2019
Gieger, Laborde & Lap(5)	NA / NA / NA	23,607	1.9%	$18.00	2.3%	4/30/2017
Harvey Gulf International	NA / NA / NA	23,432	1.9%	$18.00	2.1%	7/31/2019
Galloway, Johnson	NA / NA / NA	22,903	1.8%	$17.90	2.0%	8/31/2022
Ernst & Young U.S. LLC	NA / NA / NA	15,316	1.2%	$19.00	1.4%	8/31/2018
Lowe, Stein, Hoffman	NA / NA / NA	14,883	1.2%	$20.50	1.5%	3/31/2017
Johnson, Johnson	NA / NA / NA	14,839	1.2%	$17.25	1.3%	11/30/2017
Standard Mortgage Corp.	NA / NA / NA	14,125	1.1%	$17.00	1.2%	7/31/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	Shell has the right to contract its space by one floor one or more times throughout the term of its lease, with the payment of a contraction fee. The tenant may exercise a contraction option once during any 12-month period and must maintain a minimum of 300,000 square feet of leased space. After January 1, 2019, however, the tenant may contract its space by up to two floors during any 12-month period.
(4)	Adams and Reese, LLP has the right to contract its space by up to 12,756 square feet any time between September 1, 2016 and February 28, 2017 or between September 1, 2018 and February 28, 2019, with the payment of a contraction fee.
(5)	Gieger, Laborde & Lap also occupies an additional 4,307 square foot space on the 47th floor and the lease expires April 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

One Shell Square

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	91,455	7.4%	NAP	NAP	91,455	7.4%	NAP	NAP
2015 & MTM	3	14,544	1.2%	$244,461	1.2%	105,999	8.5%	$244,461	1.2%
2016	7	8,502	0.7%	134,607	0.7%	114,501	9.2%	$379,067	1.9%
2017	18	105,787	8.5%	1,767,035	8.7%	220,288	17.8%	$2,146,102	10.6%
2018	9	59,370	4.8%	1,122,452	5.6%	279,658	22.5%	$3,268,554	16.2%
2019	5	105,545	8.5%	2,007,591	9.9%	385,203	31.1%	$5,276,145	26.1%
2020	5	22,653	1.8%	397,305	2.0%	407,856	32.9%	$5,673,450	28.1%
2021	2	12,709	1.0%	225,820	1.1%	420,565	33.9%	$5,899,270	29.2%
2022	4	52,617	4.2%	849,532	4.2%	473,182	38.1%	$6,748,802	33.4%
2023	1	12,404	1.0%	235,676	1.2%	485,586	39.1%	$6,984,478	34.6%
2024	1	87,586	7.1%	1,540,311	7.6%	573,172	46.2%	$8,524,789	42.2%
2025	0	0	0.0%	0	0.0%	573,172	46.2%	$8,524,789	42.2%
2026 & Beyond(2)	1	667,367	53.8%	11,674,668	57.8%	1,240,539	100.0%	$20,199,457	100.0%
Total	56	1,240,539	100.0%	$20,199,457	100.0%

(1)	Based on the underwritten rent roll.
(2)	2026 & Beyond includes a 2,785 square foot management office and a 150 square foot United States post office but no corresponding leases expiring.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$18,197,733	$18,617,754	$18,540,262	$18,884,354	$20,199,457	$16.28	78.8%
Vacant Income	0	0	0	0	1,583,650	1.28	6.2%
Gross Potential Rent	$18,197,733	$18,617,754	$18,540,262	$18,884,354	$21,783,107	$17.56	85.0%
Parking Income	1,986,778	2,262,926	2,164,410	2,415,210	2,431,572	1.96	9.5%
Other Reimbursements	1,735,585	1,987,842	1,744,206	1,557,199	1,421,187	1.15	5.5%
Net Rental Income	$21,920,096	$22,868,522	$22,448,878	$22,856,763	$25,635,866	$20.67	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,583,650)	(1.28)	(6.2)
Other Income	6,931	96,057	53,751	72,725	36,756	0.03	0.1%
Effective Gross Income	$21,927,027	$22,964,579	$22,502,629	$22,929,488	$24,088,972	$19.42	94.0%

Total Expenses(4)	$9,154,432	$10,158,671	$10,561,678	$10,397,082	$10,068,381	$8.12	41.8%

Net Operating Income(5)	$12,772,595	$12,805,908	$11,940,951	$12,532,407	$14,020,592	$11.30	58.2%

Total TI/LC, Capex/RR	0	0	0	0	890,400	0.72	3.7%
Net Cash Flow	$12,772,595	$12,805,908	$11,940,951	$12,532,407	$13,130,192	$10.58	54.5%
(1)	The TTM column represents the trailing 12-months ending July 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is driven by Shell’s base rent being averaged over the loan term due to its high credit rating, which results in an approximately $1.3 million increase. Shell will be vacating the fifth and sixth floors but will be moving into floors 13 through 15 on January 1, 2017, which is reflected in the underwriting. Additionally, Underwritten Rents in Place are driven by rent escalations underwritten through April 1, 2016 totaling $46,000.
(4)	The lower Underwritten Total Expenses versus TTM Total Expenses is predominantly driven by a successfully protested assessed value of the property resulting in approximately $372,354 in annual real estate tax savings and one-time maintenance and repair expenses that occurred throughout the trailing 12-month period ended July 31, 2015.
(5)	The decrease in 2014 Net Operating Income from 2013 Net Operating Income is driven predominantly by a $244,788 increase in payroll expenses and $214,785 increase in repairs and maintenance expenses. The increase in payroll expenses was related to the hiring of a construction manager in March 2014, the hiring of an assistant chief engineer in November 2014 and the hiring of a chief engineer in October 2014. The increase in repairs and maintenance expenses was related to several one-time expenses including travertine for exterior step repair, replacement of circuit breakers, rewiring of exterior tree lighting, replacement of elevator carpets and the purchase of two new auxiliary tanks.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

One Shell Square

Property Management. The One Shell Square property is managed by Hertz Investment Group, LLC, an affiliate of the loan sponsors. The current management agreement commenced on June 4, 2015 and has a three-year term and will automatically renew for two consecutive periods of three years unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 5.0% of gross income, payable on a monthly basis. The management fees related to the One Shell Square loan are subordinate to the liens and interests of the One Shell Square loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $29.1 million for outstanding tenant improvements and leasing commissions, approximately $11.4 million for required repairs, approximately $1.1 million for real estate taxes, $53,000 for future tenant improvements and leasing commissions reserves, $21,200 for replacement reserves and $8,038 for free rent outstanding to one tenant.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $155,000.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $21,200 (approximately $0.21 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis commencing on August 1, 2015, the borrower is required to escrow approximately $53,000 (approximately $0.51 per square foot annually) for future tenant improvements and leasing commissions. On August 1, 2022, the borrower will be required to escrow approximately $143,000 (approximately $1.38 per square foot annually) for future tenant improvements and leasing commissions. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent that a Cash Sweep Period (as defined below) is continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the date on which the debt service coverage ratio, based on a trailing three months of gross income from operations annualized and a 12 month operating expense calculation, is less than 1.10x.

Additional Debt. A $20.0 million mezzanine loan secured by direct equity interests in the borrower was originated by JPMCB and is currently held by a third party investor. The mezzanine loan is coterminous with the mortgage loan. The mezzanine loan has a 10.12500% coupon and is interest-only for the full term of the loan. Including the mezzanine loan, the Cut-off Date LTV is 80.9%, the UW NCF DSCR is 1.39x and the UW NOI Debt Yield is 9.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

One Shell Square

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Park Place I & II Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Park Place I & II Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Park Place I & II Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Park Place I & II Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$30,375,000	Title:	Fee
Cut-off Date Principal Balance:	$30,375,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	212,328
Loan Purpose:	Acquisition	Location:	Pittsburgh, PA
Borrowers:	FAC Park Place One, LLC and	Year Built / Renovated:	Various / 2013
	FAC Park Place Two, LLC	Occupancy:	94.7%
Sponsors:	David A. Pearson, Paul A. Pearson, Jr.	Occupancy Date:	7/10/2015
	and John M. Pearson	Number of Tenants:	6
Interest Rate:	4.71500%	2012 NOI(1):	$304,795
Note Date:	9/17/2015	2013 NOI(1):	$2,024,073
Maturity Date:	10/5/2025	2014 NOI(1):	$3,379,360
Interest-only Period:	36 months	TTM NOI (as of 7/2015):	$3,381,807
Original Term:	120 months	UW Economic Occupancy:	92.5%
Original Amortization:	360 months	UW Revenues:	$5,240,010
Amortization Type:	IO-Balloon	UW Expenses:	$1,973,478
Call Protection:	L(24),Def(92),O(4)	UW NOI:	$3,266,532
Lockbox:	CMA	UW NCF:	$3,089,868
Additional Debt:	N/A	Appraised Value / Per SF:	$42,400,000 / $200
Additional Debt Balance:	N/A	Appraisal Date:	7/20/2015
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$143
Taxes:	$141,954	$47,318	N/A	Maturity Date Loan / SF:	$126
Insurance:	$13,972	$3,493	N/A	Cut-off Date LTV:	71.6%
Replacement Reserves:	$0	$5,875	N/A	Maturity Date LTV:	63.0%
TI/LC:	$250,000	$8,847	N/A	UW NCF DSCR:	1.63x
Other:	$377,000	$0	N/A	UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,375,000	71.7%	Purchase Price	$40,500,000	95.6%
Sponsor Equity	12,002,042	28.3	Closing Costs	1,094,116	2.6
			Upfront Reserves	782,926	1.8
Total Sources	$42,377,042	100.0%	Total Uses	$42,377,042	100.0%
(1)	The increase in NOI from 2012 to 2014 is due to the completion of renovations at the Park Place I & II Portfolio properties in 2012 and 2013 and subsequent leasing of approximately 170,731 square feet (80.4% of net rentable area) between 2012 and 2013.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Park Place I & II Portfolio loan has an outstanding principal balance of $30.375 million and is secured by a first mortgage lien on the borrowers’ fee interest in two Class A suburban office properties comprised of 212,328 square feet, located in Pittsburgh, Pennsylvania. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are FAC Park Place One, LLC and FAC Park Place Two, LLC, each a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Park Place I & II Portfolio

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are David A. Pearson, Paul A. Pearson, Jr. and John M. Pearson, principals of Fifth Avenue Capital, LLC (“FAC”). FAC and its affiliates have been involved in real estate investments totaling over $700.0 million. FAC has invested in approximately 1,000 apartment units, in excess of four million square feet of commercial space and over 1,000 acres of land for development.

The Properties. The Park Place I & II Portfolio is composed of two, five-story, Class A, LEED Gold certified office properties with a total of 212,328 square feet located in Pittsburgh, Pennsylvania, approximately 10 miles west of the Pittsburgh central business district and less than five miles from the Pittsburgh International Airport. The Park Place I and II properties were constructed in 1983 and 1985, respectively, and fully renovated in 2012-2013 at an estimated cost of over $11.0 million. The renovation included the addition of a parking structure to each building, new HVAC systems, structural repairs, replacing the Park Place II roof, modernizing the elevators at both properties and first generation tenant build-out for Park Place II. The portfolio was 94.7% occupied by six tenants, as of July 10, 2015. Approximately 74.7% of the net rentable area has leases that are in-place through 2022 and approximately 53.0% of net rentable area is leased to a credit-rated tenant. The portfolio is located along Parkway West (I-376), which acts as the main thoroughfare and connects downtown Pittsburgh to the eastern and western suburbs. The surrounding area contains a mix of residential, retail, and office buildings and due to the challenging topography and density of existing development, new development is scarce.

Park Place I. Park Place I is a five-story, Class A office building totaling 99,847 square feet improved with an adjacent 286-space parking structure. Total parking consists of 470 surface level spaces (approximately 4.71 per 1,000 square feet). The building was constructed in 1983 and renovated in 2012-2013. As of July 10, 2015, the property was 88.8% occupied by five tenants. The largest tenant, United Lender Services Corp. (“ULS”), is headquartered at the property and after expanding by approximately 17,040 square feet in 2013, currently occupies approximately 46.1% of the net rentable area through June 30, 2025. ULS was founded in 2008 and is a wholly owned subsidiary of USAA Real Estate, a full service, national provider of appraisal, title and settlement services for the residential and commercial real estate industry. The second largest tenant, Atlas Energy Group LLC (“Atlas”), is headquartered at the property and occupies approximately 25.2% of the net rentable area through October 31, 2018. Atlas develops and produces natural gas, crude oil and natural gas liquids in the United States and it is also involved in the terminalling, storage, throughput, and transloading of crude oil and petroleum products in the East Coast, Gulf Coast, and Midwest regions. Atlas was acquired in February 2015 by Targa Resources Corporation (rated Ba3 / B+ by Moody’s / S&P).

Park Place II. Park Place II is a five-story, Class A office building totaling 112,481 square feet improved with an adjacent 283-space parking structure. Total parking consists of 510 surface level spaces (approximately 4.53 per 1,000 square feet). The building was constructed in 1985 and renovated in 2012-2013. As of July 10, 2015, the property was 100.0% occupied by Williams Field Services Group, LLC (“Williams”) through March 31, 2023, with two five-year extension options remaining. Williams is a subsidiary of Williams Partners L.P. (Baa2 / BBB / BBB by Moody’s / S&P / Fitch), a master limited partnership that is also a guarantor under the lease. The parent company, Williams Companies, Inc., is rated Baa3 / BB+ / BBB- by Moody’s / S&P / Fitch.

The Williams Companies, Inc. was founded in 1908 and, including its assets held through Williams Partners, L.P., is an energy infrastructure company focused on connecting North America’s hydrocarbon resource plays to growing markets for natural gas, natural gas liquids and olefins. The company owns and operates midstream gathering and processing assets and interstate natural gas pipelines.  The company owns and operates the Transco natural gas network, a 10,200 mile fuel link providing natural gas to the northeastern and southeastern states and its compressor stations help move gas from the Gulf Coast to 12 Southeast and Atlantic Seaboard states, including major metropolitan areas in New York, New Jersey and Pennsylvania. On September 28, 2015, Williams Companies, Inc. announced that it has agreed to be acquired by Energy Transfer Equity, L.P. or a subsidiary thereof (“ETE”) (Ba2 / BB / BB+ by Moody’s / S&P / Fitch ), though it is anticipated that Williams Partners L.P. will continue to operate as a separate entity.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Park Place I	Pittsburgh, PA	99,847	1983	$13,859,734	45.6%	$18,400,000	$1,409,868	45.6%
Park Place II	Pittsburgh, PA	112,481	1985	16,515,266	54.4	24,000,000	1,680,000	54.4
Total		212,328		$30,375,000	100.0%	$42,400,000	$3,089,868	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Park Place I & II Portfolio

Historical and Current Occupancy(1)
	2012(2)	2013(2)	2014	Current(3)
Park Place I	80.0%	100.0%	88.8%	88.8%
Park Place II	0.0%	100.0%	100.0%	100.0%
Wtd. Avg.	37.6%	100.0%	94.7%	94.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Major renovations were completed at the Park Place I & II Portfolio properties between 2012 and 2013.
(3)	Current Occupancy is as of July 10, 2015.

The Park Place I & II Portfolio properties are located within the Pittsburgh metropolitan statistical area. Pittsburgh is one of the most populous metropolitan statistical areas in the United States with approximately 2.4 million people as of June 2015. The city’s economy is primarily based on healthcare, computer technology, manufacturing, natural resources and mining. According to the United States Bureau of Labor Statistics, as of June 2015, the Pittsburgh metropolitan statistical area has an unemployment rate of 4.4%, down from its peak during the recent financial crisis of 7.8%, which was exhibited in 2010. According to Moody’s Analytics, the Pittsburgh metropolitan statistical area has a median household income of approximately $52,600 for 2015, representing an annual growth rate of 2.5% since 2010. According to the appraisal, as of the second quarter of 2015, the Greater Pittsburgh office market has a total inventory of 124.3 million square feet across 6,521 buildings. According to CoStar, as of June 2015, vacancy in the market is 8.1%, with average rents of $20.65 per square foot. Furthermore, Class A office space in the market has a total inventory of 35.2 million square feet across 207 buildings. Vacancy for Class A office space in the market is 7.1%, with average rents of $25.76 square foot.

The properties are located in the Parkway West office submarket. According to the CoStar, as of the second quarter of 2015, Parkway West has a total inventory of 8.7 million square feet across 327 buildings. Vacancy in the submarket is 9.7%, with average rents of $20.03 per square foot. Furthermore, Class A office space in the submarket has a total inventory of 3.5 million square feet across 33 buildings. Vacancy for Class A office space in the submarket is 12.2%, with average rents of $22.14 per square foot. In addition, there is one office building – 300 Lindbergh Drive (4.6 miles north) – under construction in the submarket, totaling 47,000 square feet. The development will be part of the Airside Business Park, an office/flex park located at the site of the former Pittsburgh International Airport Terminal. According to the appraisal, the one-, three- and five-mile 2015 population is 1,469, 23,328 and 62,657, respectively, while the average household income is $92,488, $90,862 and $82,950, respectively. The appraisal provided five comparable properties constructed from 1994 and 2005 and ranging from 35,000 square feet to 229,110 square feet. Vacancy rates ranged from 0.0% to 18.0%, with a weighted average vacancy of approximately 0.9%. Annual rental rates ranged from $21.75 per square foot to $28.71 per square foot.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Williams Field Services Group, LLC(3)	Park Place II	Baa3 / BB+ / BBB-	112,481	53.0%	$23.35	54.9%	3/31/2023
United Lender Services Corp.	Park Place I	NA / NA / NA	46,028	21.7%	$26.22	25.2%	6/30/2025
Atlas Energy Group LLC	Park Place I	Ba3 / B+ / NA	25,190	11.9%	$22.01	11.6%	10/31/2018
PennEnergy Resources, LLC(4)	Park Place I	NA / NA / NA	9,130	4.3%	$22.28	4.3%	12/31/2020
Real Advantage, LLC(5)	Park Place I	NA / NA / NA	5,979	2.8%	$23.20	2.9%	5/31/2017
Robert Half International, Inc.(6)	Park Place I	NA / NA / NA	2,333	1.1%	$21.95	1.1%	2/29/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Williams has the option to contract the leased space with respect to all or one-half of its fifth floor space (23,272 square feet or 11,636 square feet, respectively) as of April 2017 and April 2020 with 365 days prior written notice, provided Williams still occupies floors one through four. Additionally, Williams has a one-time termination option on the entire premises on April 2020 with 365 days prior written notice. The options to contract and terminate the lease require the tenant to pay a termination fee equal to the unamortized portion of any tenant improvement allowance, leasing commissions and rent abatement.
(4)	PennEnergy Resources, LLC has the one-time right to terminate the lease with respect to the entire leased premises on December 31, 2018 by giving landlord written notice no later than December 31, 2017 accompanied by a payment of a termination fee in the amount of $56,256.
(5)	Real Advantage, LLC occupies two spaces at the Park Place I property. The expiration date for the 3,725 square foot space is May 31, 2017 and the expiration date for the 2,254 square foot space is June 30, 2017.
(6)	Robert Half International, Inc. has the ongoing right to terminate the lease prior to the natural expiration of the term by providing the landlord with 60 days prior written notice accompanied by a payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Park Place I & II Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	11,187	5.3%	NAP	NAP	11,187	5.3%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	11,187	5.3%	$0	0.0%
2016	1	2,333	1.1	51,209	1.1	13,520	6.4%	$51,209	1.1%
2017	1	5,979	2.8	138,713	2.9	19,499	9.2%	$189,922	4.0%
2018	1	25,190	11.9	554,550	11.6	44,689	21.0%	$744,472	15.6%
2019	0	0	0.0	0	0.0	44,689	21.0%	$744,472	15.6%
2020	1	9,130	4.3	203,406	4.3	53,819	25.3%	$947,879	19.8%
2021	0	0	0.0	0	0.0	53,819	25.3%	$947,879	19.8%
2022	0	0	0.0	0	0.0	53,819	25.3%	$947,879	19.8%
2023	1	112,481	53.0	2,626,046	54.9	166,300	78.3%	$3,573,925	74.8%
2024	0	0	0.0	0	0.0	166,300	78.3%	$3,573,925	74.8%
2025	1	46,028	21.7	1,206,854	25.2	212,328	100.0%	$4,780,779	100.0%
2026 & Beyond	0	0	0.0	0	0.0	212,328	100.0%	$4,780,779	100.0%
Total	6	212,328	100.0%	$4,780,779	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents In Place(3)	$920,156	$3,452,551	$4,715,589	$4,780,542	$4,780,779	$22.52	84.9%
Vacant Income	0	0	0	0	279,675	1.32	5.0
Gross Potential Rent	$920,156	$3,452,551	$4,715,589	$4,780,542	$5,060,454	$23.83	89.8%
Total Reimbursements	12,094	185,661	513,254	638,839	572,809	2.70	10.2
Net Rental Income	$932,250	$3,638,212	$5,228,843	$5,419,380	$5,633,263	$26.53	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(427,619)	(2.01)	(7.6)
Other Income(4)	3,039	1,192	2,148	1,966	34,366	0.16	0.6
Effective Gross Income	$935,289	$3,639,404	$5,230,991	$5,421,346	$5,240,010	$24.68	93.0%
Total Expenses	$630,494	$1,615,331	$1,851,631	$2,039,540	$1,973,478	$9.29	37.7%
Net Operating Income(5)	$304,795	$2,024,073	$3,379,360	$3,381,807	$3,266,532	$15.38	62.3%
Total TI/LC, Capex/RR	0	0	0	0	176,664	0.83	3.4
Net Cash Flow	$304,795	$2,024,073	$3,379,360	$3,381,807	$3,089,868	$14.55	59.0%
(1)	TTM column represents the trailing 12-month period ending July 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents In Place consists of in-place rents as of July 10, 2015 and include rents steps through August 2016.
(4)	Other Income consists primary of $32,400 rent attributed to AT&T Wireless Service, Inc. cell tower lease through September 30, 2032 and other miscellaneous income.
(5)	The increase in Net Operating Income from 2012 to 2014 is due to the completion of renovations at the Park Place I & II Portfolio properties in 2012 and 2013 and subsequent leasing of approximately 170,731 square feet (80.4% of net rentable area) between 2012 and 2013.

Property Management. The property is managed by Pearson Realty Services, Inc., a New York corporation, an affiliate of the loan sponsors. The current management agreement commenced on September 17, 2015, and will automatically renew each year unless otherwise terminated by either party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Park Place I & II Portfolio

Escrows and Reserves. At origination, the borrowers deposited into escrow $377,000 for deferred maintenance, $250,000 for future tenant improvements and leasing commissions, $141,954 for real estate taxes and $13,972 for insurance reserves.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $47,318.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to a monthly payment of $3,493.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $5,875 (approximately $0.33 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $8,847 (approximately $0.50 per square foot annually) for future tenant improvements and leasing commissions, unless the credit rating of both (i) Williams Companies, Inc. (“WMB”) falls below the Current WMB Rating (as defined below), and (ii) Williams Partners, L.P. (“WPZ”) falls below the Current WPZ Rating (as defined below) by any two or more of Moody’s, Fitch or S&P, then the amount of required monthly deposits into the TI/LC reserve will increase to $17,694 (approximately $1.00 per square foot annually) until such time, if any, as any two or more of Moody’s, Fitch or S&P upgrades both (i) WMB’s credit rating to at or above the Current WMB Rating, and (ii) WPZ’s credit rating to at or above the Current WPZ Rating (the “Required Minimum Rating”). At such time, if any, that the Required Minimum Rating is satisfied, then the amount of required monthly deposits into the TI/LC reserve will again be $8,847.

“Current WMB Rating” shall mean a credit rating of (i) Baa3 by Moody’s, (ii) BB+ by S&P and (iii) BBB- by Fitch.

“Current WPZ Rating” mean a credit rating of (i) Baa2 by Moody’s, (ii) BBB by S&P and (iii) BBB by Fitch.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrowers are required to deposit all rents directly into a lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the commencement of a Trigger Event (as defined below). During the continuance of a Trigger Event, all funds in the lockbox account are swept to a segregated cash management account under the control of the lender. To the extent there is a Trigger Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Trigger Event” shall mean a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (tested quarterly, on a trailing 12-month basis) being less than 1.20x, or (iii) the occurrence of a Tenant Trigger Event (as defined below).

“Tenant Trigger Event” will occur if any of the following occur with respect to Williams: (a) the tenant files for bankruptcy or becomes involved in an insolvency proceeding; (b) tenant terminates or cancels its lease or tenant’s lease fails to be in full force and effect; (c) a monetary or material non-monetary default exists under tenant’s lease (beyond the expiration of any applicable notice and cure periods under the lease); (d) the tenant goes dark, vacates or otherwise fails to occupy its premises; (e) the tenant gives a termination notice under its lease for all or any portion of its space greater than 20,000 square feet; or (f) the tenant fails to renew or extend its lease for a minimum term of five years at a rent equal to tenant’s then-current rent on or before the earlier of 12 months prior to any lease expiration or renewal date set forth in tenant’s lease. The loan documents contain cure rights for each trigger.

Partial Releases. Provided no event of default exists, the borrowers are permitted to release the Park Place II property from the lien of the mortgage at any time after a lockout period if certain conditions are satisfied, including the following: (a) defeasance of 125% of the financing amount allocated to such property (based on allocations assigned by lender at closing); and (b) after giving effect to the release, (1) the debt service coverage ratio of the remaining property (as calculated by the lender) based on the trailing 12-month period subsequent to the date of calculation must be not less than the greater of (i) 1.65x or (ii) the debt service coverage ratio for both properties prior to the release; (2) the debt yield of the remaining property must be not less than the greater of (i) 10.1% or (ii) the debt yield for both properties prior to the release; and (3) the loan to value ratio of the remaining property must be not more than the 71.8%, all as determined by lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Waterstone Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,240,000	Title:	Fee
Cut-off Date Principal Balance:	$30,240,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	276
Loan Purpose:	Acquisition	Location:	Spring, TX
Borrower:	MREF II Waterstone, LLC	Year Built / Renovated:	2012 / N/A
Sponsor:	Momentum Real Estate Fund II, LLC	Occupancy:	92.8%
Interest Rate:	4.41200%	Occupancy Date:	6/4/2015
Note Date:	9/1/2015	Number of Tenants:	N/A
Maturity Date:	9/1/2022	2012 NOI(1):	N/A
Interest-only Period:	48 months	2013 NOI(2):	$2,084,220
Original Term:	84 months	2014 NOI(2):	$2,512,039
Original Amortization:	360 months	TTM NOI (as of 7/2015):	$2,533,737
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.2%
Call Protection:	L(25),Grtr1%orYM(56),O(3)	UW Revenues:	$4,390,551
Lockbox:	Springing	UW Expenses:	$1,968,233
Additional Debt:	N/A	UW NOI:	$2,422,317
Additional Debt Balance:	N/A	UW NCF:	$2,357,181
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$42,000,000 / $152,174
		Appraisal Date:	7/3/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$109,565
Taxes:	$622,553	$77,819	N/A	Maturity Date Loan / Unit:	$104,157
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.0%
Replacement Reserves:	$5,428	$5,428	$138,000	Maturity Date LTV:	68.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.30x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,240,000	71.2%	Purchase Price	$41,298,870	97.3%
Sponsor Equity	12,205,447	28.8	Upfront Reserves	627,981	1.5
			Closing Costs	518,596	1.2
Total Sources	$42,445,447	100.0%	Total Uses	$42,445,447	100.0%
(1)	2012 NOI is not available because the property was built in late 2012.
(2)	The increase from 2013 NOI to 2014 NOI is primarily due to the decrease in economic vacancy from 2013 to 2014, when the property reached stabilization.

The Loan. The Waterstone Apartments loan has an outstanding principal balance of $30.24 million and is secured by a first mortgage lien on the borrower’s fee interest in a 276-unit, garden-style multifamily property located in Spring, Texas. The loan has a seven-year term and, subsequent to a four-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is MREF II Waterstone, LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Momentum Real Estate Fund II, LLC. Momentum Real Estate Fund II, LLC is the second fund that Momentum Real Estate Partners, LLC has raised and currently manages in order to invest in the multifamily sector. Momentum Real Estate Partners, LLC’s principals and management team have a strong track record, having directly and indirectly acquired, developed, owned and operated numerous Class A garden-style apartment units. Since 2011, Momentum Real Estate Fund II, LLC has acquired seven apartment communities totaling 1,799 units in Florida and Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Waterstone Apartments

The Property. The Waterstone Apartments property is a 276-unit, Class A multifamily property located in Spring, Texas. Developed in 2012, the property is situated on 28.3 acres and consists of 26 two-story apartment buildings and one single-story clubhouse. As of June 4, 2015, the property was 92.8% occupied. The property unit features include fully equipped kitchens, washer/dryers, private balconies and attached garages in approximately 80.0% of the units (220 out of the 276), which collectively serve as market differentiators among the neighborhood area. Property amenities include a 5,358 square foot clubhouse that has leasing offices, a clubroom with a television, an arcade game console, a kitchen, a business center, a fitness center, a swimming pool with a sundeck and a grilling area, a dog park and a car wash area. The property also has 534 parking spaces, including the 220 attached garages, resulting in a parking ratio of 1.93 spaces per unit.

The Waterstone Apartments property is conveniently situated approximately three miles south of ExxonMobil’s new campus in The Woodlands, Texas and 23 miles north of the Houston central business district. Designed to accommodate approximately 10,000 employees, ExxonMobil’s new campus is located on 385 wooded acres and is expected to reach full occupancy in 2015. An independent economic impact study estimates the campus will create 44,000 permanent jobs during ongoing operations. Access to the property’s neighborhood is provided by Interstate 45, located one mile to the east. Additionally, the property is expected to benefit from the Grand Parkway extension, an over 180 mile circumferential scenic highway traversing seven counties and encircling the Greater Houston region. The Grand Parkway Interstate 45 segment is currently under construction and is set for opening in late 2015.

The Market. The property is located within the Houston apartment market and the Champions/FM 1960 multifamily submarket. The submarket had a 7.8% vacancy rate as of March 2015. The submarket vacancy has trended downward over the last three years with average vacancies of 12.8% in 2012, 10.8% in 2013 and 7.4% in 2014. According to CoStar, the 2015 estimated population within a one- and three-mile radius of the property is 7,919 and 86,265, respectively. The 2015 estimated average household income within a one- and three-mile radius of the property is $101,898 and $82,367, respectively. As of March 2015, the submarket contained 594,249 units across 2,566 properties, according to Apartment Data Services, Inc.’s market research report. The appraisal identified five comparable rentals proximate to the Waterstone Apartments property. The property’s comparables range in average unit size from 823 to 1,078 square feet with an average of 938 square feet, and indicate an asking rental range of $905 to $1,348, with an average of $1,215.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 BR / 1 BA	22	8.0%	21	95.5%	667	$1,059	$1,036
1 BR / 1 BA	22	8.0	19	86.4%	814	$1,159	$1,187
1 BR / 1 BA	52	18.8	51	98.1%	917	$1,234	$1,235
1 BR / 1 BA	8	2.9	8	100.0%	821	$1,084	$1,073
2 BR / 1 BA	8	2.9	6	75.0%	1,097	$1,377	$1,351
2 BR / 1 BA	52	18.8	48	92.3%	1,149	$1,373	$1,344
2 BR / 2 BA	26	9.4	20	76.9%	1,327	$1,576	$1,515
2 BR / 2 BA	26	9.4	23	88.5%	1,458	$1,546	$1,500
2 BR / 2 BA	4	1.4	4	100.0%	985	$1,282	$1,254
2 BR / 2 BA	4	1.4	4	100.0%	1,107	$1,242	$1,235
3 BR / 2 BA	26	9.4	26	100.0%	1,447	$1,645	$1,660
3 BR / 2 BA	26	9.4	26	100.0%	1,523	$1,705	$1,649
Total / Wtd. Average	276	100.0%	256	92.8%	1,135	$1,385	$1,364
(1)	Based on the rent roll dated June 4, 2015 provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Waterstone Apartments

Operating History and Underwritten Net Cash Flow
	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$3,710,765	$4,234,565	$4,281,176	$4,191,689	$15,187	92.6%
Vacant Income	628,026	223,123	247,134	337,310	1,222	7.4
Gross Potential Rent	$4,338,791	$4,457,688	$4,528,311	$4,528,998	$16,409	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$4,338,791	$4,457,688	$4,528,311	$4,528,998	$16,409	100.0%
(Vacancy/Credit Loss)	(800,583)	(284,479)	(325,566)	(306,173)	(1,109)	(6.8)
Other Income(4)	177,578	175,091	167,725	167,725	608	3.7
Effective Gross Income	$3,715,786	$4,348,300	$4,370,469	$4,390,551	$15,908	96.9%

Total Expenses	$1,631,566	$1,836,260	$1,836,732	$1,968,233	$7,131	44.8%

Net Operating Income	$2,084,220	$2,512,039	$2,533,737	$2,422,317	$8,777	55.2%

Replacement Reserves	0	0	0	65,136	236	1.5
Net Cash Flow	$2,084,220	$2,512,039	$2,533,737	$2,357,181	$8,541	53.7%

Occupancy(5)	94.6%	94.6%	92.8%	93.2%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 2013 Rents in Place to 2014 Rents in Place is primarily due to the decrease in economic vacancy from 2013 to 2014, when the property reached stabilization.
(4)	Other Income represents pet rent, application fees, admin fees, late fees and other miscellaneous fees.
(5)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of June 4, 2015. Underwritten Occupancy represents economic occupancy.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon certain terms and conditions which include, without limitation, that: (i) no event of default has occurred and is continuing, (ii) the aggregate combined loan-to-value ratio does not exceed 72.0%, (iii) the debt service coverage ratio, as calculated in the loan documents for the trailing 12-month period (provided that net operating income will be calculated by annualizing the trailing three-month period) and assuming debt service for the mezzanine loan, is not less than 1.20x, (iv) the maturity date of the mezzanine loan may not be earlier than the maturity date of the mortgage loan and (v) the lender of the mezzanine loan will enter into an acceptable intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Hilton Atlanta Perimeter

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,170,000	Title:	Fee
Cut-off Date Principal Balance:	$30,170,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.6%	Net Rentable Area (Rooms):	224
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	Proc GA, L.P.	Year Built / Renovated:	1987 / 2006
Sponsor:	CMS/Procaccianti Hospitality	Occupancy / ADR / RevPAR:	78.0% / $134.25 / $104.77
	Holdings III, L.P.	Occupancy / ADR / RevPAR Date:	7/31/2015
Interest Rate:	4.70600%	Number of Tenants:	N/A
Note Date:	9/11/2015	2012 NOI:	$2,437,632
Maturity Date:	10/1/2020	2013 NOI(1):	$2,634,633
Interest-only Period:	None	2014 NOI(1):	$3,012,151
Original Term:	60 months	TTM NOI (as of 7/2015):	$3,124,020
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	78.0% / $134.25 / $104.77
Amortization Type:	Balloon	UW Revenues:	$9,613,653
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Expenses:	$6,508,707
Lockbox:	CMA	UW NOI:	$3,104,946
Additional Debt:	Yes	UW NCF:	$3,104,946
Additional Debt Balance(2):	$1,000,000	Appraised Value / Per Room(3):	$43,100,000 / $192,411
Additional Debt Type:	Unsecured	Appraisal Date:	7/8/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$134,688
Taxes:	$0	$31,044	N/A	Maturity Date Loan / Room:	$123,672
Insurance:	$3,571	$38,443	N/A	Cut-off Date LTV(3):	70.0%
FF&E Reserves(4):	$24,034	3% of Gross Revenues	N/A	Maturity Date LTV(3):	64.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.65x
Other(5):	$7,757,641	Springing	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,170,000	100.0%	Payoff Existing Debt	$18,364,370	60.9%
			Upfront Reserves	7,785,246	25.8
			Return of Equity	3,301,624	10.9
			Closing Costs	718,760	2.4
Total Sources	$30,170,000	100.0%	Total Uses	$30,170,000	100.0%
(1)	The increase in 2014 NOI from 2013 NOI is primarily due to an increase in ADR.
(2)	The Additional Debt Balance refers to the original balance of the unsecured debt. See “Additional Debt” below for additional details.
(3)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as if complete” value, which assumes that the current renovations to the property have been completed. At closing, the borrower reserved $7,757,641 for the renovations. The “as-is” value as of July 8, 2015 is $35.1 million, which results in a Cut-off Date LTV and Maturity Date LTV of 86.0% and 78.9%, respectively.
(4)	Commencing on the second anniversary of the origination date, the Monthly FF&E Reserves will increase to 4.0% of gross revenues.
(5)	Initial Other Escrows and Reserves of $7,757,641 represent a reserve for planned renovations, as described below, related to an existing property improvement plan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Hilton Atlanta Perimeter

The Loan. The Hilton Atlanta Perimeter loan has an outstanding principal balance of $30.17 million and is secured by a first mortgage lien on the fee interest in a 224-room full service hotel located in Atlanta, Georgia. The loan has a five-year term and will amortize on a 30-year schedule. The borrowing entity for the loan is Proc GA, L.P., a Delaware limited partnership and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is CMS/Procaccianti Hospitality Holdings III, L.P. The Procaccianti Group serves as general partner for the loan sponsor. Founded in 1964, The Procaccianti Group is a second generation privately-held real estate investment and management company. Since 1964, The Procaccianti Group has owned or managed real estate assets with more than 50 million square feet with a value exceeding $5 billion. As of September 2015, The Procaccianti Group’s portfolio included 63 hotel properties located in 25 different states totaling 17,554 rooms.

The Property. Hilton Atlanta Perimeter is a six-story, 224-room, full service hotel located in Atlanta, Georgia. The hotel is located in Atlanta’s Perimeter Center, one of the largest suburban office submarkets in the country. Originally developed in 1987, the loan sponsor purchased the property in 2005 as part of a larger portfolio, for an allocated purchase price of $22.0 million ($98,214 per room). The hotel was acquired as a DoubleTree by Hilton hotel by the loan sponsor and in 2006 was renovated and converted to a Hilton-branded hotel. Since acquisition, the loan sponsor has invested approximately $12.3 million ($54,730 per room) in capital improvements, of which approximately $2.9 million was completed between 2011 and May 2015. According to the loan sponsor, renovations in 2011 alone totaled $1.7 million, which included renovations to the guest rooms, general area, lobby, restaurant and conference room. At origination, approximately $7.8 million ($34,632 per room) was reserved to complete renovations relating to a property improvement plan (“PIP”). The PIP renovations will address key areas of the hotel including the porte-cochere, installing an executive lounge, lounge and bar area upgrades, meeting room, fitness center, corridor and guest room renovations and HVAC replacement and repairs. The renovation is projected to result in minimal revenue displacement as the work is expected to be completed during the lower occupancy months of December through April.

Hilton Atlanta Perimeter features three food and beverage options: Dunwoody Grill, Lobby Bar and Coffee Station. The hotel also provides 224 parking spaces and 6,327 square feet of meeting space across one 4,000 square foot event tent, one 1,600 square foot ballroom and two smaller meeting rooms. Additional amenities at the property include a business center, fitness center, indoor and outdoor pool, valet parking, laundry and room service.

The property has 224 suites, including 214 king suites and 10 double-double suites. Each suite features high-speed internet access and a telephone, coffeemaker, microwave, mini-refrigerator, sleeper sofa and 37-inch high definition televisions.

The Market. The hotel is located in Atlanta’s Perimeter Center at the North Central/Interstate 285 office submarket, a suburban office submarket with approximately 23.7 million square feet of office space. Perimeter Center is strategically located, with strong weekday and weekend demand generated by the submarket’s concentration of Class A office parks, retail centers, restaurants, hospitals and residential neighborhoods. The hotel is located less than one mile from three major hospitals and from the Perimeter Mall, the second largest mall in the state of Georgia with approximately 1.6 million square feet. The neighborhood is served by the Metropolitan Atlanta Rapid Transit Authority (“MARTA”), with the Dunwoody station located half a mile away at the southwest corner of the Perimeter Mall’s parking lot. As of the fourth quarter of 2014, MARTA had an average weekday passenger boarding of 232,100. Numerous Fortune 1000 firms are located in the Perimeter Center area including United Parcel Service, Newell Rubbermaid, Georgia Gulf, Cox Communications, Popeye’s, Global Payments and First Data. According to the appraisal, as of 2014 the estimated population within a three-mile and five-mile radius contained 100,822 and 228,953 people, respectively, with an average household income of $99,366 and $103,564, respectively.

The appraisal identified one recently opened hotel, one hotel under construction and one approved hotel as competitive with the Hilton Atlanta Perimeter. The 114-room Homewood Suites Perimeter Center opened in July 2015, and the 132-room Hampton Inn & Suites Atlanta Perimeter Mall Area and the 128-room Residence Inn by Marriott Perimeter Center are expected to open in December 2015 and September 2016, respectively. However, according to the appraisal, the three hotels are considered secondary competitors. Both the Homewood Suites Perimeter Center and the Residence Inn by Marriott Perimeter Center hotels are projected to operate as extended stay hotels, while the Hampton Inn & Suites Atlanta Perimeter Mall Area is expected to operate at a lower price point than the Hilton Atlanta Perimeter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Hilton Atlanta Perimeter

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Atlanta Perimeter(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	63.7%	$107.69	$68.60	81.4%	$110.43	$89.84	127.8%	102.5%	131.0%
2013	69.8%	$110.66	$77.25	78.6%	$117.53	$92.34	112.6%	106.2%	119.5%
2014	74.9%	$117.49	$87.96	77.9%	$129.86	$101.20	104.0%	110.5%	115.1%
TTM(4)	74.7%	$122.19	$91.28	78.0%	$134.25	$104.77	104.4%	109.9%	114.8%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Holiday Inn Atlanta Perimeter Dunwoody, Marriott Atlanta Perimeter Center, Embassy Suites Atlanta Perimeter Center, Courtyard Atlanta Perimeter Center and Hilton Garden Inn Atlanta Perimeter Center.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on July 31, 2015.

Competitive Hotels Profile(1)
				2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Hilton Atlanta Perimeter	224	1987	6,327	70%	10%	20%	77.9%	$129.86	$101.20
Embassy Suites Atlanta Perimeter Center	241	1985	5,140	65%	15%	20%	78.0%	$133.00	$103.74
Marriott Atlanta Perimeter Center	341	1976	23,747	55%	35%	10%	77.0%	$137.00	$105.49
Sheraton Atlanta Perimeter North	142	1987	1,895	70%	15%	15%	74.0%	$116.00	$85.84
Westin Atlanta Perimeter North	372	1986	20,000	55%	35%	10%	78.0%	$124.00	$96.72
Total(2)	1,096

(1)	Based on the appraisal.
(2)	Excludes the Hilton Atlanta Perimeter property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Hilton Atlanta Perimeter

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	81.4%	78.6%	77.9%	78.0%	78.0%
ADR	$110.43	$117.53	$129.86	$134.25	$134.25
RevPAR(4)	$89.84	$92.34	$101.20	$104.77	$104.77

Room Revenue	$7,365,516	$7,549,756	$8,274,268	$8,566,212	$8,566,212	$38,242	89.1%
Food and Beverage Revenue	917,648	948,985	964,458	934,465	934,465	4,172	9.7
Other Departmental Revenue	168,912	157,268	102,379	112,976	112,976	504	1.2
Total Revenue	$8,452,076	$8,656,009	$9,341,105	$9,613,653	$9,613,653	$42,918	100.0%

Room Expense	$1,538,173	$1,535,189	$1,574,153	$1,646,459	$1,646,459	$7,350	19.2%
Food and Beverage Expense	598,582	623,286	643,644	646,486	646,486	2,886	69.2
Other Departmental Expenses	117,465	110,740	24,085	22,484	22,484	100	19.9
Departmental Expenses	$2,254,220	$2,269,215	$2,241,882	$2,315,429	$2,315,429	$10,337	24.1%

Departmental Profit	$6,197,856	$6,386,794	$7,099,223	$7,298,224	$7,298,224	$32,581	75.9%

Operating Expenses	$2,710,839	$2,702,424	$2,946,953	$3,009,199	$3,009,199	$13,434	31.3%
Gross Operating Profit	$3,487,017	$3,684,370	$4,152,270	$4,289,025	$4,289,025	$19,147	44.6%

Management Fees	$253,599	$259,681	$281,217	$288,917	$288,410	$1,288	3.0%
Property Taxes	377,930	377,910	397,126	398,196	420,210	1,876	4.4
Property Insurance	65,995	65,906	68,921	78,049	75,617	338	0.8
Other Expenses	13,778	0	19,211	15,297	15,297	68	0.2
FF&E	338,083	346,240	373,644	384,546	384,546	1,717	4.0
Total Other Expenses	$1,049,385	$1,049,737	$1,140,119	$1,165,005	$1,184,079	$5,286	12.4%

Net Operating Income(4)(5)	$2,437,632	$2,634,633	$3,012,151	$3,124,020	$3,104,946	$13,861	32.3%
Net Cash Flow(4)	$2,437,632	$2,634,633	$3,012,151	$3,124,020	$3,104,946	$13,861	32.3%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2015.
(2)	Per Room values based on 224 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(4)	Historical RevPAR for 2007, 2008, 2009, 2010 and 2011 was $96.15, $92.96, $76.71, $78.97 and $81.14, respectively, and Net Cash Flow was approximately $2.6 million, $2.4 million, $1.9 million, $2.0 million and $2.1 million, respectively.
(5)	The increase in 2014 Net Operating Income from 2013 Net Operating Income is primarily due to an increase in ADR.

Property Management. The property is managed by TPG Hospitality, Inc., which is an affiliate of the borrower and The Procaccianti Group. The Procaccianti Group and its principals have over 25 years of experience in managing hotels. TPG Hospitality, Inc. has managed over 100 hotels surpassing 20,000 guest rooms throughout major submarkets within 25 states. The senior management team at TPG Hospitality Inc. has an average of 25 years of experience in all aspects of hotel operations. The current management agreement commenced on June 30, 2005, and was amended and extended on June 30, 2015 for a term of 10 years and six months and provides for a contractual management fee of 3.0% of gross revenues and other amounts collected from tenants plus an incentive management fee of 1.0% of gross revenues if the return on equity equals or exceeds 12.0%. The management fees are subordinate to the liens and interests of the loan.

Franchise Agreement. The property has a franchise agreement with HLT Existing Franchise Holding LLC. The current franchise agreement commenced on June 30, 2005 for a term of 20 years and provides for a 4.0% program fee based on room revenue on a monthly basis and a 5.0% royalty fee based on room revenue on a monthly basis.

Additional Debt. The borrower entered into an agreement with the franchisor, HLT Existing Franchise Holding LLC, to receive $1.0 million for renovations of the Hilton Atlanta Perimeter property. The franchisor will provide the renovation funds incrementally as requested. For each requested incremental advance of funds, the borrower will deliver a disbursement request to the franchisor. There is no obligation to repay this amount unless the franchise agreement is terminated prior to its stated expiration date or the borrower fails to complete the renovation work on the terms set forth in the franchise agreement. The borrower’s obligations to repay these funds, if any, are unsecured. If the obligation to repay the financing is triggered, the unamortized portion of the key money financing will be payable to the franchisor. The amortization is calculated on a straight-line basis over the 20 year term of the franchise agreement. The loan documents include a nonrecourse carve-out to the borrower and guarantor for any losses associated with this financing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Eastmont Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RAIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,805,390	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	514,236
Loan Purpose:	Acquisition	Location:	Oakland, CA
Borrower:	Eastmont Office Owner, LLC	Year Built / Renovated:	1970 / 1997
Sponsors:	Vertical Ventures Capital, LLC and	Occupancy:	85.6%
	Hamid Rezapour	Occupancy Date:	7/31/2015
Interest Rate:	5.11000%	Number of Tenants:	32
Note Date:	3/6/2015	2012 NOI(2):	$4,377,238
Anticipated Repayment Date(3):	4/1/2020	2013 NOI(2):	$4,902,595
Interest-only Period:	None	2014 NOI:	$5,158,234
Original Term:	60 months	UW Economic Occupancy:	84.7%
Original Amortization:	360 months	UW Revenues:	$9,230,262
Amortization Type:	ARD-Balloon	UW Expenses:	$3,943,126
Call Protection:	L(30),Def(26),O(4)	UW NOI:	$5,287,136
Lockbox:	CMA	UW NCF:	$4,670,053
Additional Debt:	Yes	Appraised Value / Per SF:	$61,800,000 / $120
Additional Debt Balance:	$12,242,291	Appraisal Date:	9/9/2015
Additional Debt Type:	Pari Passu

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$80
Taxes:	$169,755	$84,878	N/A	Maturity Date Loan / SF(4):	$74
Insurance:	$29,313	$9,771	N/A	Cut-off Date LTV:	66.4%
Replacement Reserves:	$0	$8,571	N/A	Maturity Date LTV(4):	61.8%
TI/LC:	$0	$42,853	N/A	UW NCF DSCR:	1.73x
Other(4):	$505,480	$0	N/A	UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$41,325,000	72.5%	Purchase Price	$54,000,000	94.7%
Sponsor Equity	15,687,597	27.5	Closing Costs	2,308,049	4.0
			Upfront Reserves	704,548	1.2
Total Sources	$57,012,597	100.0%	Total Uses	$57,012,597	100.0%
(1)	The Eastmont Town Center loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $41.325 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $41.0 million Eastmont Town Center Whole Loan.
(2)	The increase from 2012 NOI to 2013 NOI is primarily due to three new leases being executed, resulting in an approximately $512,000 increase in base rent and reimbursements.
(3)	The loan is structured with an anticipated repayment date (“ARD”) of April 1, 2020. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment and interest will accrue at an interest rate (the “Adjusted Interest Rate”) that will be equal to the greater of (i) 8.11000% or (ii) 3.00000% per annum plus the five-year U.S. treasury yield. The interest in excess of the interest at the initial interest rate which is not paid will accrue and be added to the principal amount of the Eastmont Town Center Whole Loan for the following month and will earn interest at the Adjusted Interest Rate. In addition, from and after the ARD, all excess cash flow from the property, after payment of reserves, interest calculated at the initial interest rate and operating expenses, will be applied to the outstanding principal balance of the Eastmont Town Center Whole Loan. The final maturity date of the loan is October 1, 2022. Maturity Date Loan / SF and Maturity Date LTV are calculated as of the ARD.
(4)	Initial Other Escrows and Reserves consists of a deferred maintenance reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Eastmont Town Center

The Loan. The Eastmont Town Center loan is secured by a first mortgage lien on the borrower’s fee simple interest in a 514,236 square foot, Class B office building located in Oakland, California. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $41.0 million (the “Eastmont Town Center Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $28.8 million, is being contributed to the JPMBB 2015-C32 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $12.2 million and was contributed to the CGCMT 2015-GC29 trust. The holder of Note A-2 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C32 Trust. The trustee of the JPMBB 2015-C32 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Eastmont Town Center Whole Loan; however, the holder of Note A-1 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan is structured with an ARD of April 1, 2020 and a final maturity date of October 1, 2022, and will amortize on a 30-year schedule. The previously existing debt was securitized in 2005 as part of the WBCMT 2005-C17 securitization. The borrowing entity for the loan is Eastmont Office Owner, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Vertical Ventures Capital, LLC (“Vertical Ventures”), a single-member LLC, and Hamid Rezapour, the sole member of Vertical Ventures. Vertical Ventures was established by Hamid Rezapour as a privately held real estate investment and development company, with a focus on acquisitions of office, R&D and industrial properties in California.

The Property. Eastmont Town Center is a Class B, 514,236 square foot office property located on approximately 16.5 acres of land in Oakland, California. The property is located near Interstate 580 and 73rd Avenue.

The property was originally developed in 1970 as an anchored regional mall. In the late 1990’s, a portion of the mall was converted to office use, and since then the property has been operated as an office property. As of July 31, 2015, the occupancy rate was 85.6%, with the tenancy primarily community oriented in nature, including tenants Alameda County and City of Oakland. Primary access to the Eastmont Town Center neighborhood is provided by 73rd Avenue, an east-west thoroughfare, Foothill Boulevard, and I-580, a north-south interstate that connects the neighborhood to the Oakland central business district and the southern suburbs.

As of July 31, 2015, the property was 85.6% occupied by 32 tenants. The largest tenants at the property, Alameda Co – Self Sufficiency, leases 15.4% of the net rentable area through November 2024 and has occupied the space since December 1999. Alameda Co – Self Sufficiency provides services for CalWORKs, Food Stamps, MediCal, general assistance, and employment services, including job training workshops, placement assistance, post employment support, and childcare referral services. It also offers general information about support services, transportation, health care, and other needs. Additionally, Alameda Co – Self Sufficiency accounts for 17.4% of the in-place base rent at the property. The second largest tenant at the property, Alameda Co – Adult and Aging, leases 12.7% of the net rentable area through October 2023 and has occupied the space since October 2003. Alameda Co – Adult and Aging offers a coordinated service that protects, supports, and advocates for an aging population, particularly those with disabilities. The various programs provide services that maximize self-sufficiency, safety, health, active living and independence. Alameda Co – Adult and Aging accounts for approximately 20.6% of the in-place base rent at the property. The third largest tenant, City of Oakland – Police Dept, leases 12.4% of the net rentable area through December 2022 and has occupied the space since December 2002. The City of Oakland – Police Dept operates a precinct substation on the second floor. The lease contains two, five-year renewal options remaining. The station accounts for 8.8% of the in-place base rent at the property.

The Market. Land uses within the immediate East Oakland neighborhood surrounding the property are primarily dense residential development and commercial properties. According to the appraisal, as of year-end 2014, the Oakland-South office submarket consisted of approximately 2.3 million square feet within Oakland/East Bay’s overall office market consisting of approximately 110.0 million square feet. The vacancy rate in the Oakland-South office submarket was 10.4%, down from 11.4% a year earlier. According to a third party market research firm, average asking rents in the Oakland-South office submarket increased from $17.28 per square foot as of year-end 2013 to $17.76 per square foot by year-end 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Eastmont Town Center

Tenant Summary(1)
Tenant	Ratings(2) Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Alameda Co - Self Sufficiency	Aa2 / AAA / AAA	79,280	15.4%	$18.15	17.4%	11/30/2024
Alameda Co - Adult and Aging	Aa2 / AAA / AAA	65,466	12.7%	$26.00	20.6%	Various(3)
City of Oakland - Police Dept(4)	Aa3 / AA- / A	64,000	12.4%	$11.38	8.8%	12/31/2022
Alameda Co - Behavioral Health	Aa2 / AAA / AAA	45,051	8.8%	$24.95	13.6%	2/28/2021
Alameda Co - Wellness Center	Aa2 / AAA / AAA	38,114	7.4%	$20.36	9.4%	5/31/2018
Alameda Public Health WIC	Aa2 / AAA / AAA	17,601	3.4%	$20.32	4.3%	5/31/2024
Alameda County Medical Center	NA / NA / NA	13,136	2.6%	$21.97	3.5%	12/31/2018
Coalition Elders Independence	NA / NA / NA	11,860	2.3%	$20.32	2.9%	7/31/2028
Unity Charter School	NA / NA / NA	11,826	2.3%	$12.55	1.8%	6/30/2017
Center for Elders Independence	NA / NA / NA	10,500	2.0%	$21.98	2.8%	5/31/2021
(1)	Based on the underwritten rent roll. Assumes no tenant exercises an early termination option.
(2)	Ratings are those of the associated government entity.
(3)	Alameda Co - Adult and Aging has two separate leases consisting of 55,000 square feet and 10,466 square feet expiring on October 31, 2023 and October 19, 2023, respectively.
(4)	City of Oakland - Police Dept has an option to terminate its lease at any time after November 16, 2018 with 90 days’ notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	73,848	14.4%	NAP	NAP	73,848	14.4%	NAP	NAP
2015 & MTM	2	12,232	2.4	$134,964	1.6%	86,080	16.7%	$134,964	1.6%
2016	9	28,138	5.5	329,581	4.0	114,218	22.2%	$464,545	5.6%
2017	4	17,808	3.5	245,189	3.0	132,026	25.7%	$709,734	8.6%
2018	5	72,918	14.2	1,346,979	16.3	204,944	39.9%	$2,056,713	24.9%
2019	2	3,115	0.6	77,103	0.9	208,059	40.5%	$2,133,816	25.8%
2020	1	1	0.0	10	0.0	208,060	40.5%	$2,133,826	25.8%
2021	2	55,551	10.8	1,354,707	16.4	263,611	51.3%	$3,488,533	42.2%
2022	1	64,000	12.4	728,285	8.8	327,611	63.7%	$4,216,818	51.0%
2023	1	65,466	12.7	1,702,400	20.6	393,077	76.4%	$5,919,218	71.6%
2024	3	99,940	19.4	1,855,687	22.5	493,017	95.9%	$7,774,904	94.1%
2025	0	0	0.0	0	0.0	493,017	95.9%	$7,774,904	94.1%
2026 & Beyond	2	21,219	4.1	490,726	5.9	514,236	100.0%	$8,265,630	100.0%
Total	32	514,236	100.0%	$8,265,630	100.0%
(1)	Based on the underwritten rent roll. Assumes no tenant exercises an early termination option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Eastmont Town Center

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$7,127,320	$7,390,269	$7,681,212	$8,265,630	$16.07	76.5%
Vacant Income	0	0	0	1,417,882	2.76	13.1
Gross Potential Rent	$7,127,320	$7,390,269	$7,681,212	$9,683,512	$18.83	89.6%
Total Reimbursements	1,347,461	1,520,536	1,414,886	1,124,911	2.19	10.4
Net Rental Income	$8,474,781	$8,910,805	$9,096,098	$10,808,423	$21.02	100.0%
(Vacancy/Credit Loss/Concessions)	0	0	0	(1,650,257)	(3.21)	(15.3)
Other Income	235,727	280,463	262,174	72,095	0.14	0.7
Effective Gross Income	$8,710,508	$9,191,268	$9,358,272	$9,230,262	$17.95	85.4%

Total Expenses	$4,333,270	$4,288,673	$4,200,038	$3,943,126	$7.67	42.7%

Net Operating Income(3)	$4,377,238	$4,902,595	$5,158,234	$5,287,136	$10.28	57.3%

Total TI/LC, Capex/RR	0	0	0	617,083	1.20	6.7
Net Cash Flow	$4,377,238	$4,902,595	$5,158,234	$4,670,053	$9.08	50.6%
Occupancy(4)	78.6%	80.6%	81.0%	84.7%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder fields.
(2)	Underwritten Rents in Place are based on the underwritten rent roll.
(3)	The increase from 2012 Net Operating Income to 2013 Net Operating Income is primarily due to three new leases being executed, resulting in an approximately $512,000 increase in base rent and reimbursements.
(4)	Historical Occupancies are as of December 31 of each respective year. Underwritten Occupancy represents economic occupancy.

Property Management. The property is managed by Vertical Ventures, an affiliate of the borrower and one of the loan sponsors. Cushman & Wakefield, Inc., a third party manager, is the sub-manager.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Hyatt Place Texas Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Hotel - Limited Service
% of Pool by IPB:	2.2%	Net Rentable Area (Rooms):	387
Loan Purpose:	Acquisition	Location:	Various, TX
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsors(3):	Various	Occupancy / ADR / RevPAR:	78.9% / $112.62 / $88.83
Interest Rate:	4.82000%	Occupancy / ADR / RevPAR Date:	6/30/2015
Note Date:	9/14/2015	Number of Tenants:	N/A
Maturity Date:	10/6/2020	2012 NOI:	$3,267,510
Interest-only Period:	None	2013 NOI:	$3,379,461
Original Term:	60 months	2014 NOI:	$4,032,473
Original Amortization:	360 months	TTM NOI (as of 6/2015):	$4,322,702
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	78.9% / $112.62 / $88.83
Call Protection(4):	L(24),Def(30),O(6)	UW Revenues:	$13,512,207
Lockbox:	Springing	UW Expenses:	$9,469,212
Additional Debt:	Yes	UW NOI:	$4,042,995
Additional Debt Balance:	$13,500,000	UW NCF:	$4,042,995
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(5):	$57,000,000 / $147,287
		Appraisal Date:	8/1/2015

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial	Cut-off Date Loan / Room:	$99,483
Taxes:	$660,000	$65,996	N/A	Maturity Date Loan / Room:	$91,510
Insurance:	$100,670	$10,885	N/A	Cut-off Date LTV(5):	67.5%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(5):	62.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.66x
Other(6):	$6,461,588	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$38,500,000	68.7%	Purchase Price	$48,000,000	85.6%
Sponsor Equity	17,557,542	31.3	Upfront Reserves	7,222,258	12.9
			Closing Costs	835,284	1.5
Total Sources	$56,057,542	100.0%	Total Uses	$56,057,542	100.0%
(1)	Hyatt Place Texas Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $38.5 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $38.5 million Hyatt Place Texas Portfolio Whole Loan.
(2)	The borrowing entities are BV LCP Austin Investment Group, LLC, Austin BV LCP Operating Group, LLC, BV LCP San Antonio Investment Group, LLC, San Antonio BV LCP Operating Group, LLC, BV LCP Dallas Investment Group, LLC and Dallas BV LCP Operating Group, LLC.
(3)	The loan sponsors are Christopher Gistis, Glenn Gistis, Michael Sullivan and Lawrence Kasser.
(4)	The lockout period will be at least 24 payments beginning with and including the first payment date of November 6, 2015. Defeasance of the $38.5 million Hyatt Place Texas Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) three years from the note date.
(5)	The Appraised Value represents the aggregate “as-complete market value based on a hypothetical condition” value of $57,000,000 (corresponding to a Cut-off Date LTV of 67.5%) that assumes a property improvement plan costing $6,055,088 was completed across the Hyatt Place Texas Portfolio properties as of August 1, 2015. The related appraisals also reported an aggregate “as-is” value as of August 1, 2015 of $50,500,000 (corresponding to a Cut-off Date LTV of 76.2%, a Maturity Date LTV of 70.1% and an Appraised Value / Per Room of $130,491) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $6,055,088. The franchisor required property improvement plans at the Hyatt Place Texas Portfolio properties as a condition of it extending the franchise agreements through 2035. At origination of the loan, the borrowers deposited $6,461,588 for property improvements. The “as-is” values as of August 1, 2015 for the Hyatt Place Austin property, the Hyatt Place San Antonio property and the Hyatt Place Dallas property are $25,500,000, $13,000,000 and $12,000,000, respectively.
(6)	Other Initial Escrows and Reserves represents a PIP Reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Hyatt Place Texas Portfolio

The Loan. The Hyatt Place Texas Portfolio loan is secured by a first mortgage lien on the borrowers’ fee simple interest in a portfolio of three hotel properties totaling 387 rooms located in three cities in Texas. The whole loan has an outstanding principal balance as of the Cut-off Date of $38.5 million (the “Hyatt Place Texas Portfolio Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $25.0 million, is being contributed to the JPMBB 2015-C32 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $13.5 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C32 Trust. The trustee of the JPMBB 2015-C32 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Hyatt Place Texas Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Hyatt Place Texas Portfolio Whole Loan has a five-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in the MSC 2007-XLF9 transaction.

The loan sponsors and nonrecourse carve-out guarantors are Christopher Gistis, Glenn Gistis, Michael Sullivan and Lawrence Kasser. Christopher Gistis is the CEO of Linchris Hotel Corporation (“Linchris”) and has more than 40 years of hotel experience, including the operation, acquisition and renovation of hotels throughout the United States. Mr. Gistis was previously the executive vice president for Inn America Corporation, handling every facet of the hotel operations as well as identifying new acquisitions, arranging renovations and securing financing. Linchris, headquartered in Hanover, Massachusetts, is a hotel management company that provides hotel management services, industry financial management and strategic hotel marketing services. Linchris currently owns and manages 31 hotels totaling more than 4,000 rooms. The company’s portfolio includes a number of hotel locations for Hilton and Holiday Inn. Linchris’ management team has more than 100 years of combined experience in the hospitality industry.

The Properties. The portfolio is comprised of three Hyatt flagged hotels: the Hyatt Place Austin (127 rooms, 46.2% of UW NCF), the Hyatt Place San Antonio (126 rooms, 27.7% of UW NCF) and the Hyatt Place Dallas (134 rooms, 26.1% of UW NCF).

Portfolio Summary
Property	Rooms	Year Built / Renovated	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Hyatt Place Austin	127	1999 / 2014	$12,012,987	48.1%	$27,500,000	$1,865,745	46.2%
Hyatt Place San Antonio	126	1996 / 2008	6,818,182	27.3	15,500,000	1,120,561	27.7
Hyatt Place Dallas	134	1998 / 2007	6,168,831	24.7	14,000,000	1,056,689	26.1
Total / Wtd. Avg.	387		$25,000,000	100.0%	$57,000,000	$4,042,995	100.0%
(1)	The Appraised Value represents the aggregate “as-complete market value based on a hypothetical condition” value of $57,000,000 (corresponding to a Cut-off Date LTV of 67.5%) that assumes a property improvement plan costing $6,055,088 was completed across the Hyatt Place Texas Portfolio properties as of August 1, 2015. The related appraisals also reported an aggregate “as-is” value as of August 1, 2015 of $50,500,000 (corresponding to a Cut-off Date LTV of 76.2%, a Maturity Date LTV of 70.1% and an Appraised Value / Per Room of $130,491) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $6,055,088. The franchisor required property improvement plans at the Hyatt Place Texas Portfolio properties as a condition of it extending the franchise agreements through 2035. At origination of the loan, the borrowers deposited $6,461,588 for property improvements. The “as-is” values as of August 1, 2015 for the Hyatt Place Austin property, the Hyatt Place San Antonio property and the Hyatt Place Dallas property are $25,500,000, $13,000,000 and $12,000,000, respectively.

The Hyatt Place Texas Portfolio properties consist of three, six-story limited service hotels located in Austin, San Antonio and Grand Prairie, Texas. Amenities at each of the Hyatt Place Texas Portfolio properties include a 24-hour business center, a fitness room, approximately 1,000 square feet of meeting space, an outdoor pool, complimentary breakfast and complimentary airport shuttle service. Rooms are fitted with 42-inch high definition televisions, Hyatt grand beds, eight-foot sectional sofa sleepers and media and work centers. Bathrooms are fitted with granite countertop vanities and walk-in showers. As a condition of extending the franchise agreements at each of the Hyatt Place Texas Portfolio properties to 2035, the loan sponsors have budgeted an approximately $6.5 million property improvement plan. Approximately $220,000 is expected to be spent on each of the Hyatt Place Texas Portfolio properties for exterior and site improvements, including resealing and restriping parking lots, exterior painting and installing new windows. Approximately $125,000 to $175,000 is expected to be spent on each of the Hyatt Place Texas Portfolio properties to improve public and common areas, which will include renovated gallery space, public restrooms, new meeting room carpet and updating elevator cab interiors. Approximately $900,000 to $1.1 million is expected to be spent on each of the Hyatt Place Texas Portfolio properties for upgrading corridors and guest rooms, including replacing carpet and wall coverings, replacing soft goods and upholstered goods and interior painting. Approximately $70,000 to $90,000 is expected to be spent on each of the Hyatt Place Texas Portfolio properties on upgrading pools and fitness rooms. The loan sponsors anticipate completing the interior and room renovations by March 2016. The loan sponsors’ plan is to complete one floor at a time at each of the properties, with each floor taking no more than two weeks. The loan sponsors also expect to have no more than 10-20 rooms out of service at any given time. According to the loan sponsors, interior renovations are expected to be completed within a 12-week period during the slower months of January, February and March. The exterior work at each of the properties is anticipated to be completed by December 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134 of 141

Structural and Collateral Term Sheet	JPMBB 2015-C32

Hyatt Place Texas Portfolio

Hyatt Place Austin. The Hyatt Place Austin property is located at 3612 Tudor Boulevard, off of Highway 1 and US Highway 183, approximately 10 miles south of the Austin central business district. The Hyatt Place Austin property is located in a dense commercial area and adjacent to the Domain, a large mixed use project. According to a market research report, within the next decade, more than 6,000 residents and 12,000 employees are expected to live or work in the urban community that includes more than 1.3 million square feet of retail and restaurant space and nearly 700,000 square feet of office space. Major developments within 2 miles of the Hyatt Place Austin property include Arboretum Crossing, a 230,000 square foot power center, Gateway Shopping Center, a 512,000 square foot regional center, Shops at Arbor Walk, a 458,000 square foot power center and the University of Texas JJ Pickle Research Campus. Apple’s Austin campus is located approximately four miles north of the Hyatt Place Austin property. Apple is one of Austin’s largest employers with more than 400,000 square feet of office space and 3,000 employees. In 2012, Apple announced plans to expand its North American workforce by 3,600 people and construct a new $304 million 1.0 million square foot campus next to its current location in Austin. Phase I of the development is expected to be completed in 2015. Dell’s worldwide headquarters are located approximately 10 miles northeast of the Hyatt Place Austin property. The market is home to a number of Fortune 500 companies that have headquarters or regional offices in the area, including Dell, IBM, Google, Oracle, Microsoft and eBay. The Hyatt Place Austin property is approximately nine miles north of the University of Texas campus, which has a total enrollment of approximately 52,000 students. According to the appraisal, the Hyatt Place Austin property’s estimated 2014 demand segmentation was approximately 55% commercial, 30% leisure and 15% meeting and group. The primary competitive set for the Hyatt Place Austin property consists of five hotels, which range in size from 99 to 140 rooms. Per the appraisal, the 171-room Archer Hotel at the Domain is the only hotel project currently proposed in the local market.

Hyatt Place San Antonio. The Hyatt Place San Antonio property is located at 7615 Jones Maltsberger Road and is positioned along US 281, south of the San Antonio International Airport’s main entrance. In addition to the airport, which serves more than 8.0 million passengers annually, the Hyatt Place San Antonio property is also proximate to more than 23.0 million square feet of office space within a five-mile radius. San Antonio is home to five Fortune 500 companies: Valero Energy, Tersoro Corporation, USAA, CST Brands and CC Media Holdings, which are all located in the northern part of city near the Hyatt Place San Antonio property. Other major corporate tenants in the area include UBS, BBVA Compass and Merrill Lynch. Near the Hyatt Place San Antonio property is the 589,000 square foot Alamo Quarry Market lifestyle center. This development offers upscale shopping at more than 70 retailers and restaurants, a 16-screen movie theater and Quarry Golf Club. The Hyatt Place San Antonio property is approximately 12 miles southeast of the University of Texas at San Antonio campus, which has a total enrollment of approximately 32,000 students. According to the appraisal, the Hyatt Place San Antonio property’s estimated 2014 demand segmentation was approximately 45% commercial, 45% leisure and 10% meeting and group. The primary competitive set for the Hyatt Place San Antonio property consists of seven hotels, which range in size from 78 to 276 rooms. Per the appraisal, there are no new hotel projects currently proposed for the local market.

Hyatt Place Dallas. The Hyatt Place Dallas property is located at 1542 North Highway 360, off of I-30, approximately 17 miles west of the Dallas central business district. The Hyatt Place Dallas property is located in a major entertainment destination strategically located between Dallas and Fort Worth. Demand drivers include the Arlington Convention Center, Texas Rangers’ Globe Life Park, AT&T Cowboys Stadium and the Six Flags Amusement Park. A GM plant is located three miles south of the Hyatt Place Dallas property. GM employs more than 4,200 workers at its 4.3 million square foot facility and recently completed a $300 million expansion to the plant. The Hyatt Place Dallas property is approximately five miles southwest of the University of Texas at Arlington campus, which has a total enrollment of approximately 40,000 students. According to the appraisal, the Hyatt Place Dallas property’s estimated 2014 demand segmentation was approximately 35% commercial, 35% leisure and 30% meeting and group. The primary competitive set for the Hyatt Place Dallas property consists of five hotels, which range in size from 121 to 200 rooms. Per the appraisal, there are no new hotel projects currently proposed for the local market.

Historical Occupancy, ADR and RevPAR(1)

	Occupancy				ADR				RevPAR
Property	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)
Hyatt Place Austin	81.3%	81.0%	81.7%	81.4%	$119.95	$124.48	$132.38	$137.46	$97.49	$100.81	$108.18	$111.90
Hyatt Place San Antonio	84.0%	82.1%	81.2%	81.2%	$95.35	$96.38	$100.89	$103.54	$80.12	$79.11	$81.92	$84.08
Hyatt Place Dallas	67.5%	72.1%	75.4%	74.3%	$87.52	$84.93	$94.63	$96.15	$59.09	$61.23	$71.38	$71.44
Weighted Average(3)	77.4%	78.3%	79.4%	78.9%	$101.47	$102.27	$109.47	$112.62	$78.54	$80.04	$86.89	$88.83
(1)	Based on operating statements provided by the borrowers.
(2)	TTM column represents the trailing 12-month period ending on June 30, 2015.
(3)	Occupancy and RevPAR are weighted by room count. ADR is weighted by occupied room nights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Hyatt Place Texas Portfolio

Historical Occupancy, ADR and RevPAR Penetration Rates(1)

	Occupancy				ADR				RevPAR
Property	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)
Hyatt Place Austin	107.5%	105.8%	99.5%	100.1%	98.9%	99.7%	98.4%	99.4%	106.3%	105.4%	97.9%	99.5%
Hyatt Place San Antonio	118.7%	112.6%	115.8%	107.6%	112.1%	111.8%	108.5%	110.8%	133.1%	125.9%	125.7%	119.2%
Hyatt Place Dallas	118.4%	115.0%	127.3%	120.5%	84.4%	85.2%	81.3%	84.4%	99.9%	97.9%	103.5%	101.7%
Weighted Average(3)	114.9%	111.2%	114.4%	109.6%	98.2%	98.5%	95.2%	97.4%	112.8%	109.5%	108.9%	106.7%
(1)	2012, 2013, 2014 and TTM Penetration Rates are per reports provided by a third party data provider.
(2)	TTM column represents the trailing 12-month period ending on June 30, 2015.
(3)	Occupancy and RevPAR are weighted by room count. ADR is weighted by occupied rooms nights.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	77.4%	78.3%	79.4%	78.9%	78.9%
ADR	$101.47	$102.27	$109.47	$112.62	$112.62
RevPAR	$78.54	$80.04	$86.89	$88.83	$88.83

Room Revenue	$11,094,382	$11,306,057	$12,273,536	$12,547,504	$12,547,504	$32,422	92.9%
Food and Beverage Revenue	684,250	613,619	602,081	686,009	686,009	1,773	5.1
Other Departmental Revenues	124,894	169,679	253,702	278,694	278,694	720	2.1
Total Revenue	$11,903,526	$12,089,355	$13,129,319	$13,512,207	$13,512,207	$34,915	100.0%

Room Expense	$3,074,840	$3,213,535	$3,393,819	$3,458,296	$3,173,296	$8,200	25.3%
Food and Beverage Expense	323,300	290,809	311,268	301,917	301,917	780	44.0
Other Departmental Expenses	104,820	157,011	135,912	133,292	133,292	344	47.8
Departmental Expenses	$3,502,960	$3,661,355	$3,840,999	$3,893,505	$3,608,505	$9,324	26.7%

Departmental Profit	$8,400,566	$8,428,000	$9,288,320	$9,618,702	$9,903,702	$25,591	73.3%

Operating Expenses	$3,175,650	$3,127,945	$3,022,350	$3,033,682	$2,983,682	$7,710	22.1%
Gross Operating Profit	$5,224,916	$5,300,055	$6,265,970	$6,585,020	$6,920,020	$17,881	51.2%

Fixed Expenses	$756,345	$870,490	$859,579	$837,393	$911,612	$2,356	6.7%
Management Fees	357,106	362,680	393,879	405,366	405,366	1,047	3.0
Franchise Fee	843,955	687,424	980,039	1,019,559	1,019,559	2,635	7.5
FF&E	0	0	0	0	540,488	1,397	4.0
Total Other Expenses	$1,957,406	$1,920,594	$2,233,497	$2,262,318	$2,877,025	$7,434	21.3%

Net Operating Income	$3,267,510	$3,379,461	$4,032,473	$4,322,702	$4,042,995	$10,447	29.9%
Net Cash Flow	$3,267,510	$3,379,461	$4,032,473	$4,322,702	$4,042,995	$10,447	29.9%
(1)	TTM column represents the trailing 12-month period ending on June 30, 2015.
(2)	Per Room values are based on 387 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Release of Individual Properties. After the expiration of a lockout period, the borrowers are permitted to obtain the release of any individual Hyatt Place Texas Portfolio property provided that (i) no event of default has occurred and is continuing and (ii) the borrowers partially defease the Hyatt Place Texas Portfolio loan in an amount equal to the greater of (A) 120% of the allocated loan amount for the release property and (B) with respect to the remaining Hyatt Place Texas Portfolio property or properties, as applicable, the amount that results in (x) the loan-to-value ratio for the Hyatt Place Texas Portfolio property immediately following such partial release is equal to or less than 70%, (y) the debt service coverage ratio for the Hyatt Place Texas Portfolio property or properties, as applicable, immediately following such partial release is equal to or greater than 1.45x and (z) the debt yield for the Hyatt Place Texas Portfolio property or properties, as applicable, immediately following such partial release is equal to or greater than 10.0%, as determined by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

The Park at Veneto

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,200,000	Title:	Fee
Cut-off Date Principal Balance:	$20,200,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	1.8%	Net Rentable Area (Units):	282
Loan Purpose:	Refinance	Location:	Fort Myers, FL
Borrower:	Reflections Property Holdings, LLC	Year Built / Renovated:	1987 / 2015
Sponsors:	Blue Rock Partners, LLC and	Occupancy:	96.1%
	Stonecutter Capital Management LLC	Occupancy Date:	9/29/2015
Interest Rate:	4.65000%	Number of Tenants:	N/A
Note Date:	9/1/2015	2012 NOI(1):	N/A
Maturity Date:	9/1/2020	2013 NOI(1):	N/A
Interest-only Period:	18 months	2014 NOI(2):	$1,199,274
Original Term:	60 months	TTM NOI (as of 8/2015)(2)(3):	$1,514,706
Original Amortization:	360 months	UW Economic Occupancy:	95.2%
Amortization Type:	IO-Balloon	UW Revenues:	$2,902,618
Call Protection:	L(25),Def(31),O(4)	UW Expenses:	$1,279,768
Lockbox:	Springing	UW NOI(3):	$1,622,850
Additional Debt:	N/A	UW NCF:	$1,538,250
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$28,500,000 / $101,064
Additional Debt Type:	N/A	Appraisal Date:	8/7/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$71,631
Taxes:	$175,809	$17,581	N/A	Maturity Date Loan / Unit:	$67,649
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.9%
Replacement Reserves:	$6,486	$6,486	N/A	Maturity Date LTV:	66.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.23x
Other(4):	$5,325	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,200,000	100.0%	Payoff Existing Debt	$13,866,465	68.6%
			Return of Equity	5,875,022	29.1
			Closing Costs	270,893	1.3
			Upfront Reserves	187,620	0.9
Total Sources	$20,200,000	100.0%	Total Uses	$20,200,000	100.0%

(1)	2012 NOI and 2013 NOI are not available as the loan sponsor purchased the property in January 2014.
(2)	The increase from 2014 NOI to TTM NOI is primarily due to the property’s most recent renovation and the strong demand in the market, which has led new and renewal rents to be, on average, approximately 18% higher than those at acquisition.
(3)	The increase from TTM NOI to UW NOI is primarily due to underwriting units at market rent less the loss to lease.
(4)	Initial Other Escrows and Reserves consist of an insurance side letter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

The Park at Veneto

The Loan. The Park at Veneto loan has an outstanding principal balance of $20.2 million and is secured by a first mortgage lien on the borrower’s fee interest in a 282-unit, garden-style multifamily property located in Fort Myers, Florida. The loan has a five-year term and, subsequent to an 18-month interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in 2014 as part of the ACR 2014-FL2 transaction. The borrowing entity for the loan is Reflections Property Holdings, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors are Blue Rock Partners, LLC and Stonecutter Capital Management LLC. Founded in 2004 and based in Tampa, Florida, Blue Rock Partners, LLC currently manages over 10,000 multifamily units across 13 Florida communities with emphasis on the Orlando and Tampa markets. Founded in 2012, Stonecutter Capital Management LLC is a real estate investment management company that currently owns more than 8,000 multifamily rental units, with approximately 4,500 units in Florida, and more than 300,000 square feet of commercial space. The nonrecourse carve-out guarantor is Randy X. Ferreira, senior partner and owner of Blue Rock Partners, LLC. Randy X. Ferreira is responsible for consistent growth and company acquisitions which now exceed 13,000 multifamily units. In addition, he oversees the day-to-day operations of accounting, property management services and the repositioning and renovation processes within the company.

The Property. The Park at Veneto is a 282-unit, Class B/B- multifamily property located in Fort Myers, Florida. Developed in 1987 and renovated in 2015, the property is situated on 12.5 acres and consists of 11 three-story apartment buildings, one clubhouse and one maintenance shop. As of September 29, 2015, the property was 96.1% occupied. The property unit features include fully equipped kitchens with stainless steel sinks, refrigerator, dishwasher, laundry equipment hook-ups and wood countertops and cabinetry. In addition, several units offer balconies, vaulted ceilings and fireplaces. Property amenities include a 2,295 square foot clubhouse which allows for leasing offices, controlled-access entry, two swimming pools, a fitness center and a tennis court. The property also has 456 parking spaces, which include 388 surface spaces and 68 carport spaces, resulting in a parking ratio of 1.62 spaces per rentable unit. The loan sponsor is expected to complete its $2.5 million renovation plan by September 2016, which will include renovations to the interior and exterior. Upgrades to the units include repainting the cabinets, installing mini-tile backsplashes, faux-wood floors, new lighting and hardware packages with ceiling fans in the living room and master bedroom and new appliances as needed. Additionally, the landscaping was upgraded throughout the property, with a heavy focus on the main entrance, gated entrances and small ponds with water fountains. These upgrades and renovations have enabled the loan sponsor to grow revenues as new leases are executed, while maintaining current occupancy levels.

The Park at Veneto property is situated approximately three miles south of the Fort Myers central business district and approximately 15 to 20 miles northeast of the Captiva, Fort Myers and Sanibel Island beaches. The property is located in close proximity to local employers including the 355-bed Lee Memorial Hospital, the Metro Park office park and the Lee County Public Education Center. In addition, the Macy’s-anchored Edison Mall is located approximately two miles north of the property. Accessibility to the property’s neighborhood is provided by US-75, a major north-south thoroughfare along the southwest coast of Florida, located eight miles to the east.

The Market. The property is located within the Florida apartment market and the Fort Myers multifamily submarket. The submarket had an average vacancy rate of 3.3% as of March 2015. The submarket vacancy has trended downward over the last three years with average vacancies of 6.2% in 2012, 5.0% in 2013 and 3.6% in 2014. According to the appraisal, the 2015 estimated population within a one- and three-mile radius of the property is 10,774 and 54,511, respectively. The 2015 estimated average household income within a one- and three-mile radius of the property is $40,525 and $50,745, respectively. As of March 2015, the Fort Myers multifamily submarket is comprised of complexes ranging from 40 to 936 units, with an average of 208 units. According to the appraisal, development has been limited during the last five years. The appraisal identified five comparable rentals proximate to The Park at Veneto property. The property’s comparables range in average unit size from 768 to 1,052 square feet with an average of 897 square feet, and indicate an average, by comparable, monthly asking rental range of $886 to $1,093, with an average of $979.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 BR / 1 BA	88	31.2%	83	94.3%	757	$800	$746
1 BR / 1 BA	32	11.4	31	96.9%	532	$850	$670
2 BR / 1 BA	28	9.9	26	92.9%	912	$895	$787
2 BR / 1 BA	16	5.7	16	100.0%	874	$895	$791
2 BR / 2 BA	36	12.8	36	100.0%	1,081	$995	$892
2 BR / 2 BA	52	18.4	52	100.0%	1,011	$995	$878
3 BR / 2 BA	30	10.6	27	90.0%	1,181	$1,100	$964
Total / Wtd. Average	282	100.0%	271	96.1%	887	$913	$810
(1)	Based on the rent roll dated September 29, 2015 provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

The Park at Veneto

Operating History and Underwritten Net Cash Flow
	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$2,257,481	$2,597,827	$2,635,674	$9,346	89.5%
Vacant Income	0	0	119,280	423	4.0
Gross Potential Rent	$2,257,481	$2,597,827	$2,754,954	$9,769	93.5%
Total Reimbursements	161,140	186,953	191,486	679	6.5
Net Rental Income	$2,418,621	$2,784,780	$2,946,440	$10,448	100.0%
(Vacancy/Credit Loss)	(196,277)	(163,054)	(141,580)	(502)	(4.8)
Other Income(4)	77,397	102,941	97,758	347	3.3
Effective Gross Income	$2,299,741	$2,724,667	$2,902,618	$10,293	98.5%

Total Expenses	$1,100,467	$1,209,961	$1,279,768	$4,538	44.1%

Net Operating Income(5)	$1,199,274	$1,514,706	$1,622,850	$5,755	55.9%

Replacement Reserves	0	0	84,600	300	2.9
Net Cash Flow	$1,199,274	$1,514,706	$1,538,250	$5,455	53.0%

Occupancy(6)	96.2%	96.1%	95.2%

(1)	TTM column represents the trailing 12-month period ending on August 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 2014 Rents in Place to TTM Rents in Place is primarily due to the property’s most recent renovation and the strong demand in the market, which has led new and renewal rents to be, on average, approximately 18% higher than those at acquisition.
(4)	Other Income represents collections from previous residents, application fees, cable income, late fees, MTM fees, non-refundable pet fees, renter’s insurance, short term fees, utility setup fees and other miscellaneous fees.
(5)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily due to underwriting units at market rent less the loss to lease.
(6)	2014 Occupancy is as of December 31, 2014. TTM Occupancy is as of September 29, 2015. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C32

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Dwayne McNicholas Vice President	dwayne.p.mcnicholas@jpmorgan.com	(212) 834-9328

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3111

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Director	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 412-2084

David Kung Director	david.kung@barclays.com	(212) 528-7970

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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